Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: SOUTHERN FOODS GROUP, LLC, et al., Debtors.[1]	) ) ) ) ) ) ) )	Chapter 11 Case No. 19-36313 (DRJ) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING
THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION
OF SOUTHERN FOODS GROUP, LLC, DEAN FOODS COMPANY, AND
THEIR DEBTOR AFFILIATES

The Debtors2 having:

a.	filed the Joint Chapter 11 Plan of Liquidation of Southern Foods Group, LLC, Dean Foods Company, and Their Debtor Affiliates, dated November 30, 2020 [D.I. 3230], which the Debtors revised on January 15, 2021 [D.I. 3368], on January 27, 2021 [D.I. 3398], and on January 29, 2021 [D.I. 3412] (as so revised, the “Original Plan” and, as may be further amended, supplemented, or modified in accordance with the terms thereof, including the First Amended Plan (as defined herein), the “Plan”); and

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1 The debtors and debtors in possession in these chapter 11 cases, along with the last four digits of their respective Employer Identification Numbers, are as follows: Southern Foods Group, LLC (1364); Dean Foods Company (9681); Alta-Dena Certified Dairy, LLC (1347); Berkeley Farms, LLC (8965); Cascade Equity Realty, LLC (3940); Country Fresh, LLC (6303); Dairy Information Systems Holdings, LLC (9144); Dairy Information Systems, LLC (0009); Dean Dairy Holdings, LLC (9188); Dean East II, LLC (9192); Dean East, LLC (8751); Dean Foods North Central, LLC (7858); Dean Foods of Wisconsin, LLC (2504); Dean Holding Company (8390); Dean Intellectual Property Services II, Inc. (3512); Dean International Holding Company (9785); Dean Management, LLC (7782); Dean Puerto Rico Holdings, LLC (6832); Dean Services, LLC (2168); Dean Transportation, Inc. (8896); Dean West II, LLC (9190); Dean West, LLC (8753); DFC Aviation Services, LLC (1600); DFC Energy Partners, LLC (3889); DFC Ventures, LLC (4213); DGI Ventures, Inc. (6766); DIPS Limited Partner II (7167); Franklin Holdings, Inc. (8114); Fresh Dairy Delivery, LLC (2314); Friendly’s Ice Cream Holdings Corp. (7609); Friendly’s Manufacturing and Retail, LLC (9828); Garelick Farms, LLC (3221); Mayfield Dairy Farms, LLC (3008); Midwest Ice Cream Company, LLC (0130); Model Dairy, LLC (7981); Reiter Dairy, LLC (3675); Sampson Ventures, LLC (7714); Shenandoah’s Pride, LLC (2858); Steve’s Ice Cream, LLC (6807); Suiza Dairy Group, LLC (2039); Tuscan/Lehigh Dairies, Inc. (6774); Uncle Matt’s Organic, Inc. (0079); and Verifine Dairy Products of Sheboygan, LLC (7200). The debtors’ mailing address is 2711 North Haskell Avenue, Suite 3400, Dallas, TX 75204.

2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan, Disclosure Statement, or Solicitation Order (each as defined herein), as applicable. The rules of interpretation set forth in Article I.B of the Plan shall apply to this order.

b.	filed the Disclosure Statement for Joint Chapter 11 Plan of Liquidation of Southern Foods Group, LLC, Dean Foods Company, and Their Debtor Affiliates, dated November 30, 2020 [D.I. 3231], which the Debtors revised on January 15, 2021 [D.I. 3369], on January 27, 2021 [D.I. 3399], and on January 29, 2021 [D.I. 3412] (as so revised, the “Disclosure Statement”);

the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) having:

a.	entered the Order (I) Approving the Disclosure Statement, (II) Establishing Procedures for the Solicitation and Tabulation of Votes to Accept or Reject the Plan, (III) Approving the Forms of Ballots and Solicitation Materials, (IV) Establishing the Voting Record Date, (V) Fixing the Date, Time, and Place for the Confirmation Hearing and the Deadline for Filing Objections Thereto, (VI) Approving Related Notice Procedures, and (VII) Granting Related Relief, dated January 29, 2021 [D.I. 3421] (the “Solicitation Order”);

b.	approved, pursuant to the Solicitation Order, among other things, (i) the Disclosure Statement and (ii) the transmission to Holders of Claims against the Debtors’ Estates of the Original Plan, the Disclosure Statement, and the associated Ballots and notices in compliance with title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the Southern District of Texas (the “Local Rules”); and

c.	set, pursuant to the Solicitation Order, March 17, 2021 at 9:00 a.m. (prevailing Central Time), as the date and time for the commencement of the hearing to consider Confirmation of the Plan (the “Confirmation Hearing”);

the Debtors having:

a.	timely and properly solicited the Plan and Disclosure Statement and provided due notice of the Confirmation Hearing, all in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Order, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials, dated February 17, 2021 [D.I. 3473] (the “Solicitation Affidavit”);

b.	timely and properly filed and served, on March 12, 2021, the Notice of Filing of Plan Supplement [D.I. 3539] (the “Plan Supplement”);

c.	filed, on March 12, 2021, the First Amended Joint Chapter 11 Plan of Liquidation of Southern Foods Group, LLC, Dean Foods Company, and Their Debtor Affiliates [D.I. 3538] (the “First Amended Plan”);

d.	filed, on March 15, 2021, the Declaration of Nicholas E. Haughey in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Liquidation of Southern Foods Group, LLC, Dean Foods Company, and Their Debtor Affiliates [D.I. 3554] (the “Haughey Declaration”);

e.	submitted, on March 12, 2021, the Declaration of Stephenie Kjontvedt of Epiq Corporate Restructuring, LLC Regarding Voting and Tabulation of Ballots Cast in Connection with the Joint Chapter 11 Plan of Liquidation of Southern Foods Group, LLC, Dean Foods Company, and Their Debtor Affiliates [D.I. 3540] (the “Tabulation Declaration”), describing the methodology used for the tabulation of votes and the results of voting with respect to the Plan; and

f.	filed, on March 15, 2021, the Debtors’ Memorandum of Law in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Liquidation of Southern Foods Group, LLC, Dean Foods Company, and Their Debtor Affiliates [D.I. 3555] (the “Confirmation Brief”);

the Court having:

a.	found that the notice provided regarding the Confirmation Hearing, and the opportunity for any party in interest to object to Confirmation of the Plan, have been adequate and appropriate under the circumstances and no further notice is required;

b.	considered, and having taken judicial notice of, the entire record of the Chapter 11 Cases;

c.	held the Confirmation Hearing;

d.	considered the entire record of the Confirmation Hearing, including, but not limited to,

i.	the Plan (including, without limitation, the Plan Documents), the Disclosure Statement, and the Solicitation Order,

ii.	the Solicitation Affidavit and Tabulation Declaration,

iii.	the objections, reservations of rights, and other responses submitted with respect to the Plan (collectively, the “Objections”), including the following: D.I. 3499, 3512, 3513, 3514, 3519, 3522, 3523, 3524, and 3525,

iv.	the Haughey Declaration,

v.	the Confirmation Brief, and

vi.	arguments of counsel and the evidence proffered, adduced, and/or presented at the Confirmation Hearing, and

e.	overruled any and all Objections to the Plan and to Confirmation, as well as all statements and reservations of rights not consensually resolved or withdrawn, except as otherwise expressly provided herein; and

after due deliberation thereon and good cause appearing therefor, and based on the decision set forth on the record, it is hereby FOUND, ORDERED, and ADJUDGED that:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.                The findings and conclusions set forth herein and on the record at the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.                 Jurisdiction and Venue. The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334 and the Order of Reference to Bankruptcy Judges, General Order 2012-6 (S.D. Tex. May 24, 2012) (Hinojosa, C.J.). Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(2)(A), (L), and (O), and the Court may enter a Final Order with respect thereto in accordance with Article III of the United States Constitution. Each of the Debtors was an eligible debtor under section 109 of the Bankruptcy Code. Venue was proper in the Southern District of Texas as of the Petition Date and continues to be proper pursuant to 28 U.S.C. §§ 1408 and 1409.

C.                 Commencement and Joint Administration of Chapter 11 Cases. On November 12, 2019 (the “Petition Date”), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. By order of the Court [D.I. 9], the Chapter 11 Cases are being jointly administered for procedural purposes only pursuant to Bankruptcy Rule 1015. The Debtors have continued in possession of their property and have continued to operate and manage their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On November 22, 2019, the Office of the United States Trustee appointed an Official Committee of Unsecured Creditors (the “Creditors’ Committee”). See Notice of

Appointment of Committee of Unsecured Creditors [D.I. 288]. No trustee or examiner has been appointed in the Chapter 11 Cases.

D.                Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including, but not limited to, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, adduced, and/or presented at the various hearings held before the Court during the pendency of the Chapter 11 Cases.

E.                 Solicitation Order, Solicitation, and Notice.

1.             On January 29, 2021, the Court entered the Solicitation Order, which, among other things, (a) approved the Disclosure Statement for purposes of solicitation, having found that it contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code, (b) approved the form of Ballots, Solicitation Materials (as defined herein), and related notices, (c) approved the procedures for the solicitation and tabulation of votes to accept or reject the Plan, (d) authorized the Debtors, through the Claims and Solicitation Agent, to solicit acceptances or rejections of the Plan in accordance with such procedures, (e) established the Voting Record Date, and (f) fixed the date, time, and place for the Confirmation Hearing (as then scheduled) and the deadlines for voting on, and filing objections to, Confirmation of the Plan;

2.             Promptly following entry of the Solicitation Order, in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Order, and as evidenced by the Solicitation Affidavit, the Claims and Solicitation Agent effectuated:

(a)               filing and service on all parties in interest of a notice concerning the Disclosure Statement and the Plan, and deadlines and hearing dates with respect thereto,

including, but not limited to, setting forth the proposed release, exculpation, and injunction provisions in the Plan, the dates applicable to, and procedures regarding, the solicitation of votes on the Plan, the date of the Confirmation Hearing, and the procedures for objecting to Confirmation of the Plan or opting out of the Plan’s release, exculpation, and injunction provisions; and

(b)               service of the appropriate solicitation materials (collectively, the “Solicitation Materials”) on (i) each Holder of Claims entitled to vote on the Plan (i.e., Class 3 (Senior Notes Claims), Class 4 (Control Group Liability Pension Claims), Class 5 (Convenience Claims), and Class 6 (General Unsecured Claims)), including, but not limited to, (A) the Disclosure Statement, (B) the Plan, (C) the Solicitation Order, (D) the Confirmation Hearing Notice, (E) an appropriate number of Ballots (with voting instructions with respect thereto), and (F) the Committee Letter, and (ii) each Holder of Claims or Interests in a Class not entitled to vote on the Plan, but entitled to opt out of the release, exculpation, and injunction provisions of the Plan (i.e., Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 8 (Section 510(b) Claims), and Class 9 (Existing Interests)),3 including (A) the Confirmation Hearing Notice and (B) a Notice of Non-Voting Status (with a Non-Voting Opt Out Form and submission instructions with respect thereto).

3.             The Debtors were not required to solicit votes from the Holders of Claims and Interests in Class 7 (Prepetition Intercompany Claims) and Class 10 (Intercompany Interests) as each such Class either (a) will receive no distribution under the Plan and is deemed to reject

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3 Holders of Interests in Class 9 are not Releasing Parties under the Plan and, therefore, such Holders are not be deemed to have granted the releases or consented to the exculpation and injunction provisions set forth in Article IX of the Plan. In addition, each Holder of Interests in Class 9 that had requested to receive notices with respect to such Interests from its bank, broker, or other nominee, or such firm’s agent, was only to receive electronic transmission of the Non-Voting Status Notice and Confirmation Hearing Notice, unless any such Holder contacted the Claim and Solicitation Agent for a paper copy.

the Plan or (b) will be Unimpaired and is presumed to Accept the Plan. Further, the Debtors did not send Holders of Claims and Interests in each such Class a Confirmation Hearing Notice, Notice of Non-Voting Status, or a Non-Voting Opt Out Form as such Holders are either Debtors or wholly owned Debtor Affiliates.

4.             As described in the Solicitation Order and as evidenced by the Solicitation Affidavit, service of the Solicitation Materials was adequate and sufficient under the circumstances of the Chapter 11 Cases, and adequate and sufficient notice of the Confirmation Hearing and other requirements, deadlines, hearings, and matters described in the Solicitation Order (a) was timely and properly provided in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Order and (b) provided due process, and an opportunity to appear and to be heard, to all parties in interest.

5.             Because the foregoing transmittals, notices, and service set forth above were adequate and sufficient, no other or further notice is necessary or shall be required.

F.                  Voting. Votes on the Plan were solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code. As evidenced by the Solicitation Affidavit and Tabulation Declaration, votes to accept the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Solicitation Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

G.                Plan Supplement. The filing and notice of the Plan Supplement (and any subsequent amendments, modifications, and supplements thereto filed with the Court) were proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Orders, and no other or further notice is or shall be required.

H.                Plan Modifications. Any modifications to the Plan since the commencement of solicitation described or set forth herein following entry of the Solicitation Order comply with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and Local Rules. Such modifications constitute immaterial modifications and/or do not adversely affect or change the treatment of any Claims or Interests. Pursuant to Bankruptcy Rule 3019, the modifications do not require either (1) any additional disclosure under section 1125 of the Bankruptcy Code and/or the re-solicitation of votes under section 1126 of the Bankruptcy Code or (2) that the Holders of Claims be afforded an opportunity to (a) change previously cast acceptances or rejections of the Plan or (b) withdraw or submit previously submitted or withheld Non-Voting Opt Out Forms.

I.                    Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the satisfaction of the requirements for Confirmation of the Plan set forth in section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard. Further, each witness who testified (by declaration or otherwise) on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

J.                   Voting Results. As more fully set forth in the Tabulation Declaration, Class 3 voted to accept the Plan at each of the 28 Debtor entities where Holders of Senior Notes Claims maintained Claims, Class 4 voted to accept the Plan at 43 of the 43 Debtor entities, Class 5 voted to accept the Plan at 21 of the 43 Debtor entities, and Class 6 voted to accept the Plan at 12 of the 43 Debtor entities. On the other hand, at certain of the Debtor entities, two-thirds in amount and over one-half in number of the Class 5 (Convenience Claims) and/or Class 6 (General Unsecured

Claims) that voted on the Plan did not vote to accept the Plan, thereby resulting in rejecting Impaired Classes at such Debtor entities.

K.                Bankruptcy Rule 3016. The Plan is dated and identifies the Debtors as the entities submitting the Plan, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

COMPLIANCE WITH SECTION 1129 OF BANKRUPTCY CODE

L.                 Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As further detailed below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

1.             Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). Article III of the Plan designates all Claims and Interests, other than the Claims of the type described in sections 507(a)(2), 507(a)(3), or 507(a)(8) of the Bankruptcy Code, into ten Classes. The Claims or Interests in each designated Class have the same or substantially similar rights as the other Claims or Interests in such Class. Valid business, legal, and factual reasons exist for separately classifying the various Classes of Claims and Interests under the Plan. The Plan, therefore, satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code. The separate classification of the Convenience Claims (Class 5) and the General Unsecured Claims (Class 6) under the Plan is warranted, pursuant to section 1122(b) of the Bankruptcy Code, to facilitate “administrative convenience” for distributions thereunder.

2.             Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan specifies that Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 7 (Prepetition Intercompany Claims), and Class 10 (Intercompany Interests) are Unimpaired or

potentially Unimpaired Classes under the Plan, within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

3.                  Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan specifies that Class 3 (Senior Notes Claims), Class 4 (Control Group Liability Pension Claims), Class 5 (Convenience Claims), Class 6 (General Unsecured Claims), Class 7 (Prepetition Intercompany Claims), Class 8 (Section 510(b) Claims), Class 9 (Existing Interests), and Class 10 (Intercompany Interests) are Impaired or potentially Impaired under the Plan, within the meaning of section 1124 of the Bankruptcy Code, and specifies the treatment of such Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

4.                  No Disparate Treatment (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to less favorable treatment on account of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

5.                  Implementation of Plan (11 U.S.C. § 1123(a)(5)). Article IV and other provisions of the Plan, the various documents included in the Plan Supplement, and the terms of this order (this “Order”) provide adequate and proper means for the implementation of the Plan, including, but not limited to, the following:

(a)	Liquidation Trust. On the Effective Date, (i) a Liquidating Trust shall be established for the benefit of the Liquidating Trust Beneficiaries, (ii) the Debtors and their Estates shall transfer, and shall be deemed to have irrevocably transferred, to the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries all title and interest in all of the Liquidating Trust Assets, which transfer shall be free and clear of Claims, Liens, encumbrances, charges, other interests, and contractually imposed restrictions except as otherwise provided in the Plan, and (iii) all Causes of Action of each of the Debtors shall immediately vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests. (See Plan, Art. IV.A.1-3). The Liquidating Trust shall be established for the sole purpose of liquidating and administering the

Liquidating Trust Assets and making distributions on account thereof as provided for under the Plan and the Liquidating Trust Agreement. (See Plan, Art. IV.A.4). The Liquidating Trust shall be administered by the Liquidating Trustee pursuant to the Liquidating Trust Agreement and the Plan. (See Plan, Art. IV.A.5).

(b)	Corporate Action. Article IV.B of the Plan provides, among other things, for the merger and liquidation of the Debtors and their Estates. (See Plan, Art. IV.B.1). In addition, each of the matters provided for under the Plan involving the corporate structure of the Debtors or the Liquidating Trust, or corporate action to be taken by or required of the Debtors or the Liquidating Trust, shall, as of the Effective Date, be deemed to have occurred (unless contemplated under the Plan or the Liquidating Trust Agreement to occur after the Effective Date) and be effective as provided under the Plan or the Liquidating Trust Agreement, and shall be authorized and approved in all respects without any requirement of further action by any Person, including, but not limited to, the Liquidating Trustee, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors. (See Plan, Art. IV.B.3).

(c)	Cancellation of Existing Securities and Related Agreements and the Senior Notes Indenture. On the Effective Date, except as otherwise specifically provided for in the Plan, all rights of any Holder of Claims or Interests, including options or warrants to purchase Interests or obligating the Debtors to issue, transfer, or sell Interests of the Debtors, shall be cancelled. (See Plan, Art. IV.C.1). Except for purposes of evidencing the right to a distribution pursuant to the Plan, each record Holder of Senior Notes shall be deemed to have surrendered its Senior Notes or other documentation underlying each Senior Notes Claim, and all such surrendered Senior Notes and other documentation shall be deemed to be cancelled as to the Debtors pursuant to the Plan, except to the extent otherwise provided in the Plan. (See Plan, Art. IV.C.3).

(d)	Issuance of New Equity Interest. The New Equity Interest shall be issued on the Effective Date to the Liquidating Trustee. (See Plan, Art. IV.C.2).

6.             Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The identities and affiliations of the Liquidating Trustee and the members of the Liquidating Trust Advisory Board were disclosed at, or before, the Confirmation Hearing in compliance with applicable law. The Liquidating Trustee is hereby appointed, immediately upon the occurrence of the Confirmation Date, to serve as the sole officer, director, or manager of each of the Liquidating Debtors and, upon the occurrence of the Effective Date, the Liquidating Trustee shall be deemed appointed to serve as the trustee and administrator of the Liquidating Trust. On the Effective Date, the Liquidating Trust Advisory Board shall be appointed, pursuant to the Liquidating Trust Agreement, to (a) instruct and supervise the Liquidating Trustee with respect to its responsibilities under the Plan and the Liquidating Trust Agreement and (b) review and approve the decisions of the Liquidating Trustee as set forth in the Liquidating Trust Agreement. The foregoing is consistent with the interests of Holders of Claims and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

7.             Inapplicable Provisions (11 U.S.C. §§ 1123(a)(6) and (8)). The Plan provides for the dissolution of the Debtors and, therefore, section 1123(a)(6) of the Bankruptcy Code is inapplicable. Additionally, none of the Debtors are individuals, as such term is used in the Bankruptcy Code. Accordingly, section 1123(a)(8) of the Bankruptcy Code is inapplicable.

8.             Additional Plan Provisions (11 U.S.C. § 1123(b)). As set forth below, the discretionary provisions of the Plan comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, section 1123(b) of the Bankruptcy Code is satisfied.

(a)               Impairment/Unimpairment of Classes (11 U.S.C. § 1123(b)(1)). In accordance with section 1123(b)(1) of the Bankruptcy Code, (i) Classes 1, 2, 7, and 10 are Unimpaired or potentially Unimpaired and (ii) Classes 3, 4, 5, 6, 7, 8, 9, and 10 are Impaired or potentially Impaired under the Plan.

(b)               Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VIII of the Plan provides that each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, except as follows:

i.                    Any Executory Contract or Unexpired Lease shall not be deemed so rejected if it (A) has been previously assumed, assumed and assigned, or rejected by the Debtors by Final Order of the Court, (B) is the subject of a motion to assume, assume and assign, or reject pending as of the Effective Date, (C) is an Intercompany Contract, (D) is an Insurance Contract, or (E) is otherwise assumed, or assumed and assigned, pursuant to the terms of the Plan.

ii.                  As of the Effective Date, the Liquidating Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to sections 105 and 365(a) of the Bankruptcy Code. The Liquidating Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies is hereby approved. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, release, impair, alter, amend, or otherwise modify any advancement, indemnity, or other obligations of any party under the D&O Liability Insurance Policies. After the Effective Date, none of the Liquidating Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled, subject to the terms and conditions of the D&O Liability Insurance Policies, to the full benefits of any such policy from the applicable insurers for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

iii.                Each Indemnification Obligation to a current or former director, officer, manager, or employee who was employed by any of the Debtors in such capacity on or prior to the Effective Date (including, for the avoidance of doubt, the members of the board of directors, board of managers, or equivalent body of each Debtor at any time) shall be deemed assumed effective as of the Effective Date. Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (A) remain in full force and effect, (B) not be modified, reduced, discharged, impaired, or otherwise affected in any way, (C) be deemed and treated as an executory contract pursuant to sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been Filed with respect to such obligations, and (D) survive unaffected irrespective of whether such indemnification is owed for an act or event occurring before, on, or after the Petition Date.

iv.                Any obligations of the Debtors (whether pursuant to their corporate charters, bylaws, certificates of incorporation, other organizational documents, board resolutions, indemnification agreements, employment contracts, policy of providing employee indemnification, applicable state law, specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Persons or agreements, including amendments, or otherwise) entered into at any time prior to the Effective Date to indemnify, reimburse, or limit the liability of the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, in each case, based upon any act or omission related to such Persons’ service with, for, or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits, and proceedings relating to the Debtors, shall survive Confirmation and, except as set forth in the Plan, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, that all obligations under Article VIII.B of the Plan shall be limited solely to recovery available under applicable Insurance Contracts and, subject to Article VIII.B.3 of the Plan, neither the Liquidating Debtors, the Liquidating Trustee, the Liquidating Trust, nor any of their assets (other than the Insurance Contracts) shall be liable for any such obligations. Any Claim based on the Debtors’ obligations set forth in Article VIII.B of the Plan shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for Indemnification Obligations shall not apply to or cover any Causes of Action against a Person that result in a Final Order determining that such Person seeking indemnification is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing, or breach of the duty of loyalty.

(c)               Preservation of Claims and Retention of Claims (11 U.S.C. § 1123(b)(3)). Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan or in this Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights, and privileges related thereto), and including, for the avoidance of doubt, all Causes of Action, of each of the Debtors shall immediately vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests. All Claims, Liens, encumbrances, charges, and other interests shall be deemed fully released as of the Effective Date, except as otherwise provided in the Plan or this Order.

i.                    Except as set forth in the Plan, this Order, the DIP Order, or the Securitization Order, nothing contained in the Plan or this Order shall be deemed a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Liquidating Debtors, the Estates, the Liquidating Trust, or the Liquidating Trustee may have, or that the Debtors, the Liquidating Debtors, Liquidating Trust, or the Liquidating Trustee may choose to assert on behalf of their respective Estates, as applicable, under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (A) any and all Causes of Action or claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim, and/or claim for setoff that seeks affirmative relief against the Debtors, the Liquidating Debtors, their officers, directors, or representatives, or (B) the turnover of any property of the Estates to the Debtors.

ii.                  Except as set forth in the Plan, this Order, the DIP Order, or the Securitization Order, nothing contained in the Plan or this Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Plan. Except as set forth in this Plan, this Order, the DIP Order, or the Securitization Order, the Liquidating Debtors, the Liquidating Trust, and the Liquidating Trustee shall have, retain, reserve, and be entitled to commence, assert, and pursue all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Liquidating Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

iii.                Except as set forth in the Plan, this Order, the DIP Order, or the Securitization Order, nothing contained in the Plan or this Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

(d)               Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, but not limited to, provisions for (i) distributions to Holders of Claims, (ii) resolution of Disputed Claims, (iii) allowance of certain Claims, (iv) indemnification obligations, (v) releases by the Debtors of certain parties, (vi) releases by certain parties, (vii) exculpations of certain parties, (viii) injunctions from certain actions, and (ix) retention of the Court’s jurisdiction, thereby satisfying the requirements of section 1123(b)(6) of the Bankruptcy Code.

M.          The Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). As further detailed below, the Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

1.             Each of the Debtor entities is a proper debtor under section 109 of the Bankruptcy Code.

2.             The Debtors have complied with all applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

3.             The Debtors have complied with the applicable provisions of the Solicitation Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, including, but not limited to, sections 1125 and 1126(b) of the Bankruptcy Code, in (a) transmitting the Solicitation Materials and related documents and (b) soliciting and tabulating votes with respect to the Plan.

4.             Good, sufficient, and timely notice of the Confirmation Hearing has been provided to each Holder of Claims that was entitled to vote to accept or reject the Plan and to Holders of Claims that were not entitled to vote to accept or reject the Plan.

N.            Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Plan is the product of the open, honest, and good faith process through which the Debtors have conducted their Chapter 11 Cases and reflects extensive, good faith, arm’s length negotiations among the Debtors, the Creditors’ Committee, and the Debtors’ key economic stakeholders. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ good faith, serve the public interest, and assure fair treatment of Holders of Claims. In addition to achieving a result consistent with the objectives of the Bankruptcy Code, the Plan allows the Debtors’ economic stakeholders to realize the highest possible recoveries under the circumstances. Consistent with the overriding purpose of the Bankruptcy Code, the Chapter 11 Cases were filed and the Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates. Accordingly, the Plan is fair, reasonable, and consistent with sections 1122, 1123, and 1129 of the Bankruptcy Code. Based on the foregoing, as well as the facts and record of the Chapter 11 Cases, including, but not limited to, the hearing with respect to the Disclosure Statement, the Confirmation Hearing, and the Haughey Declaration, the Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.

O.           Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). All payments made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, have been authorized by, approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

P.            Service of Certain Individuals (11 U.S.C. § 1129(a)(5)). The identities and affiliations of the Liquidating Trustee and the members of the Liquidating Trust Advisory Board were disclosed at, or before, the Confirmation Hearing in compliance with applicable law. The Liquidating Trustee and the members of the Liquidating Trust Advisory Board were selected by the Creditors’ Committee. The Liquidating Trustee is hereby appointed, immediately upon the occurrence of the Confirmation Date, to serve as the sole officer, director, or manager of each of the Liquidating Debtors and, upon the occurrence of the Effective Date, the Liquidating Trustee shall be deemed appointed to serve as the trustee and administrator of the Liquidating Trust. On the Effective Date, the Liquidating Trust Advisory Board shall be appointed, pursuant to the Liquidating Trust Agreement, to (1) instruct and supervise the Liquidating Trustee with respect to its responsibilities under the Plan and the Liquidating Trust Agreement and (2) review and approve the decisions of the Liquidating Trustee as set forth in the Liquidating Trust Agreement. The appointment to such offices and roles of such Persons is consistent with the interests of Holders of Claims and with public policy. Neither the Liquidating Trustee nor the members of the Liquidating Advisory Trust Board are “insiders” as defined under section 101(31)(B) of the Bankruptcy Code. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

Q.           Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate changes over which a governmental regulatory commission has jurisdiction, and, accordingly, section 1129(a)(6) of the Bankruptcy Code is inapplicable to the Plan.

R.            Best Interest of Creditors (11 U.S.C. § 1129(a)(7)).

1.            The Plan satisfies section 1129(a)(7) of the Bankruptcy Code because each Holder of a Claim or Interest either (a) has voted to accept the Plan, (b) is Unimpaired and deemed to have accepted the Plan, or (c) shall receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan,4 that is not less than the amount that such Holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date.

2.             In addition, the liquidation analysis attached as Exhibit B to the solicitation version of the Disclosure Statement (the “Liquidation Analysis”), as well as the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in affidavits and declarations in connection with the Confirmation Hearing, (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was proffered, adduced, and/or presented, (b) utilize reasonable and appropriate methodologies and assumptions, (c) have not been controverted by other evidence, and (d) establish that, with respect to each Impaired Class of Claims or Interests, each Holder of an Allowed Claim or Interest in such Class shall receive under the Plan on account of such Allowed Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(7) of the Bankruptcy Code.

S.             Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).

1.             Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 7 (Prepetition Intercompany Interests), and Class 10 (Intercompany

____________________

4 The Liquidation Analysis (as defined herein) assumed February 28, 2021 as the estimated Effective Date.

Interests) are Unimpaired or potentially Unimpaired and, pursuant to section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan; thus, meeting the requirements of section 1128(a)(8) of the Bankruptcy Code.

2.             As reflected in the Tabulation Declaration, at least one voting Impaired Class of claims at each Debtor entity affirmatively voted to accept the Plan. Class 3 (Senior Notes Claims) voted, in the aggregate, 64.76% in number and 97.29% in amount to accept the Plan at the 28 Debtor entities where Holders of Senior Notes Claims maintained Claims. Class 4 (Control Group Liability Pension Claims) voted 100% in number and 100% in amount to accept the Plan at 43 of the 43 Debtor entities. Class 5 (Convenience Claims) voted over one-half in number and over two-thirds in amount to accept the Plan at 21 of the 43 Debtor entities. Class 6 (General Unsecured Claims) voted over one-half in number and two-thirds in amount to accept the Plan at 12 of the 43 Debtor entities.

3.            Accordingly, the Debtors have satisfied the requirements of section 1129(a)(8) of the Bankruptcy Code with respect to such Impaired Classes of Claims or Interests. Although Class 5 (Convenience Claims) and Class 6 (General Unsecured Claims), at certain of the Debtor entities, and Class 7 (Prepetition Intercompany Claims), Class 8 (Section 510(b) Claims), Class 9 (Existing Interests), and Class 10 (Intercompany Interests), at all of the Debtor entities, are rejecting or potentially deemed rejecting Classes for purposes of section 1129(a)(8) of the Bankruptcy Code, the Plan is confirmable pursuant to section 1129(b) of the Bankruptcy Code notwithstanding such rejection.

T.           Treatment of Administrative Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims under Articles II and III of the Plan satisfies the requirements of sections 1129(a)(9) of the Bankruptcy Code. Except as otherwise provided herein or the Plan, Holders of Non-Settled Administrative Claims and Priority Tax Claims that failed to object to the treatment of such Claims, as set forth in Article II.D of the Plan, by the objection deadline for Confirmation are deemed to have consented to such treatment.

U.           Acceptance by Impaired Class of Claims (11 U.S.C. § 1129(a)(10)). The following Classes, each of which is Impaired under the Plan, have voted to accept the Plan, determined without including any vote to accept the Plan by any insider, thereby satisfying section 1129(a)(10) of the Bankruptcy Code: (1) Class 3 (Senior Notes Claims) at each of the of the 28 Debtor entities where Holders of Senior Notes Claims held Claims; (2) Class 4 (Control Group Liability Pension Claims) at 43 of the 43 Debtor entities; (3) Class 5 (Convenience Claims) at 21 of the 43 Debtor entities; and (4) Class 6 (General Unsecured Claims) at 12 of the 43 Debtor entities.

V.           Feasibility (11 U.S.C. § 1129(a)(11)). The Plan provides for the liquidation of the Debtors and their Estates and provides for the distribution of all of the proceeds of that liquidation to Holders of Claims that are Allowed as of the Effective Date. Accordingly, (1) the Plan is effectively exempted from the feasibility requirements in accordance with the express terms of section 1129(a)(11) of the Bankruptcy Code and (2) Confirmation of the Plan is not likely to be followed by the need for further financial reorganization of the Debtors or Liquidating Debtors.

W.         Payment of Fees (11 U.S.C. § 1129(a)(12)). Article II.F of the Plan provides that, on the Effective Date or as soon thereafter as reasonably practicable, the Liquidating Debtors shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. After the Effective

Date, the Liquidating Trustee shall pay all outstanding U.S. Trustee Fees for each quarter (including any fraction thereof) until such time as the Chapter 11 Cases are converted, dismissed, or closed, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

X.           Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors are no longer obligated to pay any retiree benefits, as such term is defined in section 1114 of the Bankruptcy Code, and, accordingly, section 1129(a)(13) of the Bankruptcy Code is inapplicable to the Plan.

Y.           Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation and, accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable to the Plan.

Z.           Plan of an Individual Debtor (11 U.S.C. § 1129(a)(15)). None of the Debtors are individuals and, accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable to the Plan.

AA.       Transfers in Accordance with Non-Bankruptcy Law (11 U.S.C. § 1129(a)(16)). None of the Debtor entities is a nonprofit entity and, accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable to the Plan.

BB.        No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Although Class 5 (Convenience Claims) and Class 6 (General Unsecured Claims), at certain of the Debtor entities, and Class 7 (Prepetition Intercompany Claims), Class 8 (Section 510(b) Claims), Class 9 (Existing Interests), and Class 10 (Intercompany Interests), at all of the Debtor entities, are rejecting or potentially deemed rejecting Classes for purposes of section 1129(a)(8) of the Bankruptcy Code, the Plan is confirmable pursuant to section 1129(b) of the Bankruptcy Code notwithstanding such rejection because, based upon the record before the Court and the treatment provided on account of such Claims and Interests, (1) the Plan does not discriminate unfairly against, and is fair and equitable with respect to, such Classes of Claims and Interests and (2) the Plan satisfies all the requirements for Confirmation set forth in section 1129(a) of the Bankruptcy Code, except for section 1129(a)(8) of the Bankruptcy Code. The evidence in support of Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or in declarations filed in connection with, the Confirmation Hearing regarding the Debtors’ classification and treatment of Claims and Interests and the requirements for Confirmation of the Plan under section 1129(b) of the Bankruptcy Code (1) is reasonable, persuasive, credible, and accurate, (2) utilizes reasonable and appropriate methodologies and assumptions, and (3) has not been controverted by other credible evidence.

CC.         Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan that has been filed in the Chapter 11 Cases and meets the requirements of sections 1129(a) and (b) of the Bankruptcy Code, thereby satisfying the requirements of section 1129(c) of the Bankruptcy Code.

DD.        Principal Purpose of Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, thereby satisfying the requirements of section 1129(d) of the Bankruptcy Code.

EE.         Not Small Business Cases (11 U.S.C. § 1129(e)). The Chapter 11 Cases are not small business cases and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

FF.         Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record of the Chapter 11 Cases, including, but not limited to, the evidence proffered, adduced, and/or presented at the Confirmation Hearing, which is reasonable, persuasive, and credible, utilizes reasonable and appropriate methodologies and assumptions, and has not been controverted by other evidence, the Debtors, the Liquidating Debtors, and each of their successors, predecessors, control persons, members, agents, employees, officers, directors, financial advisors, investment bankers, attorneys, accountants, consultants, and other professionals have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, but not limited to, section 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, and, therefore, (1) are not liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan and (2) are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article IX of the Plan. In addition, the Debtors have acted and entered into the documents effectuating the Debtors’ liquidation pursuant to the Plan in good faith and shall be deemed to continue to act in good faith if they (x) proceed to consummate the Plan, the transactions contemplated thereby, and the Debtors’ liquidation pursuant thereto and (y) take the actions authorized and directed by this Order. The Debtors fairly and reasonably negotiated the transactions effectuating the Debtors’ liquidation at arm’s length, and the resulting terms of the agreements (including, without limitation, the Liquidating Trust Agreement) are in the best interests of the Debtors and the Estates.

GG.        Satisfaction of Confirmation Requirements. Based upon the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with Confirmation of the Plan, and all evidence and arguments made, proffered, or adduced at the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

ADDITIONAL FINDINGS REGARDING CHAPTER 11 CASES AND PLAN

HH.         Implementation. All documents and agreements necessary to implement the Plan, including, but not limited to, any Plan Document, are essential elements of the Plan and have been negotiated in good faith and at arm’s length, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, the Estates, and the Holders of Claims and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal, state, or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized, without any further notice to, or action, order, or approval of, the Court, to finalize, execute, and deliver all agreements, documents, instruments, and certificates relating to the Plan and to perform their obligations under such agreements, documents, instruments, and certificates in accordance with the Plan.

II.            Injunction, Exculpation, and Releases.

1.                  The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code, and authority under section 157 of title 28 of the United States Code, to approve the releases, exculpations, and injunctions set forth in Article IX of the Plan. Sections 105(a), 1123(b)(3), and 1123(b)(6) of the Bankruptcy Code permit issuance of the injunctions and approval of the releases and exculpations set forth in Article IX of the Plan.

2.                  The Released Parties include the following, in each case solely in its capacity as such: (a) the Debtors and the Debtors’ Estates; (b) the Liquidating Debtors; (c) the Liquidating Trustee; (d) the Liquidating Trust Advisory Board and its members; (e) the DIP Agent; (f) each DIP Secured Party; (g) each Securitization Party; (h) each Prepetition Secured Party; (i) the Creditors’ Committee and its members; (j) the Senior Notes Indenture Trustee;

(k) the Securitization Entities; and (l) with respect to each of the foregoing Persons in clauses (a) through (k), such Persons’ predecessors, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees; provided, that no Holder of Existing Interests, in its capacity as such, shall be a Releasing Party (regardless of whether such Existing Interests are held directly or indirectly). The Released Parties played a meaningful role in the negotiation and development of the Plan and the transactions and settlements contemplated thereby, including, but not limited to, agreeing to settle disputes and Claims, facilitating the settlement or compromise of disputes and Claims with other major stakeholders, and/or foregoing asserting certain rights to permit the recoveries for the Estates’ creditors and other stakeholders set forth in the Plan which might not otherwise have been achievable. The Released Parties made significant contributions to the Chapter 11 Cases and played an integral role in working towards the resolution of the Chapter 11 Cases and the related wind-down process. Accordingly, the release of potential Claims belonging to the Debtors or the Estates pursuant to the Plan are part of a fair and a valid exercise of the Debtors’ business judgment, and the voluntary releases contemplated by Article IX.F of the Plan are consensual, fair, reasonable, and appropriate under the circumstances of the Chapter 11 Cases.

3.                  The Exculpated Parties include the following, in each case solely in its capacity as such during the Chapter 11 Cases: (a) the Debtors; (b) the Liquidating Debtors; (c) the Liquidating Trustee; (d) the Liquidating Trust Advisory Board and its members; (e) the

Creditors’ Committee and its members; (f) the DIP Agent; (g) each DIP Secured Party; (h) each Securitization Party; (i) each Prepetition Secured Party; (j) the Senior Notes Indenture Trustee; (k) the Securitization Entities; and (l) with respect to each of the foregoing Persons and Entities in clauses (a) through (k), such Person’s or Entity’s predecessors, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees. The Exculpated Parties made significant contributions to the Chapter 11 Cases and played an integral role in working towards the resolution of the Chapter 11 Cases and the related wind-down process. Accordingly, the exculpations contemplated by Article IX.D of the Plan are part of a fair and a valid exercise of the Debtors’ business judgment and are fair, reasonable, and appropriate under the circumstances of the Chapter 11 Cases.

4.                  Based on the record before the Court, including, but not limited to, the evidence proffered, adduced, and/or presented at the Confirmation Hearing, which is reasonable, persuasive, and credible, utilizes reasonable and appropriate methodologies and assumptions, and has not been controverted by other evidence, the release, exculpation, and injunction provisions set forth in the Plan (a) confer substantial benefit to the Estates, (b) are fair, equitable, reasonable, and necessary to the Debtors’ liquidation, (c) are in the best interests of the Debtors, their Estates, and parties in interest, (d) are supported by valuable consideration, (e) are narrowly tailored and do not relieve any party of liability arising out of an act or omission constituting willful misconduct (including, but not limited to, actual fraud) or gross negligence, (f) are given and made after notice and opportunity for a hearing, and (g) with respect to the release, exculpation, and injunction provisions contemplated by Articles IX.F, IX.D, and IX.G of the Plan, respectively, such provisions shall not be binding on (i) each Holder of a Claim entitled to vote to accept or reject the Plan that affirmatively elects to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely submitted Ballot to indicate that such Holder elects to opt out of the Plan’s release, exculpation, and injunction provisions, (ii) each Holder of a Claim that is Unimpaired and presumed to accept the Plan that affirmatively elects to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely submitted Non-Voting Opt Out Form, and (iii) each Holder of a Claim that is deemed to reject the Plan that affirmatively elects to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely submitted Non-Voting Opt Out Form. Accordingly, the Court finds that the release, exculpation, and injunction provisions set forth in the Plan (x) were proposed in good faith, are essential to the Plan, are appropriately tailored, and are intended to promote finality and prevent parties from attempting to circumvent the Plan’s terms, (y) are critical to the success of the Plan, and (z) are consistent with the Bankruptcy Code and applicable law and, therefore, are valid and binding.

JJ.           Disputed Claims Reserve and Effective Date Distributions. Based on the evidence proffered, adduced, and/or presented by the Debtors at the Confirmation Hearing, the procedures for establishing Disputed Claims reserves, as set forth more fully in Article VII.D of the Plan, are adequate to ensure that each Holder of a Claim that is Disputed on any particular Distribution Date but Allowed thereafter shall receive distributions equal to the Plan

Distributions such Disputed Claim would be entitled to on the applicable Distribution Date if such Disputed Claim were Allowed in its full amount on the Effective Date.

KK.         Payment of Administrative Claims and Priority Claims. Subject to the following, the Plan provides for payment in full in Cash of all Allowed Administrative Claims and Priority Tax Claims.

1.                  Except with respect to Other Administrative Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or to the extent that a Holder of an Allowed Administrative Claim agrees to less favorable treatment, each Holder of an Allowed Administrative Claim that has elected (by no later than the Opt-In Deadline) to participate in the Administrative Claims Consent Program in accordance with the Administrative Claims Protocols Order shall receive, prior to any distributions made on account of any Non-Settled Administrative Claims, payment in full in Cash in an amount equal to its Settled Administrative Claim Payout within ten business days after (a) such Holder submits its Opt-In Form and (b) such Holder’s Reconciled Claim is listed on a Filed Reconciliation Notice.

2.                  Subject to the foregoing Paragraph (1) (i.e., Article II.D.1 of the Plan), Non-Settled Administrative Claims shall receive payment in full in Cash in an aggregate amount equal to the Allowed amount of such Holder’s Non-Settled Administrative Claim; provided, however, that Holders of Allowed Post-petition Intercompany Claims shall receive distributions from the Liquidating Trust only following the payment in full of all other Allowed Administrative Claims. The failure to object to Article II.D.2 of the Plan by the objection deadline for Confirmation by a Holder of a Non-Settled Administrative Claim shall be deemed to be such Holder’s consent, pursuant to section 1129(a)(9) of the Bankruptcy Code, to be paid in accordance with the Plan following the Effective Date.

3.                  Except to the extent that a Priority Tax Claim has already been paid during the Chapter 11 Cases or to the extent that a Holder of a Priority Tax Claim agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, on the applicable Distribution Date, payment in full in Cash in an amount equal to such Holder’s Allowed Priority Tax Claim. The failure to object to Confirmation by a Holder of an Allowed Priority Tax Claim shall be deemed to be such Holder’s consent, pursuant to section 1129(a)(9) of the Bankruptcy Code, to be paid in accordance with the Plan following the Effective Date.

4.                  Any payments made on account of Allowed Administrative Claims (other than DIP Claims, Securitization Facility Claims, Professional Fee Claims, and Opt-In Settled Administrative Claims, each of which shall be satisfied in accordance with Article II of the Plan) and of Allowed Priority Tax Claims shall be paid from the Wind-Down Account. Allowed Professional Fee Claims shall be paid from (a) first the Professional Fee Escrow Account and (b) if the Professional Fee Escrow Account is insufficient to pay the full amount of Allowed Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims shall be paid by the Liquidating Trust from the Wind-Down Account without any further action or order of the Court pursuant to the priorities set forth in Article IV.D.3 of the Plan.

LL.          Retention of Jurisdiction. The Court may properly retain, and does hereby retain, jurisdiction over any matter arising under the Bankruptcy Code, or arising in, or related to, the Chapter 11 Cases or the Plan, after Confirmation thereof and after the Effective Date, and any other matter or proceeding that is within the Court’s jurisdiction pursuant to 28 U.S.C. § 1334.

MM.       Likelihood of Satisfaction of Conditions Precedent. Each of the conditions precedent to the Effective Date, as set forth in Article X of the Plan, is reasonably likely to be satisfied or waived in accordance with the provisions of the Plan.

NN.         Good Faith. The Debtors, the Liquidating Debtors, the Liquidating Trustee, and all of their respective managers, members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives have been and will be acting in good faith if they proceed to (1) consummate the Plan and the agreements, transactions, and transfers contemplated thereby and (2) take the actions authorized by this Order.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.             Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein.

2.             Confirmation. All requirements for the Confirmation of the Plan have been satisfied. Accordingly, the Plan, in its entirety, is CONFIRMED pursuant to section 1129 of the Bankruptcy Code. Each of the terms and conditions of the Plan and the exhibits and schedules thereto, including, but not limited to, the Plan Documents, and any amendments, modifications, and supplements thereto, are an integral part of the Plan and are incorporated by reference into this Order. The failure to specifically describe or include any particular provision of the Plan (or any Plan Document) in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan (including all Plan Documents) be approved and confirmed in its entirety. The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. A copy of the confirmed Plan is attached hereto as Exhibit A. Once finalized and executed, the documents comprising the Plan Documents and all other documents contemplated by the Plan shall, as applicable, constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and the terms of the Plan and this Order.

3.             Objections. All parties have had a fair opportunity to litigate all issues raised by Objections, or which might have been raised, and the Objections have been fully and fairly litigated. All Objections, responses, statements, reservation of rights, and comments in opposition to the Plan, other than those withdrawn with prejudice in their entirety, waived, settled, or resolved prior to the Confirmation Hearing, or otherwise resolved on the record of the Confirmation Hearing and/or herein, are hereby overruled. The record of the Confirmation Hearing is hereby closed.

4.             Solicitation and Notice. Notice of the Confirmation Hearing and the Plan, and all related documents, the solicitation of votes on the Plan, and the Solicitation Materials (a) complied with the solicitation procedures in the Solicitation Order, (b) were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and (c) were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

5.             Plan Classification. The categories listed in Article III of the Plan classify Claims against, and Interests in, each of the Debtors, pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, for all purposes, including, but not limited to, voting, Confirmation of the Plan, and distributions pursuant to the Plan, and shall be controlling. The Court hereby holds that (a) the classifications of Claims and Interests under the Plan (i) are fair, reasonable, and appropriate and (ii) were not done for any improper purpose, (b) valid business, legal, and factual reasons exist for separately classifying the various Classes of Claims and Interests under the Plan, and (c) the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests.

6.             Compromise of Controversies. In consideration for the Plan Distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims and controversies incorporated in the Plan. The entry of this Order will constitute the Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims or controversies and the Court’s finding that all such compromises or settlements are (a) in the best interest of the Debtors, the Estates, and their respective property and stakeholders and (b) fair, equitable, and reasonable. Subject to Article VI of the Plan, all Plan Distributions made to Holders of Allowed Claims are intended to be and shall be final.

7.             Plan Transactions. All of the transactions contemplated by the Plan are hereby approved. The Debtors, Liquidating Debtors, and Liquidating Trustee, as applicable, are authorized to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan. All implementing actions required or contemplated by the Plan, including, but not limited to, the appointment of the Liquidating Trustee and the vesting of Liquidating Trust Assets in the Liquidating Trust, are hereby authorized and approved in all respects. Each of the matters provided for under the Plan involving the corporate structure of the Debtors, the Liquidating Debtors, or the Liquidating Trust, or corporate action to be taken by or required of the Debtors or the Liquidating Trust, shall, as of the Effective Date, be deemed to have occurred (unless contemplated hereunder to occur after the Effective Date) and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person, including, but not limited to, the Liquidating Trustee, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors.

8.             Liquidating Trust.

(a)               On the Effective Date, in furtherance of the liquidation of the Liquidating Debtors, the Liquidating Trust shall be established for the benefit of the Liquidating Trust Beneficiaries.

(b)               Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan or in this Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights, and privileges related thereto, and including, for the avoidance of doubt, all Causes of Action) of each of the Debtors, shall immediately vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests. All Claims, Liens, encumbrances, charges, and other interests shall be deemed fully released as of the Effective Date, except as otherwise provided in the Plan or this Order.

(c)               On the Effective Date, the Debtors and their Estates shall transfer, and shall be deemed to have irrevocably transferred, to the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries all title and interest in all of the Liquidating Trust Assets, which transfer shall be free and clear of Claims, Liens, encumbrances, charges, other interests, and contractually imposed restrictions except as otherwise provided in the Plan. The Debtors, the Liquidating Trustee, the Liquidating Trust Beneficiaries, and any party under the control of such parties will execute any documents or other instruments and shall take all other steps as necessary to cause title to the Liquidating Trust Assets to be transferred to the Liquidating Trust. Upon the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtors shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtors and their predecessors, successors, and assigns shall be released from all liability with respect to the delivery thereof and shall have no reversionary or further interest in, or with respect to, the Liquidating Trust Assets or the Liquidating Trust in accordance with Article IV.A of the Plan. Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall not affect the mutuality of obligations that otherwise may have existed prior to the effectuation of such transfer. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax, pursuant to section 1146(a) of the Bankruptcy Code. In connection with the transfer of such assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Liquidating Trust and its representatives, and the Debtors and the Liquidating Trustee are directed to take all necessary actions to effectuate the transfer of such privileges.

(d)               The Liquidating Trust shall be administered by the Liquidating Trustee pursuant to the Liquidating Trust Agreement and the Plan.

(e)               To the extent that the Liquidating Trust Interests are deemed to be “securities” under any applicable law, the issuance of such Liquidating Trust Interests under the Plan is exempt from registration under the Securities Act or other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

9.             Liquidating Trustee; Liquidating Trust Advisory Board.

(a)               The appointment of Daniel H. Golden to serve as the Liquidating Trustee is approved in all respects and the Liquidating Trustee is authorized to carry out all rights and duties set forth in the Plan and Liquidating Trust Agreement. The Liquidating Trustee shall be the exclusive trustee of the Liquidating Trust Assets, pursuant to the Plan and Liquidating Trust Agreement, and all matters relating to the appointment, removal, resignation, and replacement of the Liquidating Trustee are set forth therein. The Liquidating Trustee shall be required to perform its duties in its capacity as such as set forth in the Plan and the Liquidating Trust Agreement.

(b)               The appointment of Central States, Southeast and Southwest Areas Pension Fund and Raymond G. Gutierrez as Manager and Representative of California Dairies Inc. to serve as the members of the Liquidating Trust Advisory Board are approved in all respects and the Liquidating Trust Advisory Board and its members are authorized to carry out all rights and duties set forth in the Plan and Liquidating Trust Agreement. All matters relating to the appointment, removal, resignation, and replacement of the members of the Liquidating Trust Advisory Board and modification or dissolution of the Liquidating Trust Advisory Board are set forth in the Plan and the Liquidating Trust Agreement. The members of the Liquidating Trust Advisory Board shall be required to perform their duties in their capacities as such as set forth in the Plan and the Liquidating Trust Agreement.

(c)               The Liquidating Trustee shall be authorized to take any action as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, whether or not specifically referred to in the Plan or any exhibits or supplements thereto, without further order of the Court except as specifically required in the Plan or Liquidating Trust Agreement. From and after the Confirmation Date, the Liquidating Trustee shall serve as the sole officer, director, or manager of each of the Liquidating Debtors and fulfill the responsibilities of such roles pursuant to the Plan and Liquidating Trust Agreement. From and after the Effective Date the Liquidating Trustee may (i) manage the affairs and property of the Liquidating Trust in accordance with the Plan and Liquidating Trust Agreement without supervision or approval of the Court except as required therein, and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan, Liquidating Trust Agreement, or this Order, and (ii) on behalf of the Liquidating Debtors and subject to the Plan and Liquidating Trust Agreement, take all actions that may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, (A) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree, (B) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms on which the applicable parties agree, (C) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, dissolution, or other organizational documents pursuant to applicable state law, and (D) all other actions that the Liquidating Trustee determines to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

(d)               During the period from the Confirmation Date to the Effective Date, the Liquidating Trustee shall submit its fee and expense statements or invoices, in summary form, which shall not be required to contain time entries but shall include a summary statement of services provided and the expenses incurred (which summary may be redacted or modified to the extent necessary to delete any information subject to the attorney-client or other privilege, any information constituting attorney work product, or any other confidential or otherwise sensitive information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine) to the counsel to the

Debtors and the counsel to the Creditors’ Committee. The Debtors shall (without any further notice to, action by, or order or approval of the Court or any other party) pay in Cash all such fees and expenses of the Liquidating Trustee, within ten days of presentment of such statements or invoices, if no written objections to the reasonableness of the fees and expenses charged in any such statement or invoice (or portion thereof) is made by either the counsel to the Debtors or the counsel to the Creditors’ Committee. Any objection raised by the counsel to the Debtors or the counsel to the Creditors’ Committee with respect to such fee and expense statements or invoices may be made only on the basis of “reasonableness” and shall specify in writing the amount of the contested fees and expenses and the detailed basis for such objection. To the extent an objection only contests a portion of an invoice, the undisputed portion thereof shall be promptly paid. If any such objection to payment of an invoice (or any portion thereof) is not otherwise resolved between the Liquidating Trustee, the counsel to the Debtors, and the counsel to the Creditors’ Committee, either party may submit such dispute to the Court for a determination as to the reasonableness of the relevant disputed fees and expenses set forth in the invoice. From and after the Effective Date, the Liquidating Trustee shall be paid in accordance with the terms and conditions of the Liquidating Trust Agreement and solely from the Wind-Down Account (with no recourse to any Released Party).

10.          No Successors in Interest. Except as otherwise expressly provided in the Plan or this Order, the Liquidating Trust (a) is not agreeing to, and shall not be deemed to assume the obligation to, perform, pay, or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Person relating to or arising out of the operations or the assets of the Debtors on or prior to the Effective Date, (b) is not, and shall not be, a successor to the Debtors or Liquidating Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of any Debtor prior to the Effective Date, and (c) shall not have any successor, transferee, or similar liability of any kind or character.

11.          Issuance of the New Equity Interest. The issuance to the Liquidating Trustee of the New Equity Interest is a necessary element of the Plan, is in the best interests of the Debtors, their Estates, and all Holders of Claims, and is hereby approved. The Debtors and the Liquidating Debtors, as applicable, are authorized, without further approval of the Court or any other party, to (a) issue the New Equity Interest in accordance with the Plan, (b) execute and deliver all agreements, documents, instruments, and certificates relating thereto, and (c) perform their obligations thereunder. The New Equity Interest shall not be transferable to any Person other than to a successor Liquidating Trustee in accordance with the Liquidating Trust Agreement.

12.          Non-Reporting Company. Liquidating DFC will not be a reporting company under the Securities Exchange Act nor be required to and shall not file reports with the Securities Exchange Commission or any other Governmental Unit after the Effective Date in connection with the New Equity Interest.

13.          Exemption from Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfer of property pursuant to or in connection with the Plan, including the issuance and transfer of the New Equity Interest to the Liquidating Trustee, shall not be subject to any document recording tax, stamp tax, transfer tax, conveyance fee, intangibles or similar tax, sales tax, use tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment in the United States. This Order hereby directs the appropriate federal, state, or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the instruments or documents filed or recorded pursuant to the Plan without payment of any such tax or governmental assessment.

14.           Governance Documents. Upon the Effective Date, the certificate and articles of incorporation and bylaws of the Liquidating Debtors shall be deemed amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code and shall include, among other things, a provision (a) prohibiting the issuance of nonvoting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code and (b) limiting the activities of the Liquidating Debtors to matters authorized under the Plan.

15.           Merger and Dissolution of Debtors.

(a)               Immediately following the occurrence of the Confirmation Date, the respective boards of directors and managers, as applicable, of each of the Debtors shall be terminated and the members of each of the boards of directors and managers, as applicable, of the Debtors shall be deemed to have resigned.

(b)               Each of the Debtors shall continue to exist as Liquidating Debtors after the Effective Date in accordance with the respective laws of the state under which each such Debtor was formed and pursuant to their respective certificates of incorporation, bylaws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making distributions in accordance with the Plan.

(c)               On such date as determined by the Liquidating Trustee (the “Merger Date”) before, on, or after the Effective Date, and without the need for a further order of the

Court, any other or further actions to be taken by or on behalf of the Debtors, or any payments to be made in connection therewith, (i) each Subsidiary Debtor, other than Dean Holding Company, shall be merged with and into its immediate parent, and (ii) such parent Subsidiary Debtor shall then be merged with its immediate parent, as applicable; provided, that Dean Holding Company shall not be merged or dissolved prior to the date on which Liquidating DFC is dissolved; provided, further, that each of the Debtors and the Liquidating Trustee may execute and file documents, and take all other actions as they deem appropriate, relating to the allowance of, and to effect the prompt merger of, the Subsidiary Debtors as provided herein without the payment of any fee, tax, or charge and without the need for the filing of reports or certificates.

(d)               Moreover, on and after the first day following the Merger Date, the Subsidiary Debtors (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license, or similar taxes accruing on or after the Merger Date.

(e)               As soon as practicable after the Liquidating Trustee exhausts substantially all of the Liquidating Trust Assets by making the Final Distribution of Cash under the Plan (and in accordance with Article IV.A.7 of the Plan), the Liquidating Trustee shall, at the expense of the Estates, (i) provide for the retention and storage of the Debtors’ and Liquidating Debtors’ books and records that shall have been delivered to or created by the Liquidating Trustee until such time as all such books and records are no longer required to be retained under applicable law and File a certificate informing the Court of the location at which such books and records are being stored, (ii) File a motion for entry of a final decree closing Liquidating DFC’s Chapter 11 Case and any other Chapter 11 Case that has not been already closed and stating that the assets of the Estates and the Liquidating Trust have been exhausted and final distributions of Cash have been made under the Plan, (iii) file the necessary paperwork in the State of Delaware to effectuate the dissolution of the Liquidating Debtors in accordance with the laws of such jurisdiction, and (iv) resign as the sole officer, director, and manager, as applicable, of the Liquidating Debtors. Upon the Court’s entry of an order granting the motion described in clause (ii) of the preceding sentence, the Liquidating Debtors and the Liquidating Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith, and Liquidating DFC’s Chapter 11 Case shall be closed on the day in which the Court has entered such order.

16.           Cancellation of Existing Securities and Agreements.

(a)               On the Effective Date, except as otherwise specifically provided for in the Plan, all rights of any Holder of Claims or Interests, including options or warrants to purchase Interests or obligating the Debtors to issue, transfer, or sell Interests of the Debtors, shall be cancelled. Except for purposes of evidencing the right to a distribution pursuant to the Plan, each record Holder of Senior Notes shall be deemed to have surrendered its Senior Notes or other documentation underlying each Senior Notes Claim, and all such surrendered Senior Notes and other documentation shall be deemed to be cancelled as to the Debtors pursuant to this paragraph, except to the extent otherwise provided in the Plan.

(b)               The Senior Notes Indenture shall terminate as of the Effective Date, except as necessary to (a) enforce the rights, claims, and interests of the Senior Notes Indenture

Trustee vis-a-vis any parties other than the Debtors, (b) allow the Senior Notes Indenture Trustee to receive distributions under the Plan and to distribute them to the Holders of the Senior Notes in accordance with the terms of the Senior Notes Indenture, (c) permit the Senior Notes Indenture Trustee to appear before the Court or any other court of competent jurisdiction after the Effective Date, and (d) permit the Senior Notes Indenture Trustee to perform any functions that are necessary to effectuate the foregoing.

17.           Preservation, Transfer, and Waiver of Rights of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject to the terms of the Plan and this Order, the Liquidating Debtors, on behalf of themselves, the Liquidating Trust, and the Estates, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action held by the Debtors, whether arising before or after the Petition Date, including, but not limited to, any Causes of Action that may be described in the Plan Supplement, and the Liquidating Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Liquidating Trustee or the Liquidating Debtors, as applicable, shall not pursue any and all available Causes of Action against them. The Liquidating Debtors on behalf of themselves, the Liquidating Trust, and the Estates expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Order. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Court order, the Liquidating Debtors, on behalf of themselves, the Liquidating Trust, and the Estates, expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including, but not limited to, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the confirmation or consummation of the Plan. In accordance with and subject to section 1123(b)(3) of the Bankruptcy Code, the Plan, and this Order, any Causes of Action that a Debtor may hold against any Entity shall vest in the Liquidating Trust.

18.           Executory Contracts and Unexpired Leases. Entry of this Order shall constitute approval of all assumptions, assumptions and assignments, and rejections of Executory Contracts and Unexpired Leases provided for under the Plan pursuant to section 365 of the Bankruptcy Code. Unless otherwise indicated, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date without the need for any further action or consents that may otherwise be required under applicable non-bankruptcy law. Any motions to assume, assume and assign, or reject any Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Court on or after the Effective Date, entry of which shall result in such assumption, assumption and assignment, or rejection becoming effective without need for any further action that may otherwise be required under applicable non-bankruptcy law.

19.           Distributions Under Plan.

(a)               Except as set forth herein or in the Plan, each Plan Distribution referred to in Article VI of the Plan shall be governed by the terms and conditions set forth herein and in the Plan and Liquidating Trust Agreement applicable to such Plan Distribution and by the terms and conditions of the instruments evidencing or relating to such Plan Distribution, if any, which terms and conditions shall bind each entity receiving such Plan Distribution. The Debtors, the

Liquidating Debtors, or the Liquidating Trustee, as applicable, may retain and direct a Disbursing Agent to assist with the distributions to be made under the Plan. The Disbursing Agent shall make all distributions required under the Plan, except as to a Holder of a Claim whose distribution is to be administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to such Holder of a Claim in accordance with the provisions of the Plan and the terms of the governing agreement.

(b)               Subject to any reserves or holdbacks established pursuant to the Plan, and taking into account the matters set forth in Article III and Article VI.C of the Plan, on the appropriate Distribution Date, or as soon as practicable thereafter, the Debtors, the Liquidating Debtors, the Liquidating Trustee, and the Disbursing Agent, as applicable, are hereby authorized and directed to distribute from the Liquidating Trust the amounts required under the Plan, this Order, or any other order of the Court, as applicable, to the record Holders of Allowed Claims as of the Distribution Record Date or other eligible entities, as applicable, solely according to the provisions of the Plan, including, but not limited to, Article VI of the Plan, this Order, or any other order of the Court, as applicable.

20.           Disputed Claims. The provisions of Article VII of the Plan, including, but not limited to, the provisions governing procedures for resolving Disputed Claims, are fair and reasonable and are approved.

21.           No Post-Petition Interest on Claims. Unless otherwise specifically provided for in the Plan or this Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

22.           Full and Final Satisfaction of Claims. Upon the Effective Date, all Claims against, or Interests in, any of the Debtors shall be deemed fixed and adjusted pursuant to the Plan, and the Debtors shall have no further liability on account of any Claims or Interests except as set forth in the Plan or in this Order. Except as otherwise provided by the Plan or this Order, all payments and all Plan Distributions made by the Liquidating Trustee under, and in accordance with, the Plan shall be in full and final satisfaction, settlement, and release of all Claims and Interests.

23.           Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan or this Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors or the Liquidating Debtors, as applicable, and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Liquidating Debtors and their successors and assigns. The Liquidating Debtors are authorized to File any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges, or other security interests.

24.           Approval of Releases, Injunctions, and Exculpations. In light of all of the circumstances and the record in the Chapter 11 Cases, including the evidence proffered or addressed at the Confirmation Hearing, each of the releases, settlements, injunctions, indemnifications, and exculpations provided under the Plan, including those, without limitation, set forth in Article IX of the Plan, are hereby approved as being (a) within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b), and (d), (b) an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code, (c) an integral element of the transactions and settlements incorporated in the Plan, (d) beneficial to, and in the best interests of, the Debtors and the Estates, (e) critical to the overall objectives of the Plan, and (f) consistent with sections 105, 1123, 1129, and all applicable provisions of the Bankruptcy Code and applicable law.

25.           Compromise and Settlement of Claims and Controversies. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Causes of Action, and controversies relating to the contractual, legal, and subordination rights that a Holder of an Allowed Claim may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies (except as set forth in the Plan), the provisions of the Plan shall also constitute a good faith compromise of all Claims, Causes of Action, and controversies by any Debtor against any other Debtor. Such compromise or settlement of all such Claims or controversies is in the best interests of the Debtors, their Estates, and the Holders of such Claims and is fair, equitable, and reasonable and is hereby approved. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy

Code and Bankruptcy Rule 9019(a), without any further notice or action, order, or approval of the Court, the Debtors may compromise and settle Claims and Causes of Action against other Entities and after the Effective Date, such right shall pass to the Liquidating Debtors and the Liquidating Trustee.

26.           Injunction Against Interference with Plan. All Holders of Claims and Interests and other Persons, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, are hereby enjoined from taking any actions, whether in the United States or elsewhere, to interfere with the implementation or consummation of the Plan. Moreover, section 1141(c) of the Bankruptcy Code provides, among other things, that the property dealt with by the Plan is free and clear of all Claims and Interests. As such, to the fullest extent permissible under applicable law, and subject to the provisions of the Plan and this Order, no Holder of a Claim or Interest may receive any payment from, or seek recourse against, any assets that are to be distributed under the Plan other than assets required to be distributed to that Person under the Plan. As of the Confirmation Date, to the fullest extent permissible under applicable law, all Persons are precluded and barred from asserting against any property to be distributed under the Plan any Claims, rights, Causes of Action, liabilities, Interests, or other action or remedy based on any act, omission, transaction, or other activity that occurred before the Confirmation Date except as expressly provided in the Plan or this Order.

27.           Releases by Debtors.

(a)               Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or this Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the

Chapter 11 Cases, the Released Parties shall be deemed released by the Debtors, the Liquidating Debtors, their Estates, the Securitization Entities, the Liquidating Trust, and the Liquidating Trustee from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability, or otherwise that the Debtors, the Liquidating Debtors, their Estates, the Securitization Entities, the Liquidating Trust, and the Liquidating Trustee and their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, the Liquidating Debtors, their Estates, the Securitization Entities, the Liquidating Trust, or the Liquidating Trustee, or their Affiliates, based on, relating to, or in any manner arising from, in whole or in part:

i.                    the Debtors, the Liquidating Debtors, the Securitization Entities, the Liquidating Trustee, the Liquidating Trust, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or Filing of the Plan Documents;

ii.                  any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan;

iii.                the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, or the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed executory contract or lease); and

iv.                the negotiation, formulation, preparation, or performance of or under the Plan, the Disclosure Statement, the Plan Supplement, the Liquidating Trust Agreement, the DIP Facility, the Securitization Facility, the DIP Loan Documents, the Securitization Facility Documents, or, in each case, related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (A) any action by a Released Party in the Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (B) any release or indemnification provided for in any settlement or granted under any other court order; provided, that, in the case of (A) and (B), the Debtors shall retain all defenses related to any such action. Notwithstanding anything contained in the Plan to the contrary, the foregoing release shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

(b)               Notwithstanding anything contained in the Plan or this Order to the contrary, the foregoing release shall not release (i) any financial obligation of any party under the Securitization Facility or the Securitization Facility Documents (including any obligations of any Released Party to remit collections or any other proceeds of receivables to each applicable Releasing Party solely in accordance with the terms of the Securitization Facility Documents) or (ii) any obligation under the DIP Loan Documents or the Securitization Facility Documents of any Released Party that by their express written terms survive the termination thereof and repayment in full in cash of the indebtedness and other obligations arising thereunder (including, to the extent applicable, any obligation of the DIP Agent or any Securitization Party to return any collateral or any other assets to a Debtor), in each case, without recourse or warranty, in accordance with the express written terms of the DIP Loan Documents or Securitization Facility Documents, as applicable.

(c)               Entry of this Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute its finding that each release described in the Plan is (i) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement, and compromise of such Claims, (ii) in the best interests of the Debtors and all Holders of Claims, (iii) fair, equitable, and reasonable, (iv) given and made after due notice and opportunity for hearing, and (v) subject to the occurrence of the Effective Date, a bar to the Debtors or the Liquidating Debtors asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property.

28.           Voluntary Releases by the Releasing Parties.

(a)               Except as otherwise specifically provided in the Plan or this Order, on and after the Effective Date, for good and valuable consideration, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released the Released Parties from any and all Claims, Interests, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability, or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part:

i.                    the Debtors, the Liquidating Debtors, the Liquidating Trustee, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or Filing of the Plan Documents;

ii.                  any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan;

iii.                the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases; and

iv.                the negotiation, formulation, preparation, or performance of or under the Plan, the Disclosure Statement, the Plan Supplement, the Liquidating Trust Agreement, the DIP Facility, the Securitization Facility, the DIP Loan Documents, the Securitization Facility Documents, or, in each case, related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (A) any action by a Released Party in the Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (B) any release or indemnification provided for in any settlement or granted under any other court order; provided, that, in the case of (A) and (B), the Debtors shall retain all defenses related to any such action. Notwithstanding anything contained in the Plan to the contrary, the foregoing release shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

(b)               Notwithstanding anything to the contrary in the Plan, any Claim arising under Title I of ERISA for breach of fiduciary duty or relating to a prohibited transaction with respect to the Dean Foods Consolidated Pension Plan shall not be discharged, released, or enjoined; provided, however, that any such Claim against the Debtors shall be treated solely as a General Unsecured Claim.

(c)               Notwithstanding any other provisions of the Plan (including, but not limited to, Article IX of the Plan), this Order, or the Liquidating Trust Agreement, all claims or liabilities (including, but not limited to, any liability or claim for withdrawal liability under 29 U.S.C. §§ 1383, 1385, and 1392) against any non-Debtor by CSPF, CPPF, DIPP, and/or NETT shall (i) be left Unimpaired, (ii) not be discharged or released, and (iii) continue unaltered as if the Chapter 11 Cases had not been commenced. Further, notwithstanding any other provisions of the Plan (including, but not limited to, Article IX of the Plan), this Order, or the Liquidating Trust Agreement, CSPF, CPPF, DIPP, and NETT shall not be enjoined from asserting any claims against any non-Debtor, and no claims of CSPF, CPPF, DIPP, and/or NETT against any non-Debtor shall be exculpated or released to any extent. Also, the right of each of CSPF, CPPF, DIPP, and NETT to accelerate withdrawal liability payments upon an event of default pursuant to 29 U.S.C. § 1399(c)(5) and the respective plan document for each of CSPF, CPPF, DIPP, and

NETT are not Impaired or otherwise affected by any provisions of the Plan, this Order, or the Liquidating Trust Agreement. Notwithstanding the preceding three sentences, Article IX.F.3 of the Plan shall not impact the releases set forth in Article IX.F.1 of the Plan with respect to any of the following Entities, but in each case solely in its capacity as such: (i) the Debtors, the Debtors’ Estates, the Liquidating Debtors, the Liquidating Debtors’ Estates, and all of their respective current and former officers and directors, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees; (ii) the Liquidating Trustee; (iii) the Liquidating Trust Advisory Board and its members; (iv) the DIP Agent; (v) each DIP Secured Party; (vi) each Securitization Party; (vii) each Prepetition Secured Party; (viii) the Creditors’ Committee and its members; (ix) the Senior Notes Indenture Trustee; and (x) with respect to each of the foregoing Entities in clauses (ii) through (ix), such Entities’ predecessors, successors, assigns, managed accounts and funds, and all of their respective current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals (but, in all cases, only in their capacity as such), and such Entities’ respective heirs, executors, estates, and nominees (but, in all cases, only in their capacity as such). For avoidance of doubt, the foregoing sentence shall in no way limit or eliminate the rights of CSPF, CPPF, DIPP, and/or NETT to seek and obtain relief from any non-Debtor entity or unincorporated trade or business on the basis that it is or was a trade or business under common control with one or more Debtors within the meaning of 29 U.S.C. § 1301(b)(1) and the regulations promulgated pursuant thereto.

(d)               Entry of this Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute its finding that each release described in the Plan is (i) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement, and compromise of such Claims, (ii) in the best interests of the Debtors and all Holders of Claims, (iii) fair, equitable, and reasonable, (iv) given and made after due notice and opportunity for hearing, and (v) subject to the occurrence of the Effective Date, a bar to the Releasing Party asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or its property.

29.           Exculpation and Limitation of Liability. Pursuant to section 1123(b) and 105(a) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or this Order, none of the Exculpated Parties shall have or incur any liability for any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, the Disclosure Statement, release, or document created or entered into in connection with the Plan or in the Chapter 11 Cases (including the Plan Supplement and, in each case, any documents and related prepetition transactions related thereto), the pursuit of Confirmation and consummation of the Plan, the preparation and distribution of the Plan, the Plan Documents, the DIP Loan Documents, the DIP Facility, the Securitization Facility Documents, the Securitization Facility, the offer, issuance, and distribution of any securities issued or to be issued under or in connection with the Plan, or any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the liquidation of the Debtors or the administration of the Plan or the property to be distributed under the Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence. Each Exculpated Party shall be entitled to reasonably rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the Plan. The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

30.           Injunction. Except as otherwise specifically provided in the Plan, this Order, or any Final Order entered by the Court in the Chapter 11 Cases, all Persons or Entities who have held, hold, or may hold Claims or Interests that arose prior to the Effective Date, and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives, and Affiliates, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, against the Debtors, the Liquidating Trust, the Liquidating Debtors, or property or interest in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Plan, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Liquidating Trust, the Liquidating Debtors, or property or interest in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Plan, (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against the Debtors, the Liquidating Trust, the Liquidating Debtors, or property or interests in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors other than to enforce any right to a distribution pursuant to the Plan, (d) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors, the Liquidating Trust, or the Liquidating Debtors, or against the property or interests in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors, with respect to any such Claim or Interest, notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise, except to the extent that a right to setoff is asserted (i) with respect to a Proof of Claim that explicitly preserves such setoff and is timely Filed by the applicable Claims Bar Date or pursuant to section 502(h) of the Bankruptcy Code and Bankruptcy Rule 3002(c)(3) or (ii) by a Holder of a Reconciled Claim with respect to any post-petition claim that a Debtor, a Liquidating Debtor, or the Liquidating Trust may have against such Holder, and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of, in connection with, or with respect to any such claims or interests released or settled pursuant to the Plan. Such injunction shall extend to any successors or assignees of the Debtors, the Liquidating Trust, and the Liquidating Debtors and their respective properties and interest in properties.

31.           Plan Modifications.

(a)               Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors were entitled to alter, amend, or modify the Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date; provided, that any such alteration, amendment, or modification was reasonably acceptable to (i) the Creditors’ Committee and (ii) the DIP Agent and the Securitization Agent, as applicable, but only if such alteration, amendment, or modification adversely affected, directly or indirectly, any of the DIP Agent, the DIP Secured Parties, the Securitization Parties, or the Prepetition Secured Parties; provided further, however, that the Debtors could alter, amend, or modify conditions 1 or 2 set forth in Article X.A of the Plan only with the consent of the DIP Agent and the Securitization Agent (which consent shall not be unreasonably withheld). After the Confirmation Date and before substantial consummation of the Plan, the Debtors may institute proceedings in the Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement or this Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b)               After the Confirmation Date but before the Effective Date, the Debtors, with the consent of the Creditors’ Committee (which consent may not be unreasonably withheld), may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders or their Claims or Interests.

32.           Revocation or Withdrawal of Plan. The Debtors shall have the right to revoke, withdraw, or delay consideration of the Plan as to any or all of the Debtors prior to the Confirmation Date, either entirely or as to any one or more of the Debtors, and to File subsequent plans. If the Plan is revoked, withdrawn, or delayed as to fewer than all of the Debtors, such revocation, withdrawal, or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn, or delayed. If the Debtors revoke or withdraw the Plan in its entirety or as to any of the Debtors, or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Court and as to all or such Debtors, as applicable, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise not previously approved by Final Order of the Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan or this Order, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims or Interests, (ii) prejudice in any manner the rights of such Debtors or any other Person or Entity (including, but not limited to, the application of res judicata or collateral estoppel), or (iii) constitute an admission of any sort by the Debtors or any other Person or Entity.

33.           Reversal. If any or all of the provisions of this Order are hereafter reversed, modified, or vacated by subsequent order of the Court or any other court of competent jurisdiction, such reversal, modification, or vacatur shall not affect the validity or the enforceability of (a) any act, obligations, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors or the Liquidating Debtors, as applicable, under or in connection with the Plan (including, but not limited to, pursuant to any other order of the Court) prior to the date that the Debtors or the Liquidating Debtors received actual written notice of the effective date of any such reversal, modification, or vacatur or (b) any provisions of this Order that are not expressly reversed, modified, or vacated by such subsequent order of the Court or any other court of competent jurisdiction. Notwithstanding any such reversal, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Plan, and any amendments or modifications thereto.

34.           Retention of Jurisdiction.

(a)               Notwithstanding the entry of this Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including, but not limited to, jurisdiction for the purposes set forth in Article XII of the Plan.

(b)               Notwithstanding any other provision in Article XII of the Plan to the contrary, nothing herein or in the Plan shall prevent the Liquidating Trustee, on behalf of the Liquidating Debtors, Liquidating Trust, or Estates, as applicable, from commencing and prosecuting any Causes of Action before any other court or judicial body which would otherwise have appropriate jurisdiction over the matter and parties thereto, and nothing herein shall restrict any such courts or judicial bodies from hearing and resolving such Causes of Action.

35.           Successors and Assigns. Except as expressly set forth herein or in the Plan, the rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on,

and shall inure to the benefit of, any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

36.           Further Assurances. The Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

37.           Service of Documents. Any pleading, notice, or other document required by the Plan to be served shall be served pursuant to the terms of Article XIII.J of the Plan.

38.           Effectiveness of All Actions. Except as set forth in the Plan or this Order, all actions authorized to be taken pursuant to the Plan shall be effective on, prior to, or after the Effective Date pursuant to this Order, as applicable, without further notice to, or action, order, or approval of, the Court or further action by the respective shareholders, affiliates, subsidiaries, members (including, but not limited to, ex-officio members), officers, directors, principals, managers, trustees, employees, partners, agents, or representatives of the Debtors or the Liquidating Debtors and with the effect that such actions had been taken by unanimous action of such shareholders, affiliates, subsidiaries, members (including, but not limited to, ex-officio members), officers, directors, principals, managers, trustees, employees, partners, agents, or representatives.

39.           Notice of Confirmation Date and Effective Date; Substantial Consummation of Plan. The Claims and Solicitation Agent shall serve notice of the entry of this Order to (a) all Holders of Claims and (b) those other parties on whom the Plan, Disclosure Statement, and related documents were served. Such service constitutes good and sufficient notice pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c). On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall file with the Court a “Notice of Effective Date” (the “Notice of Effective Date”) and shall mail or caused to be mailed by first-class mail5 to Holders of Claims or Interests a copy of the Notice of Effective Date; provided, however, that the Debtors shall not be required to transmit the Notice of Effective Date to Holders of Claims or Interests in Classes 7 and 10 or to any Holders of Claims or Interest for which applicable Solicitation Materials were returned to the Debtors’ Claims and Solicitation Agent as undeliverable. Upon the Effective Date, the Plan shall be deemed substantially consummated as to each Debtor entity, consistent with the definition of “substantial consummation” in section 1101(2) of the Bankruptcy Code.

40.           Transactions on Business Days. If any payment, distribution, act, or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act, or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

41.           Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

42.           Utility Deposits. To the extent they have not already done so, all utilities, including, but not limited to, any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Order (I) Prohibiting Utilities

_____________________

5 Each Holder of Class 9 Interests that has requested to receive notices with respect to such Interests from its bank, broker, or other nominee, or such firm’s agent, only shall only receive electronic transmission of the Notice of Effective Date, unless any such Holder contacts the Claim and Solicitation Agent for a paper copy.

from Altering, Refusing, and Discontinuing Service, (II) Deeming Utilities Adequately Assured of Future Performance, and (III) Establishing Procedures for Determining Requests for Additional Adequate Assurance [D.I. 117] or otherwise, including, but not limited to, electricity, gas, telephone, sewage, telecommunications, waste removal, and water, are directed to return such Deposits to the Liquidating Debtors, either by setoff against post-petition indebtedness or by Cash refund, within 30 days following the Effective Date.

43.           Insurance Neutrality.

(a)               Notwithstanding anything to the contrary in the Plan, the Plan Documents, the Disclosure Statement, this Order, any bar date notice or claim objection, any other document related to any of the foregoing, or any other order of the Court (including, without limitation, any provision that purports to be preemptory or supervening, grants an injunction, discharge, or release, requires any party to opt out of any releases, or confers Court jurisdiction):

i.                    nothing alters the rights and obligations of the Debtors (or after the Effective Date, of the Liquidating Debtors, as successor in interest to the Debtors) and the Insurers under any Insurance Contracts except that, on and after the Effective Date, the Insurance Contracts shall vest unaltered in their entirety in the Liquidating Debtors and the Liquidating Debtors shall become and remain liable in full for all obligations under the Insurance Contracts regardless of whether such rights or obligations arise or become due before or after the Effective Date;

ii.                  nothing modifies the terms and conditions of any Insurance Contracts, including the insurance coverage provided thereunder and any liability and obligation to pay or reimburse losses and expenses within the deductibles; and

iii.                nothing releases, discharges, modifies, or otherwise alters any Insurers’ security interests in or liens on all accounts, letters of credit, paid loss deposit funds, cash, and other collateral and security provided in connection with the Insurance Contracts.

(b)               For the avoidance of doubt, all rights and obligations under the Insurance Contracts shall be determined under the applicable Insurance Contracts and applicable non-bankruptcy law without the requirement or need for any Insurer to File any Proofs of Claim or

Administrative Claims or object to any cure amount. In addition, notwithstanding any other term or provision in the Plan or this Order, nothing in the Plan or this Order shall alter, diminish, or otherwise prejudice the rights, claims, or defenses of any of the Debtors or their successors in interest in respect of any Insurance Agreements.

44.           General Authorizations. Pursuant to section 1142 of the Bankruptcy Code, Section 303 of the Delaware General Corporation Law, and any comparable provisions of the business corporation or similar law of any applicable state, the Debtors, the Liquidating Trustee, Liquidating Debtors, and any other necessary parties are authorized and empowered without further corporate action or action by the Debtors’ directors, members, partners, shareholders, or any other person to (a) execute and deliver any instrument, agreement, or document, (b) adopt amendments to by-laws or similar governing documents, (c) appoint, on the Confirmation Date, the Liquidating Trustee to serve as the sole officer, director, or manager of each of the Debtors (and, on or after the Effective Date, for each of the Liquidating Debtors), (d) appoint, on the Effective Date, the Liquidating Trustee to serve as the sole holder of the New Equity Interest, and (e) perform any act that is necessary, desirable, or required to comply with the terms and conditions of the Plan and this Order and consummation of the Plan, and are authorized and empowered, without limitation, to take all actions necessary or appropriate to enter into, implement, perform under, and consummate the contracts, instruments, and other agreements or documents created in connection with the Plan, including, without limitation, entering into the Plan Documents.

45.           Administrative Claims Bar Date.

(a)               All requests for payment of Administrative Claims that accrued on or before the Effective Date (other than Other Administrative Claims, which are subject to the provisions of Article II of the Plan) must be Filed with the Claims and Solicitation Agent and served on counsel for the Debtors and Liquidating Debtors, counsel for the Creditors’ Committee, and the Liquidating Trustee by the Administrative Claims Bar Date. Any requests for payment of Administrative Claims pursuant to Article II of the Plan that are not properly Filed and served by the Administrative Claims Bar Date shall be disallowed automatically without the need for any objection from the Debtors, the Liquidating Debtors, or the Liquidating Trustee or any action by the Court.

(b)               Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date.

(c)               The Debtors shall file a notice setting forth the Administrative Bar Date on the Court’s docket and serve such notice with the Notice of Effective Date and post such notice on the Debtors’ Case Information Website. No other notice of the Administrative Bar Date need be provided.

(d)               Notwithstanding the foregoing, requests for payment of Administrative Claims need not be Filed for Administrative Claims that (i) previously have been Allowed by Final Order of the Court or pursuant to this Plan, (ii) the Debtors or Liquidating Debtors (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld) have otherwise agreed in writing do not require such a filing, (iii) are set forth in the Debtors’ or

Liquidating Debtors’ books and records, (iv) are listed on a Reconciliation Notice Filed by the Debtors, or (v) arise pursuant to 28 U.S.C. § 1930.

46.            Professional Fee Claims.

(a)               All requests for payment of Professional Fee Claims must be Filed with the Court by the date that is no later than 45 calendar days after the Effective Date; provided, that if any Professional is unable to File its own request with the Court, such Professional may deliver an original, executed copy, and an electronic copy to the Debtors’ attorneys and the Liquidating Debtors at least three Business Days before the deadline, and the Debtors’ attorneys shall File such request with the Court. The objection deadline relating to a request for payment of Professional Fee Claims shall be 4:00 p.m. (prevailing Central Time) on the date that is 20 calendar days after the Filing of such request. Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed.

(b)               On the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Liquidating Debtors, or the Liquidating Trustee may employ and pay all professionals without any further notice to, action by, or order or approval of the Court or any other party; provided, however, that each Professional shall provide, during the period from the Confirmation Date to the Effective Date, its fee and expense statements or invoices, in summary form and in accordance with the requirements of Article II.E.2 of the Plan, to counsel to the Creditors’ Committee contemporaneously with the delivery of such fee and expense statements or invoices to the Debtors and the Liquidating Trustee. The Debtors shall pay in Cash all such fees and expenses of any Professional, within ten days of presentment of such statements or invoices, if no written objections to the reasonableness of the fees and expenses charged in any such statement or invoice (or any portion thereof) is made by the Debtors, the Liquidating Trustee, or the Creditors’ Committee. Any objection raised by the Debtors, the Liquidating Trustee, or the Creditors’ Committee must be made in accordance with the terms of Article II.E.2 of the Plan. To the extent an objection only contests a portion of an invoice, the undisputed portion thereof shall be promptly paid.

(c)               Within ten Business Days following the Confirmation Date, the Debtors shall fund the Professional Fee Escrow Account with Cash in an amount equal to the Debtors’ good faith estimate of the Professional Fee Claims. To receive payment for unbilled fees and expenses incurred through the Effective Date, all Professionals shall (a) estimate their accrued Professional Fee Claims prior to and as of the Effective Date and (b) estimate their expected fees and expenses for professional services to be rendered or costs to be incurred on account of the Chapter 11 Cases following the Effective Date and shall deliver such estimates to the Debtors on or before the Effective Date. Funds held in the Professional Fee Escrow Account shall not be considered property of the Estates, the Debtors, the Liquidating Debtors, or the Liquidating Trust, but shall revert to the Wind-Down Account only after all Allowed Professional Fee Claims have been paid in full and following satisfaction of the DIP Claims and the Securitization Facility Claims.

(d)               Fees owing to the applicable Holder of a Professional Fee Claim shall be paid in Cash to such Holder from funds held in the Professional Fee Escrow Account when such Claims are Allowed by an order of the Court or authorized to be paid under the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [D.I. 580]; provided, that the Liquidating Debtors’ obligations with respect to

Professional Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of accrued Professional Fee Claims, the Holders of Professional Fee Claims shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.D.4 of the Plan, including from the Liquidating Trust Assets. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates, the Debtors, the Liquidating Debtors, or the Liquidating Trust. No Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way.

47.              Payment of Statutory Fees. On the Effective Date or as soon thereafter as reasonably practicable, the Liquidating Debtors shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. Following the Effective Date, the Liquidating Trust shall pay the U.S. Trustee Fees for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

48.              Term of Injunctions or Stays. Unless otherwise provided in this Order or the Plan, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Order), shall remain in full force and effect until the later of (a) the Effective Date or (b) the date indicated in the order providing for such injunction or stay.

49.              Plan Supplement. All materials included in the Plan Supplement (as may be amended in accordance with the terms of the Plan or this Order) are integral to, part of, and incorporated by reference into the Plan. The Plan Supplement (as may be altered, modified, or amended in accordance with the terms of the Plan or this Order) and all related documents are hereby approved, including, but not limited to, the Liquidating Trust Agreement, a list of the proposed initial members of the Liquidating Trust Advisory Board, and the Schedule of Retained Causes of Action.

50.              Entire Agreement. Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

51.              Headings. The headings contained within this Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Order.

52.              Nonseverability. This Order constitutes a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with Article XIII.H of the Plan, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the reasonable consent of the Debtors and the Creditors’ Committee, as well as the DIP Agent and Securitization Agent, as applicable, (but only if such alteration or interpretation adversely affects, directly or indirectly, any of the DIP Agent, the DIP Secured Parties, the Securitization Parties, or the Prepetition Secured Parties), and (c) nonseverable and mutually dependent.

53.              Final Order. This Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

54.              Closing of Chapter 11 Cases. The Liquidating Debtors shall promptly, upon the full administration of the Chapter 11 Cases, file with the Court all documents required by the Bankruptcy Rules and any applicable orders of the Court to close the Chapter 11 Cases.

55.           Binding Effect; Waiver of Bankruptcy Rules 3020(e), 6004(h), and 7062 and Federal Rule of Civil Procedure 62(a). The 14-day stay provided by Bankruptcy Rules 3020(e), 6004(h), and 7062 and Federal Rule of Civil Procedure 62(a) shall not apply to this Order. Immediately upon the entry of this Order, (a) the provisions of the Plan shall be binding upon (i) the Debtors, (ii) all Holders of Claims against, or Interests in, the Debtors, whether or not Impaired under the Plan and whether or not, if Impaired, such Holders accepted the Plan, (iii) each Person acquiring property under the Plan, (iv) any other party in interest, (v) any Person making an appearance in the Chapter 11 Cases, and (vi) each of the foregoing’s respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians, and (b) the Debtors are authorized to consummate the Plan immediately upon entry of this Order.

56.           Certain Liabilities to Governmental Units.

(a)               With respect to any Governmental Unit, nothing in this Order, the Plan, or the Plan Documents shall limit or expand the scope of release or injunction to which the Debtors, Liquidating Debtors, and/or Estates are entitled to under the Bankruptcy Code, if any. Nothing in this Order, the Plan, or the Plan Documents shall (i) provide a discharge to the Debtors, Liquidating Debtors, or Estates from any liability to a Governmental Unit, (ii) release, nullify, preclude, or enjoin any liability to a Governmental Unit on the part of any non-Debtor, or (iii) be construed as a compromise or settlement of any claim, liability, suit, cause of action, or interest of the United States or the Texas Comptroller of Public Accounts (the “Texas Comptroller”). For the avoidance of doubt, neither the United States nor the Texas Comptroller shall be deemed a Releasing Party under the Plan Documents, and nothing in Article IX of the Plan shall release, nullify, preclude, or enjoin any liability to a Governmental Unit.

(b)               Moreover, notwithstanding anything contained in this Order, the Plan, or the Plan Documents, nothing herein or therein shall (i) affect or enjoin the exercise or enforcement of a Governmental Unit’s police and regulatory powers against the Debtors or any non-Debtor, (ii) affect or impair a Governmental Unit’s rights to assert setoff and recoupment against the Debtors and such rights are expressly preserved, (iii) modify the provisions pertaining to the allowance of the United States’ or the Texas Comptroller’s claims under sections 502 of the Bankruptcy Code, (iv) modify the treatment of late filed claims under applicable law, (v) authorize the transfer or assignment of any governmental (A) license, (B) permit, (C) registration, (D) authorization, (E) certificate or (F) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements and approvals under police or regulatory law, (vi) be interpreted to set cure amounts or to require the United States to novate or otherwise consent to the transfer of any federal contracts, agreements, leases, covenants, guaranties, indemnification or other interests, or (vii) constitute an approval or consent by the United States or the Texas Comptroller without compliance with all applicable legal requirements and approvals under non-bankruptcy law. Nothing in this Order, the Plan, or the Plan Documents shall (y) enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside of this Court, any liability described in the preceding sentence or (z) divest any court, commission, or other tribunal of any jurisdiction.

(c)               For the avoidance of doubt, the amount and validity of each of the Texas Comptroller’s asserted (i) Priority Tax Claim in connection with the audit of the January 2014 through April 2017 sales tax periods subject to the pending administrative hearing No. 117,755 and (ii) post-petition tax claim in connection with the audit of the November 2019 through May 2020 sales tax periods, shall be finally determined through their respective ongoing state administrative processes or consensual settlement and not by the Court (together, as so finally determined, the “Texas Tax Claims”). Upon such final determination, (i) the Texas Comptroller may amend any previously filed proofs of claim to reflect the results of the determination and corresponding changes to the final liability, if any, without further leave of the Court and (ii) the Texas Tax Claims shall be Allowed Claims and entitled to distribution on the next applicable Interim Distribution Date, in accordance with the terms of the Plan and this Order.

(d)               All Allowed Priority Tax Claims of the United States and the Texas Comptroller shall be paid in accordance with 11 U.S.C. § 1129(a)(9)(C) and (D), and neither the United States nor the Texas Comptroller consent to different treatment. Nothing in this Order, the Plan, or the Plan Documents modifies the operation of 11 U.S.C. § 503(b)(1)(D).

57.           Securities and Exchange Commission. Notwithstanding any provision herein to the contrary, no provision of the Plan, or any order confirming the Plan, (a) releases any non-debtor person or entity (including any Released Party) from any Claim or cause of action of the United States Securities and Exchange Commission (the “SEC”) or (b) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, causes of action, proceedings, or investigations against any non-debtor person or entity (including any Released Party) in any forum.

58.           Sydney Alphonse; Steve Morgan.

(a)               On August 31, 2020, the Court entered the Stipulation and Agreed Order Between Debtors and Sidney Alphonse [D.I. 2906] permitting Sydney Alphonse (“Alphonse”) to (i) liquidate his claims (the “Alphonse Claims”) against the Debtors Dean Foods Company d/b/a Oak Farms Dairy and Southern Foods Group, LLC to final judgment and settlement in Case No. DC-19-00640 in the 162nd Judicial District Court of Dallas County, Texas, Alphonse v. Dean

Foods Company, et al. and (ii) recover any liquidated final judgment or settlement from insurance coverage, if any, available under one or more insurance policies issued to the Debtors or through the Court-supervised claims administration and distribution process.

(b)               On September 8, 2020, the Court entered the Stipulation and Agreed Order Between the Debtors and Steve Morgan [D.I. 2950] permitting Steve Morgan (together with Alphonse, the “PI Litigants”) to (i) liquidate his claims (together with the Alphonse Claims, the “Asserted PI Claims”) against the Debtors Dean Foods Company and Southern Foods Group, LLC to final judgment and settlement outside the Chapter 11 Cases and (ii) recover any liquidated final judgment or settlement from insurance coverage, if any, available under one or more insurance policies issued to the Debtors or through the Court-supervised claims administration and distribution process.

(c)               Nothing in the Plan or this Order shall prejudice, release, or enjoin the Asserted PI Claims for purposes of adjudicating the PI Litigants’ respective alleged personal injury claims to final judgment or settlement outside of the Chapter 11 Cases or the collection of any final judgment or settlement from third-party insurance coverage, if any, available under one or more insurance policies issued to Debtors. The Plan injunction shall remain in place for all other purposes, including, without limitation, to prevent the enforcement of any final judgment or settlement against the Debtors (other than from third-party insurance coverage, if any), including, without limitation, with respect to any applicable self-insurance retention or deductible.

(d)               Any recovery by either of the PI Litigants with respect to the Debtors, other than from third-party insurance coverage, shall be solely pursuant to the terms of the Plan, and the foregoing paragraphs shall not be deemed to modify or improve the character, validity, or priority of any of the Asserted PI Claims, if any, including, without limitation, with respect to any applicable self-insurance retention or deductible.

59.           ACE/Chubb. The following provisions supplement Article VIII.B.3 of the Plan as though set forth as parts (d) and (e) thereof:

(a)               the automatic stay of section 362(a) of the Bankruptcy Code and the injunction set forth in the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Court, solely to permit (i) claimants with valid workers’ compensation claims or with valid direct action claims against ACE American Insurance Company, Federal Insurance Company, and each of their U.S.-based affiliates, predecessors and successors (collectively, “Chubb”) under applicable non-bankruptcy law to proceed with their claims, (ii) Chubb to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against Chubb under applicable non-bankruptcy law, or an order has been entered by the Court granting a claimant relief from the automatic stay or the injunction set forth in the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing, (iii) Chubb to draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Liquidating Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Liquidating Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Liquidating Debtors, as applicable) under the applicable insurance policies that have been issued by Chubb to, or that provide coverage to, any of the Debtors at any time, and all agreements, documents, or instruments relating thereto (collectively, the “Chubb Insurance Contracts”), in such order as Chubb may determine, and (iv) to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Contracts, Chubb to cancel or terminate any Chubb Insurance Contract, and to take, in their sole discretion, other actions relating to the Chubb Insurance Contracts (including setting off amounts due by the Debtors or Liquidating Debtors against any amounts due to the Debtors or Liquidating Debtors or against (or otherwise applying) any collateral or security provided by the Debtors or Liquidating Debtors, regardless of when any such amounts arise, become due or when any such collateral or security is provided); and

(b)               nothing shall alter, amend, or otherwise modify the terms and conditions of the Order (I) Approving Settlement Between The Debtors And Chubb Pursuant To Bankruptcy Rule 9019(A), And (II) Authorizing Pursuant To Sections 105, 362 And 363 Of The Bankruptcy Code Entry Into A Certain Loss Portfolio Transfer Agreement And The Purchase Of A Certain Contractual Indemnity Policy And (B) Relief From The Automatic Stay And Any Plan Injunction To Effectuate The Transaction And Related Relief [D.I. 3491] (the “Settlement Order”), any releases granted pursuant thereto, the Binder and the Policy approved thereunder (each as defined in the Settlement Order), or any of the Debtors’ obligations under the Settlement Order, the Binder, and the Policy. For the avoidance of doubt, (i) the Chubb Insurance Contracts shall be Insurance Contracts and Insurance Contracts shall include the Chubb Insurance Contracts and (ii) the Binder and the Policy shall be considered Insurance Contracts under the Plan and all obligations thereunder, regardless of whether such obligations arise or become due before or after the Effective Date, shall be treated in accordance with Article VIII.B.3 of the Plan.

60.           Westchester Fire Insurance Company.

(a)               Notwithstanding any other provision of the Plan or this Order, and in lieu of the treatment provided in Class 1 under the Plan and the lien release provisions in Article

IX.A. of the Plan, any and all collateral, including cash collateral and letters of credit, held by Westchester Fire Insurance Company (“Westchester”) in connection with the Indemnity Agreement (as defined herein) shall be retained by Westchester to secure the obligations of the Debtors under the General Agreement of Indemnity, dated July 11, 2002 (the “Indemnity Agreement”), and all applicable surety bonds regardless of when such obligations arise, and Westchester’s rights in such collateral shall be Unimpaired. Nothing in this paragraph shall be deemed to waive any of the Debtors’ rights or defenses with respect to any Claims or be deemed to modify the respective rights and obligations of Westchester, the Debtors, or any indemnitors, as applicable, under any surety bonds, the Indemnity Agreement, or any related collateral agreements.

(b)               Notwithstanding any provision of this Plan or this Order, including, but not limited to, the release and injunction provisions in Article IX of the Plan, nothing in the Plan or this Order shall be deemed to bar, impair, alter, diminish, or enlarge any of the rights or claims of Westchester and its affiliates against any non-Debtor that is a party to an indemnity agreement in favor of Westchester, including but not limited to, the Indemnity Agreement, and, for the avoidance of doubt, Westchester shall be deemed to have opted out of any and all release and injunctive provisions of the Plan without the need to file a ballot so indicating.

61.           Danisco USA. On March 12, 2021, the Debtors filed the Stipulation and Agreed Order Between the Debtors and Danisco U.S.A. Inc. (the “Danisco Stipulation”) [D.I. 3541]. In the event of any conflict between the Plan, the Disclosure Statement, this Order, and the Danisco Stipulation with respect to the agreement documented the Danisco Stipulation, the Danisco Stipulation shall govern.

62.           Conflicts with This Order. The provisions of the Plan and this Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any terms and provisions of this Order and any terms and provisions of the Plan, Plan Supplement, Liquidating Trust Agreement, or any other Plan Document that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Order shall govern, and any provision of this Order shall be deemed a modification of the Plan or such other document and shall control and take precedence. Subject to paragraph 33 of this Order, the provisions of this Order are integrated with each other and are nonseverable and mutually dependent.

Signed: March 17, 2021.

/s/ David R. Jones
David R. Jones UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

Plan of Liquidation

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: SOUTHERN FOODS GROUP, LLC, et al., Debtors.[1]	) ) ) ) ) ) ) )	Chapter 11 Case No. 19-36313 (DRJ) (Jointly Administered)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION OF SOUTHERN
FOODS GROUP, LLC, DEAN FOODS COMPANY, AND THEIR DEBTOR AFFILIATES

_____________________

1 The debtors and debtors in possession in these chapter 11 cases, along with the last four digits of their respective Employer Identification Numbers, are as follows: Southern Foods Group, LLC (1364); Dean Foods Company (9681); Alta-Dena Certified Dairy, LLC (1347); Berkeley Farms, LLC (8965); Cascade Equity Realty, LLC (3940); Country Fresh, LLC (6303); Dairy Information Systems Holdings, LLC (9144); Dairy Information Systems, LLC (0009); Dean Dairy Holdings, LLC (9188); Dean East II, LLC (9192); Dean East, LLC (8751); Dean Foods North Central, LLC (7858); Dean Foods of Wisconsin, LLC (2504); Dean Holding Company (8390); Dean Intellectual Property Services II, Inc. (3512); Dean International Holding Company (9785); Dean Management, LLC (7782); Dean Puerto Rico Holdings, LLC (6832); Dean Services, LLC (2168); Dean Transportation, Inc. (8896); Dean West II, LLC (9190); Dean West, LLC (8753); DFC Aviation Services, LLC (1600); DFC Energy Partners, LLC (3889); DFC Ventures, LLC (4213); DGI Ventures, Inc. (6766); DIPS Limited Partner II (7167); Franklin Holdings, Inc. (8114); Fresh Dairy Delivery, LLC (2314); Friendly’s Ice Cream Holdings Corp. (7609); Friendly’s Manufacturing and Retail, LLC (9828); Garelick Farms, LLC (3221); Mayfield Dairy Farms, LLC (3008); Midwest Ice Cream Company, LLC (0130); Model Dairy, LLC (7981); Reiter Dairy, LLC (3675); Sampson Ventures, LLC (7714); Shenandoah’s Pride, LLC (2858); Steve’s Ice Cream, LLC (6807); Suiza Dairy Group, LLC (2039); Tuscan/Lehigh Dairies, Inc. (6774); Uncle Matt’s Organic, Inc. (0079); and Verifine Dairy Products of Sheboygan, LLC (7200). The debtors’ mailing address is 2711 North Haskell Avenue, Suite 3400, Dallas, TX 75204.

DAVIS POLK & WARDWELL LLP	NORTON ROSE FULBRIGHT US LLP

Brian M. Resnick (admitted pro hac vice)

Steven Z. Szanzer (admitted pro hac vice)

Nate Sokol (admitted pro hac vice)

Omer Netzer (admitted pro hac vice)

450 Lexington Avenue

New York, New York 10017

Tel.: (212) 450-4000

Fax: (212) 701-5800

brian.resnick@davispolk.com

steven.szanzer@davispolk.com

nathaniel.sokol@davispolk.com

omer.netzer@davispolk.com

William R. Greendyke (SBT 08390450)

Jason L. Boland (SBT 24040542)

Robert B. Bruner (SBT 24062637)

Julie Goodrich Harrison (SBT 24092434)

1301 McKinney Street, Suite 5100

Houston, Texas 77010-3095

Tel.: (713) 651-5151

Fax: (713) 651-5246

william.greendyke@nortonrosefulbright.com

jason.boland@nortonrosefulbright.com

bob.bruner@nortonrosefulbright.com

julie.harrison@nortonrosefulbright.com

Counsel to the Debtors and Debtors in Possession

Dated: March 17, 2021

Houston, Texas

TABLE OF CONTENTS

Page

Article I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES	1
A. Defined Terms	1
B. Rules of Interpretation	19
C. Computation of Time	20
D. Governing Law	20
E. Reference to Monetary Figures	21
F. Nonconsolidated Plan	21
Article II ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, DIP CLAIMS, SECURITIZATION FACILITY CLAIMS, PRIORITY TAX CLAIMS, AND U.S. TRUSTEE FEES	21
A. Treatment of the DIP Claims	21
B. Treatment of the Securitization Facility Claims	22
C. Administrative Claims Bar Date; Filing of Administrative Claims	22
D. Treatment of Administrative Claims and Priority Tax Claims	23
E. Filing of Professional Fee Claims; Treatment of Professional Fee Claims	24
F. Payment of Statutory Fees	26
Article III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	26
A. Summary	26
B. Classification and Treatment of Claims and Interests	27
C. Special Provision Governing Unimpaired Claims and Interests	31
D. Acceptance or Rejection of the Plan	31
E. Elimination of Vacant Classes	32

F. Controversy Concerning Impairment	32
G. Modification and Severability as to Debtors; Reservation of Rights	32
Article IV IMPLEMENTATION OF THE PLAN	33
A. Liquidating Trust	33
B. Corporate Action	37
C. Cancellation of Existing Securities and Related Agreements and the Senior Notes Indenture and Issuance of New Equity Interest	39
D. Accounts and Reserves	40
E. Privilege Matters	41
Article V PROVISIONS REGARDING THE LIQUIDATING TRUSTEE	41
A. Appointment of the Liquidating Trustee	41
B. The Liquidating Trust Agreement	42
C. Rights, Powers, and Duties of the Liquidating Debtors and the Liquidating Trustee	42
D. Compensation of the Liquidating Trustee	42
E. Indemnification	43
F. Insurance	43
Article VI PROVISIONS GOVERNING DISTRIBUTIONS	44
A. Disbursing Agent	44
B. Timing and Delivery of Distributions	44
C. Manner of Payment Under the Plan	47
D. Allocation of Plan Distributions Between Principal and Interest	47
E. Compliance Matters	47
F. Foreign Currency Exchange Rate	47
G. Fractional Dollars	48
H. Undeliverable or Non-Negotiated Distributions	48

-ii-

I. Claims Paid by Third Parties	49
J. Claims Payable by Third Parties	49
Article VII DISPUTED CLAIMS	49
A. Objections to Claims	49
B. Resolution of Disputed Claims	50
C. Estimation of Claims and Interests	50
D. Payments and Distributions for Disputed Claims	51
E. No Amendments to Claims	53
F. No Interest	53
Article VIII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	53
A. Assumption and Rejection of Executory Contracts and Unexpired Leases	53
B. Assumption of Certain Indemnification Obligations	54
C. Rejection Claims	56
D. Modifications, Amendments, Supplements, Restatements, or Other Agreements	56
Article IX EFFECT OF CONFIRMATION OF THE PLAN	56
A. Release of Liens	56
B. Releases	57
C. Term of Injunction or Stays	57
D. Exculpation	57
E. Release by the Debtors	58
F. Voluntary Releases by the Releasing Parties	60
G. Injunction	62
H. Setoff and Recoupment	63

-iii-

I. Preservation of Causes of Action	63
J. Compromise and Settlement of Claims and Controversies	64
Article X CONDITIONS PRECEDENT TO EFFECTIVE DATE OF PLAN	65
A. Conditions to Effectiveness	65
B. Waiver of Conditions to Effectiveness	65
Article XI MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN	66
A. Plan Modifications	66
B. Revocation or Withdrawal of the Plan and Effects of Nonoccurrence of Confirmation or Effective Date	66
Article XII RETENTION OF JURISDICTION	67
Article XIII MISCELLANEOUS PROVISIONS	69
A. Exemption from Transfer Taxes and Recording Fees	69
B. Payment of Statutory Fees	69
C. Dissolution of the Creditors’ Committee	69
D. Plan Supplement	69
E. No Admission	70
F. Substantial Consummation	70
G. Section 1125 of the Bankruptcy Code	70
H. Nonseverability	70
I. Binding Effect	71
J. Service of Documents	71
K. Waiver or Estoppel	72
L. Conflicts	72

-iv-

INTRODUCTION

Pursuant to section 1121(a) of the Bankruptcy Code,2 the Debtors in the above-captioned jointly administered Chapter 11 Cases respectfully propose the Plan. The Debtors are the proponents of the Plan under section 1129 of the Bankruptcy Code. The Plan contemplates the liquidation of the Debtors and the resolution of all outstanding Claims and Interests.

The Disclosure Statement that accompanies the Plan contains, among other things, a discussion of the Debtors’ history, businesses, properties, and operations, risk factors associated with the Plan, and a summary and analysis of the Plan, the Chapter 11 Cases, and certain related matters. Reference is hereby made to the Disclosure Statement that is being distributed herewith. In the event of any inconsistencies between the Plan and the Disclosure Statement, the terms and provisions of the Plan shall control.

All Holders of Claims that are eligible to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Article XII of the Plan, the Debtors reserve the right to alter, amend, modify (one or more times), revoke, or withdraw the Plan prior to its substantial consummation.

The Debtors and the Creditors’ Committee believe that confirmation and consummation of the Plan are in the best interests of the Debtors, their Estates, and their creditors. The Plan provides for an equitable distribution to Holders of Claims. The Debtors and the Creditors’ Committee believe that any alternative to confirmation of the Plan, such as liquidation under chapter 7 of the Bankruptcy Code, could result in significant delay, litigation, and additional costs, as well as a reduction in the distributions to Holders of Claims in certain Classes. Consequently, the Debtors and the Creditors’ Committee urge all eligible Holders of Impaired Claims eligible to vote on the Plan to vote to ACCEPT the Plan and to complete and submit their Ballots so that they will be RECEIVED by the Claims and Solicitation Agent on or before the Voting Deadline.

Article I
DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.                  “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for costs and expenses of administration of the Chapter 11 Cases pursuant to section 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including the following: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the

________________

2 Capitalized terms shall have the meanings ascribed to them in Article I.A of the Plan.

Estates and operating the businesses of the Debtors (including wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services, and reimbursement of expenses pursuant to section 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Effective Date, including Professional Fee Claims; (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code, including the U.S. Trustee Fees; (d) the DIP Claims; (e) the Securitization Facility Claims; (f) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code and to the extent approved by the Bankruptcy Court; (g) Post-petition Intercompany Claims; and (h) any fees and expenses that are earned and payable pursuant to the Plan and the other Plan Documents. For the avoidance of doubt, for the purposes of treatment and distribution, the DIP Claims and the Securitization Facility Claims shall be subject to Articles II.A and II.B of the Plan, respectively.

2.                  “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims (other than DIP Claims and Securitization Facility Claims), which (a) with respect to Administrative Claims other than Professional Fee Claims, shall be 30 days after the Effective Date and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.

3.                  “Administrative Claims Consent Program” means the consent program approved by the Bankruptcy Court pursuant to the Administrative Claims Protocols Order.

4.                  “Administrative Claims Protocols Order” means the Order Authorizing Administrative Expense Claims Protocols [D.I. 2724].

5.                  “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the referenced Entity were a Debtor.

6.                  “Allowed” means, with respect to Claims against any of the Debtors, except as otherwise provided herein, any Claim that (a) (i) is evidenced by a Proof of Claim Filed by the Claims Bar Date (or such other date as agreed by the Debtors pursuant to the Bar Date Order or as otherwise approved by the Bankruptcy Court) or a request for payment of an Administrative Claim Filed by the Administrative Claims Bar Date, as applicable, or (ii) for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order, a Proof of Claims or request for payment of an Administrative Claim is not or shall not be required to be Filed, (b) is listed on the Schedules as of the Effective Date as not contingent, not unliquidated, and not Disputed, and for which no contrary or superseding Proof of Claim, as applicable, has been timely Filed, (c) has been compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors by a Final Order of the Bankruptcy Court, or (d) is allowed pursuant to the Plan or a Final Order; provided, however, that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof, request for estimation, motion to deem the Schedules amended, or other challenge has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, if any, or such a challenge is so interposed and the Claim shall have been Allowed for distribution purposes only by a Final Order. “Allow” and “Allowing” shall have correlative meanings. Any Claim that has been or is hereafter listed on the Schedules as contingent, unliquidated, or disputed, and for which no contrary or superseding Proof of Claim has been timely Filed, or that is not or has not been Allowed by a Final Order, is not considered Allowed and shall be expunged without further action by the Debtors or the Liquidating Trustee and without any further notice to any party or action, order, or approval of the Bankruptcy Court. Notwithstanding anything to the contrary herein, to the extent applicable and without prejudice to the rights of any Holder of an Allowed Administrative Claim to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Claim, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor, the Liquidating Debtors, or the Liquidating Trustee, as applicable. For the avoidance of doubt, a Proof of Claim Filed after the Claims Bar Date or a request for payment of an Administrative Claim Filed after the Administrative Claims Bar Date, as applicable, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim or as agreed by the Debtors.

7.                  “Assets” means all rights, titles, interest, and assets of the Debtors of any nature whatsoever, including, without limitation, all property of the Estates of any kind pursuant to section 541 of the Bankruptcy Code, Cash (including Sale Proceeds), Causes of Action, accounts receivable, tax refunds, claims of right, interests in property (including, real and personal, tangible and intangible, property), and proceeds from all of the foregoing.

8.                  “Avoidance Actions” means any and all actual or potential claims and causes of action that may be brought by or on behalf of the Debtors, their Estates, or other authorized parties in interest to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

9.                  “Ballot” means the ballot upon which Holders of Claims entitled to vote on the Plan shall cast their vote to accept or reject the Plan.

10.              “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases, as may be amended from time to time.

11.              “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of Texas.

12.              “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of title 28 of the United States Code and the general, local, and chambers rules of the Bankruptcy Court.

13.              “Bar Date Order” means the Order Establishing Deadlines and Procedures for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [D.I. 943] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

14.              “Business Day” means any day other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

15.              “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

16.              “Causes of Action” means any claim, cause of action, proceeding, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, interest, debt, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, asserted or unasserted, direct or indirect, secured or unsecured, assertable directly or derivatively, choate or inchoate, reduced to judgment or otherwise, whether arising before, on, or after the Petition Date, in contract, tort, law or equity, or otherwise pursuant to any theory of law. For purposes of clarity, Causes of Action include, without limitation, the following: (a) any right of setoff, counterclaim, or recoupment and any claim under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) any claim pursuant to section 362 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any Avoidance Actions; (f) any claim or defense related to tax refunds or tax audits; and (g) any cause of action listed on the Schedule of Retained Causes of Action.

17.              “Chapter 11 Cases” means (a) when used with reference to a particular Debtor or group of Debtors, the chapter 11 case or cases pending for that Debtor or group of Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

18.              “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

19.              “Claims and Solicitation Agent” means Epiq Corporate Restructuring, LLC, the notice, claims, solicitation, and balloting agent retained by the Debtors in the Chapter 11 Cases as approved by the Order Authorizing Retention and Appointment of Epiq Corporate Restructuring, LLC as Claims, Noticing, Solicitation, and Administrative Agent [D.I. 130] entered by the Bankruptcy Court on November 14, 2019.

20.              “Claims Bar Date” means, with reference to a Claim, the date by which Proofs of Claim must be or must have been Filed with respect to such Claim, as ordered by the Bankruptcy Court pursuant to the Bar Date Order or another Final Order of the Bankruptcy Court.

21.              “Claims Objection Deadline” means 11:59 p.m. (prevailing Central Time) on the 365th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court.

22.              “Claims Register” means the official register of Claims maintained by the Claims and Solicitation Agent.

23.              “Class” means a category of Holders of Claims or Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

24.              “Collateral” means any property or interest in property of the Debtors or their Estates subject to a Lien, charge, or other encumbrance to secure the payment or performance of a Claim, which Lien, charge, or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable non-bankruptcy law.

25.              “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

26.              “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

27.              “Confirmation Hearing” means the hearing held by the Bankruptcy Court on the Confirmation of the Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

28.              “Confirmation Hearing Date” means the date of the commencement of the Confirmation Hearing.

29.              “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan, pursuant to section 1129 of the Bankruptcy Code, and granting other related relief in form and substance reasonably acceptable to the Debtors, Creditors’ Committee, the DIP Agent, and the Securitization Agent.

30.              “Consummation” means the occurrence of the Effective Date.

31.              “Contingent” means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is Filed, whether or not such event is within the actual or presumed contemplation of the Holder of such Claim and whether or not a relationship between the Holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

32.              “Control Group Liability Pension Claims” means Claims for contribution or withdrawal liability in connection with any multi-employer pension plans or other postretirement benefit plans. For the avoidance of doubt, “Control Group Liability Pension Claims” shall include Claims arising under the Dean Foods Consolidated Pension Plan.

33.              “Convenience Claim” means any Claim that would otherwise be a General Unsecured Claim that is (a) Allowed in the Convenience Claim Amount or less or (b) irrevocably reduced to the Convenience Claim Amount at the election of the Holder of the Allowed General Unsecured Claim evidenced on the Ballot timely and validly submitted by such Holder; provided, that a General Unsecured Claim may not be subdivided into multiple Claims of the Convenience Claim Amount or less for purposes of receiving treatment as a Convenience Claim; provided, further, that, to the extent that a Holder of a Convenience Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such Convenience Claim, such Holder shall only be entitled to a distribution on one Convenience Claim against the Debtors in full and final satisfaction of all such Claims.

34.              “Convenience Claim Amount” means $30,000.

35.              “Convenience Claims Pool” means a Cash pool in an amount equal to $100,000.

36.              “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

37.              “CSPF” means the Central States, Southeast and Southwest Areas Pension Fund.

38.              “CPPF” means the Central Pennsylvania Teamsters Pension Fund.

39.              “Cure Costs” means all amounts (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease), including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease that is to be assumed, or assumed and assigned, by the Debtors pursuant to section 365 or 1123 of the Bankruptcy Code.

40.              “D&O Liability Insurance Policies” means all insurance policies issued (or providing coverage) at any time (including any “tail policy”) to any of the Debtors for directors’, managers’, officers’, and/or employees’ liability, and all agreements, documents, or instruments relating thereto.

41.              “Debtors” means, collectively, the above-captioned Debtors, in their capacities as debtors in the Chapter 11 Cases.

42.              “Debtors’ Case Information Website” means the website established by the Claims and Solicitation Agent after the Petition Date that contains information regarding the Chapter 11 Cases, available at https://dm.epiq11.com/case/southernfoods.

43.              “DFC” means Dean Foods Company.

44.              “DIP Agent” means Cooperatieve Rabobank U.A., New York Branch, or any successor thereto, in each of its capacities (including administrative agent and collateral agent) under the DIP Credit Agreement and the DIP Loan Documents.

45.              “DIP Claim” means any Claim held by any DIP Secured Party arising under or related to the DIP Loan Documents, including, without limitation, “Secured Obligations” under and as defined in the DIP Credit Agreement.

46.              “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of November 14, 2019 (as amended, amended and restated, waived, supplemented, and/or modified from time to time), among Dean Foods Company, as borrower, the DIP Lenders, and the DIP Agent, as approved by the Bankruptcy Court pursuant to the DIP Order.

47.              “DIP Facility” means that certain $425,000,000 senior, secured, superpriority, priming, debtor-in-possession credit facility provided pursuant to the DIP Credit Agreement.

48.              “DIP Loan Documents” has the meaning set forth in the DIP Order.

49.              “DIP Lenders” means those certain lenders from time to time party to the DIP Credit Agreement, solely in their capacity as such.

50.              “DIP Order” means the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 503, 506, 507, and 522 and Rules 2002, 4001, 6003, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (I) Authorizing the Debtors to (A) Obtain Senior Secured Superpriority Post-Petition Financing, and (B) Use Cash Collateral, (II) Granting Liens and Superpriority Administrative Expense Claims, (III) Providing Adequate Protection to Prepetition Secured Parties, and (IV) Granting Related Relief [D.I. 608] (as amended, supplemented, or modified from time to time in accordance with the terms thereof).

51.              “DIP Secured Parties” has the meaning set forth in the DIP Order.

52.              “DIPP” means the Dairy Industry-Union Pension Plan for Philadelphia & Vicinity.

53.              “Disbursing Agent” means, as applicable, the Liquidating Debtors or any Entity designated or retained by the Liquidating Debtors or the Liquidating Trustee, as applicable, in their sole discretion and without the need for any further order of the Bankruptcy Court, to make or to facilitate distributions in accordance with the Plan, including, without limitation, the Senior Notes Indenture Trustee, the DIP Agent, and the Securitization Agent to the extent they make or facilitate distributions under the Plan.

54.              “Disclosure Statement” means the Disclosure Statement for Joint Chapter 11 Plan of Liquidation of Southern Foods Group, LLC, Dean Foods Company, and Their Debtor Affiliates [D.I. 3231] (as may be amended, supplemented, or modified from time to time in accordance with its terms, and including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto) approved by the Bankruptcy Court pursuant to the Disclosure Statement Order.

55.              “Disclosure Statement Order” means the Order (I) Approving the Disclosure Statement, (II) Establishing Procedures for the Solicitation and Tabulation of Votes to Accept or Reject the Plan, (III) Approving the Forms of Ballots and Solicitation Materials,

(IV) Establishing the Voting Record Date, (V) Fixing the Date, Time, and Place for the Confirmation Hearing and the Deadline for Filing Objections Thereto, (VI) Approving Related Notice Procedures, and (VII) Granting Related Relief [D.I. 3421].

56.              “Disputed” means, as to any Claim or Interest (or any portion thereof), a Claim or Interest (a) that is not Allowed, (b) that has been disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable, (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law, (d) as to which a timely objection or request for estimation has been Filed and remains pending or otherwise unresolved and has not been withdrawn, or (e) with respect to which a party in interest has not Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

57.              “Disputed Claims Reserve” means a reserve of Cash that may be funded on or after the Effective Date pursuant to Article VII.D.2 of the Plan.

58.              “Distribution Date” means any of (a) the Initial Distribution Date, (b) each Interim Distribution Date, and (c) the Final Distribution Date.

59.              “Distribution Record Date” means, other than with respect to those Senior Notes deposited with DTC, the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under the Plan, which date shall be the Confirmation Date or designated in a Final Order. The Distribution Record Date shall not apply to any Senior Notes deposited with DTC, the Holders of which shall receive a distribution in accordance with the customary procedures of DTC.

60.              “DTC” means The Depository Trust Company.

61.              “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent specified in Article X.A of the Plan have been satisfied or waived (in accordance with Article X.B of the Plan).

62.              “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

63.              “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

64.              “Estate” means, as to each Debtor, the bankruptcy estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

65.              “Exculpated Party” means each of the following, and in each case solely in its capacity as such during the Chapter 11 Cases: (a) the Debtors; (b) the Liquidating Debtors; (c) the Liquidating Trustee; (d) the Liquidating Trust Advisory Board and its members; (e) the Creditors’ Committee and its members; (f) the DIP Agent; (g) each DIP Secured Party; (h) each Securitization Party; (i) each Prepetition Secured Party; (j) the Senior Notes Indenture Trustee; (k) the Securitization Entities; and (l) with respect to each of the foregoing Persons and Entities in clauses (a) through (j), such Person’s or Entity’s predecessors, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees.

66.              “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code.

67.              “Existing Interests” means all Interests in Dean Foods Company.

68.              “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

69.              “Final Distribution Date” means a date for a final distribution from the Liquidating Trust selected by the Liquidating Trustee, that is no earlier than 20 calendar days after the date on which all Disputed Claims have become either Allowed Claims or Disallowed Claims.

70.              “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari or leave to appeal has expired and no appeal or petition for certiorari or motion for leave to appeal has been timely taken, or as to which any appeal that has been taken or any petition for certiorari or motion for leave to appeal that has been or may be Filed, has been resolved by the highest court to which the order or judgment was appealed or from which certiorari or leave to appeal was sought; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order shall not prevent such order from being a Final Order.

71.              “General Unsecured Claim” means any Claim against any of the Debtors that is not one of the following Claims: (a) Administrative Claim; (b) DIP Claim; (c) Securitization Facility Claim; (d) Priority Tax Claim; (e) Other Secured Claim; (f) Other Priority Claim; (g) Senior Notes Claim; (h) Control Group Liability Pension Claim; (i) Convenience Claim; (j) Section 510(b) Claim; or (k) Prepetition Intercompany Claim.

72.              “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

73.              “Holder” means the Entity holding the beneficial interest in a Claim or Interest.

74.              “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

75.              “Indemnification Obligations” means any obligation of any Debtor to indemnify directors, officers, or employees of any of the Debtors who served in such capacity, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective articles or certificates of incorporation, corporate charters, bylaws, operating agreements or similar corporate documents, or other applicable contract or law in effect as of the Effective Date.

76.              “Indemnified Parties” has the meaning set forth in Article V.E of the Plan.

77.              “Initial Distribution Date” means a date selected by the Liquidating Trustee that is on, or as soon as reasonably practicable after, the Effective Date, which shall be the date on which initial distributions from the Liquidating Trust under the Plan are made other than distributions made on account of Settled Administrative Claims Payouts.

78.              “Insurance Contracts” means all insurance policies, including the D&O Liability Insurance Policies, that have been issued (or provide coverage) at any time to any of the Debtors (or any of their predecessors) and all agreements, documents, or instruments relating thereto.

79.              “Insurer” means any company or other entity that issued an Insurance Contract (or provides insurance coverage) and includes any third party administrator of or for any Insurance Contract, and any respective predecessors and/or Affiliates of any of these.

80.              “Intercompany Contract” means any agreement, contract, or lease, all parties to which are Debtors.

81.              “Intercompany Interest” means, other than an Interest in Dean Foods Company, an Interest in one Debtor held by another Debtor.

82.              “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in a Debtor, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in a Debtor, whether or not transferable, including membership interests in limited liability companies and partnership interests in partnerships, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date, and any award of stock options, restricted stock units, equity appreciation rights, restricted equity, or phantom equity granted to an existing employee of the Debtors pursuant to any equity plan maintained by the Debtors or under any existing employment agreement of the Debtors’ existing employees.

83.              “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals [D.I. 580] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

84.              “Interim Distribution Date” means the date that is no later than 180 calendar days after the Initial Distribution Date or the most recent Interim Distribution Date thereafter, which shall be the date on which interim distributions from the Liquidating Trust under the Plan are made, with such periodic Interim Distribution Dates occurring until the Final Distribution Date has occurred, it being understood that the Liquidating Trustee may increase the frequency of Interim Distribution Dates in their sole discretion as circumstances warrant.

85.              “IRS” means the Internal Revenue Service.

86.              “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

87.              “Liquidating DFC” means Dean Foods Company and any successors thereto, whether by merger, consolidation, or otherwise, on and after the Effective Date.

88.              “Liquidating Debtors” means, collectively, the Debtors and any successors thereto, whether by merger, consolidation, or otherwise, on and after the Effective Date.

89.              “Liquidating Trust” has the meaning set forth in Article IV.A of the Plan.

90.              “Liquidating Trust Advisory Board” means a two-member board appointed on the Effective Date, pursuant to the Liquidating Trust Agreement, to (a) instruct and supervise the Liquidating Trustee with respect to its responsibilities under the Plan and the Liquidating Trust Agreement and (b) review and approve decisions of the Liquidating Trustee as set forth in the Liquidating Trust Agreement.

91.              “Liquidating Trust Agreement” means that certain agreement establishing and governing the Liquidating Trust.

92.              “Liquidating Trust Assets” means all Cash and all other Assets of the Debtors or the Liquidating Debtors, after satisfaction of the DIP Claims and the Securitization Facility Claims in accordance with Articles II.A and II.B, respectively, and funding of the Professional Fee Escrow Account (including Causes of Action), available for use and distribution in accordance with the Wind-Down Budget and priorities set forth under Article III of the Plan; all Liquidating Trust Assets shall be treated as transferred to and beneficially owned by the Liquidating Trust as of the Effective Date.

93.              “Liquidating Trust Beneficiaries” means the holders of Liquidating Trust Interests.

94.              “Liquidating Trust Interests” means a non-certified beneficial interest in the Liquidating Trust granted to Holders of Allowed Senior Note Claims, Allowed Administrative Claims, Allowed Priority Claims, Allowed Secured Claims, Allowed Control Group Liability Pension Claims, and Allowed General Unsecured Claims, which shall entitle such Holders to distributions from the Liquidating Trust in accordance with the Plan.

95.              “Liquidating Trust Professionals” means the agents, financial advisors, attorneys, consultants, independent contractors, representatives, and other professionals of the Liquidating Trust and the Liquidating Debtors (in each case, solely in their capacities as such), including, for the avoidance of doubt, any such professional necessary to assist the Liquidating Trustee in its service as the trustee and administrator for the Liquidating Trust.

96.              “Liquidating Trustee” means the trustee selected by the Creditors’ Committee and appointed by the Debtors on the Confirmation Date, as approved by the Bankruptcy Court pursuant to the Confirmation Order, to serve as the sole officer and/or responsible Person for the Liquidating Debtors, and, on the Effective Date, to (a) administer the Plan in accordance with the terms of the Plan and the Liquidating Trust Agreement, (b) serve as the trustee and administrator for the Liquidating Trust, and (c) take such other actions as may be authorized under the Liquidating Trust Agreement, and any successor thereto.

97.              “Local Rules” means the Local Bankruptcy Rules of the United States Bankruptcy Court for the Southern District of Texas.

98.              “Merger Date” has the meaning set forth in Article IV.B.1 of the Plan.

99.              “NETT” means the New England Teamsters and Trucking Industry Pension Fund.

100.          “New Equity Interest” means the new equity interest in Liquidating DFC issued in accordance with the terms of the Plan.

101.          “Non-Settled Administrative Claims” has the meaning set forth in Article II.D.2 of the Plan.

102.          “Non-Voting Opt Out Form” means the form attached to the Notice of Non-Voting Status to be used by Holders of Claims who are deemed to accept or reject the Plan (and, therefore, are not entitled to vote on the Plan) to affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such form to indicate that such Holder elects to opt out of the Plan’s release, exculpation, and injunction provisions.

103.          “Notice of Non-Voting Status” means the notice attached to the Disclosure Statement Order as Exhibit B.

104.          “Opt-In Deadline” has the meaning set forth in the Administrative Claims Protocols Order, as extended by the Notice of Extended Deadline To Opt-In to the Administrative Claims Consent Program [D.I. 2839] and the Notice of Further Extended Deadline To Opt-In to the Administrative Claims Consent Program [D.I. 3233].

105.          “Opt-In Form” has the meaning set forth in the Administrative Claims Protocols Order.

106.          “Other Administrative Claims” means Administrative Claims that are DIP Claims, Securitization Facility Claims, Post-petition Intercompany Claims, or Professional Fee Claims.

107.          “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

108.          “Other Secured Claim” means any Secured Claim, including any right of the Prepetition Secured Parties to indemnification or reimbursement under the Prepetition Loan Documents (as defined in the DIP Order); provided, that an Other Secured Claim shall not include a DIP Claim or a Securitization Facility Claim.

109.          “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

110.          “Petition Date” means November 12, 2019, the date on which the Debtors commenced the Chapter 11 Cases.

111.          “Plan” means this joint chapter 11 plan (as it may be amended or supplemented, or modified from time to time, including all exhibits, schedules, supplements, appendices, annexes, and attachments hereto).

112.          “Plan Consideration” means a payment or distribution of Cash, assets, securities, or instruments evidencing an obligation to Holders of Allowed Claims under the Plan.

113.          “Plan Distribution” means a payment or distribution to Holders of Allowed Claims under the Plan or Plan Supplement documents.

114.          “Plan Documents” means the documents (other than the Plan) to be executed, delivered, assumed, and performed in conjunction with the Consummation of the Plan on the Effective Date, including, without limitation, any documents included in the Plan Supplement.

115.          “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan (as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules), in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee, to be Filed no later than the Plan Supplement Date or such other date as may be approved by the Bankruptcy Court, including, without limitation, the Liquidating Trust Agreement, a list of the proposed initial members of the Liquidating Trust Advisory Board, and the Schedule of Retained Causes of Action. The Debtors, with consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement pursuant to Article XI.A herein through the Effective Date without further action or order of the Bankruptcy Court.

116.          “Plan Supplement Date” means a date that shall not be later than five days prior to the Confirmation Hearing Date; provided, that the Debtors, with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld) reserve the right to File amended Plan Documents pursuant to Article XI.A herein at any time prior to the conclusion of the Confirmation Hearing or as directed by the Bankruptcy Court.

117.          “Plan Transactions” means one or more transactions to occur on or before the Effective Date, or as soon thereafter as reasonably practicable, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, without limitation, the following: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, equity issuance, sale, dissolution, certificates of incorporation, certificates of partnership, operating agreements, bylaws, or other documents containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of equity issuance, transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; and (c) all other actions that are consistent with the terms of the Plan that the Debtors (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), the Liquidating Debtors, or the Liquidating Trustee, as applicable, determine are necessary or appropriate.

118.          “Post-petition Intercompany Claim” means any Claim arising on or after the Petition Date against a Debtor and held by another Debtor or a non-Debtor Affiliate.

119.          “Prepetition Intercompany Claim” means any Claim arising prior to the Petition Date against a Debtor and held by another Debtor or a non-Debtor Affiliate.

120.          “Prepetition Secured Parties” has the meaning set forth in the DIP Order.

121.          “Priority Claims” means, collectively, Priority Tax Claims and Other Priority Claims.

122.          “Priority Tax Claim” means any Claim of a Governmental Unit against any of the Debtors of the kind specified in section 507(a)(8) of the Bankruptcy Code.

123.          “Pro Rata” means, as applicable, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in such particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

124.          “Professional” means an Entity employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with section 327, 328, 330, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code or awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code (excluding those Entities entitled to compensation for services rendered after the Petition Date in the ordinary course of business pursuant to a Final Order granting such relief).

125.          “Professional Fee Claims” means, at any given moment, Administrative Claims arising from all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Effective Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been Filed for such fees and expenses. To the extent that the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

126.          “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors before the Effective Date in an amount equal to the total estimated amount of unpaid Professional Fee Claims.

127.          “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Claims Bar Date.

128.          “Reconciled Claim” has the meaning set forth in the Administrative Claims Protocols Order.

129.          “Reconciliation Notice” has the meaning set forth in the Administrative Claims Protocols Order.

130.          “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (i) curing any such default that occurred before, on, or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured, (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default, (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim or Interest (other than the Debtors or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure, and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder.

131.          “Rejection Bar Date” means the deadline for Filing Proofs of Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Plan, which deadline shall be 30 calendar days after the Debtors serve notice of the entry of an order (including, without limitation, the Confirmation Order) approving the rejection of such executory contract or unexpired lease. For the avoidance of doubt, no Rejection Bar Date pursuant to the Plan would extend any deadline for Filing Proofs of Claim that were previously set pursuant to any order of the Bankruptcy Court, including the deadline to File a Proof of Claim arising from any rejection of an executory contract or unexpired lease by the Debtors prior to the Confirmation Date.

132.          “Rejection Claim” means a Claim under section 502(g) of the Bankruptcy Code.

133.          “Released Party” means each of the following, and in each case solely in its capacity as such: (a) the Debtors and the Debtors’ Estates; (b) the Liquidating Debtors; (c) the Liquidating Trustee; (d) the Liquidating Trust Advisory Board and its members; (e) the DIP Agent; (f) each DIP Secured Party; (g) each Securitization Party; (h) each Prepetition Secured Party; (i) the Creditors’ Committee and its members; (j) the Senior Notes Indenture Trustee; (k) the Securitization Entities; and (l) with respect to each of the foregoing Persons in clauses (a) through (j), such Persons’ predecessors, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees.

134.          “Releasing Party” means each of the following, and in each case solely in its capacity as such: (a) the Debtors and the Debtors’ Estates; (b) the Liquidating Debtors; (c) the Liquidating Trustee; (d) the Liquidating Trust Advisory Board and its members; (e) the DIP Agent; (f) each DIP Secured Party; (g) each Securitization Party; (h) each Prepetition Secured Party; (i) the Creditors’ Committee and its members; (j) the Senior Notes Indenture Trustee; (k) each Holder of a Claim entitled to vote to accept or reject the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely submitted Ballot to indicate that such Holder elects to opt out of the Plan’s release, exculpation, and injunction provisions; (l) each Holder of a Claim that is Unimpaired and presumed to accept the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely submitted Non-Voting Opt Out Form to indicate that such Holder elects to opt out of the Plan’s release, exculpation, and injunction provisions; (m) each Holder of a Claim that is deemed to reject the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely submitted Non-Voting Opt Out Form to indicate that such Holder elects to opt out of the Plan’s release, exculpation, and injunction provisions; (n) each Securitization Entity; and (o) with respect to each of the foregoing Persons in clauses (a) through (n), such Persons’ predecessors, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees; provided, that no Holder of Existing Interests, in its capacity as such, shall be a Releasing Party (regardless of whether such Existing Interests are held directly or indirectly).

135.          “Retained Causes of Action” means the Causes of Action of the Debtors listed on the Schedule of Retained Causes of Action.

136.          “Retained Causes of Action Proceeds” means all proceeds, damages, or other relief obtained or realized from the pursuit and prosecution of any and all Retained Causes of Action.

137.          “Sale Orders” means, collectively, the orders authorizing, among other things, the sale of certain of the Debtors’ assets free and clear of all claims, liens, interests, and encumbrances and authorizing the Debtors to enter into and perform their obligations under the applicable asset purchase agreement, including, but not limited to, those entered by the Bankruptcy Court on April 5, 2020 [D.I. 1572], April 6, 2020 [D.I. 1584] and [D.I. 1585], April 7, 2020 [D.I. 1594] and [D.I. 1595], April 28, 2020 [D.I. 1835], and July 22, 2020 [D.I. 2734].

138.          “Sale Proceeds” means the Cash and other consideration received by the Debtors pursuant to the sales approved by the Sale Orders.

139.          “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, subject to exculpation, waived, or transferred pursuant to the Plan or otherwise (as the same may be amended, modified, or supplemented from time to time).

140.          “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the official bankruptcy forms, and the Bankruptcy Rules (as they may be amended, modified, or supplemented from time to time).

141.          “Section 510(b) Claim” means a Claim or Cause of Action against any of the Debtors (a) arising from rescission of a purchase or sale of shares, notes, or any other securities of any of the Debtors or an Affiliate of any of the Debtors, (b) for damages arising from the purchase or sale of any such security, (c) for violations of the securities laws, misrepresentations, or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (d) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities, or (e) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

142.          “Secured” means, when referring to a Claim against any of the Debtors, a Claim that is (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

143.          “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time, or any similar federal, state, or local law.

144.          “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn, as now in effect and hereafter amended, or any similar federal, state, or local law.

145.          “Securitization Facility” means the securitization facility contemplated by the Securitization Facility Documents and approved by the Securitization Order.

146.          “Securitization Facility Claim” means a Claim or claim held by any Securitization Party arising under or related to the Securitization Facility Documents.

147.          “Securitization Facility Documents” means, collectively, the Securitization Order and the “Amended Transaction Documents,” as defined in the Securitization Order, each as amended, amended and restated, waived, supplemented, and/or modified from time to time.

148.          “Securitization Agent” means Cooperatieve Rabobank U.A., New York Branch, as agent for the Purchasers (as defined in the Securitization Order).

149.          “Securitization Entities” means Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P.

150.          “Securitization Parties” means the Securitization Agent, the LC Bank (as defined in the Securitization Order), and the Purchasers (as defined in the Securitization Order).

151.          “Securitization Order” means the Final Order Pursuant to 11 U.S.C. §§ 105, 362, 363, 364, 503(b), 507(b), and Rules 4001, 6003, and 6004 of the Federal Rules of Bankruptcy Procedure (I) Authorizing Certain Debtors to Continue Selling Receivables and Related Rights Pursuant to a Securitization Facility, (II) Modifying the Automatic Stay, and (III) Granting Related Relief [D.I. 576] (as amended, supplemented, or modified from time to time in accordance with the terms thereof).

152.          “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

153.          “Senior Notes” means the 6.500% Senior Notes due 2023, issued in an original principal amount of $700,000,000 pursuant to the Senior Notes Indenture.

154.          “Senior Notes Claim” means any Claim held by Holders of the Senior Notes or the Senior Notes Indenture Trustee arising under or related to the Senior Notes Indenture.

155.          “Senior Notes Indenture” means that certain indenture, dated as of February 25, 2015 (as amended, amended and restated, waived, supplemented, and/or modified from time to time), for the Senior Notes, among Dean Foods Company, as issuer, the guarantors thereto, and the Senior Notes Trustee.

156.          “Senior Notes Indenture Trustee” means The Bank of New York Mellon Trust Company, N.A., and any successor thereto, solely in its capacity as trustee under the Senior Notes Indenture.

157.          “Servicer” means an indenture trustee, owner trustee, pass-through trustee, subordination agent, agent, servicer or any other authorized representative of Creditors recognized by the Debtors or the Liquidating Debtors.

158.          “Settled Administrative Claims Payout” has the meaning set forth in the Administrative Claims Protocols Order.

159.          “Subsidiary Debtors” means, collectively, each of the Debtors except Dean Foods Company.

160.          “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

161.          “Unexpired Lease” means a nonresidential lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code, or may be amended by mutual agreement of the parties thereto.

162.          “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

163.          “Unliquidated” means, when used in reference to a Claim, any Claim, the amount of liability for which has not been fixed, whether pursuant to an agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

164.          “U.S. Trustee” means the office of the United States Trustee for the Southern District of Texas.

165.          “U.S. Trustee Fees” means fees arising under section 1930(a)(6) of title 28 of the United States Code and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

166.          “Voting Deadline” means 4:00 p.m. (prevailing Central Time) on March 5, 2021.

167.          “Voting Record Date” means the record date for voting on the Plan, which shall be January 22, 2021.

168.          “Wind-Down Account” means the account that holds all Cash owned by the Liquidating Trust less the amounts in any Disputed Claims Reserve.

169.          “Wind-Down Budget” means a budget to be prepared by the Debtors, and subject to the consent of the Creditors’ Committee, which may be amended from time to time following the Effective Date by the Liquidating Trustee (with the approval and/or at the direction of the Liquidating Trust Advisory Board) and which shall estimate the funds necessary to administer the Plan and wind down the Debtors’ affairs, including, but not limited to, the costs of holding and liquidating the Estates’ remaining property, objecting to Claims, paying the fees and expenses of the Liquidating Trust Professionals, making distributions, prosecuting Claims and Causes of Action held by the Estates against third parties that are not released, waived, or transferred pursuant to the Plan (including pursuant to Article IX of the Plan) or otherwise, defending or estimating Claims or costs against the Estates, paying taxes, filing tax returns, funding payroll, and other employee costs, providing for the purchase of errors and omissions insurance and/or other forms of indemnification for the Liquidating Trustee, in each case, to the extent applicable, and for all such items and other costs of administering the Plan, the Estates, and the Liquidating Debtors.

B.	Rules of Interpretation

The following rules for interpretation and construction shall apply to the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit having been Filed or to be Filed shall mean that document, schedule, or exhibit as it may thereafter be amended, modified, or supplemented; (4) unless otherwise stated, all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time; (5) any reference herein to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (6) unless otherwise specified, all references herein to “Articles” or “Sections” are references to articles or sections, respectively, hereof or hereto; (7) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (9) unless otherwise stated, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (11) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (13) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (14) any immaterial effectuating provisions may be interpreted by the Debtors, the Liquidating Debtors, or the Liquidating Trustee, as applicable, in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided, that no effectuating provision shall be immaterial or deemed immaterial if it has any substantive legal or economic effect on any Person.

C.	Computation of Time

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors or the Liquidating Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state or other jurisdiction of incorporation of the applicable Debtor or Liquidating Debtor, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.	Nonconsolidated Plan

For purposes of administrative convenience and efficiency, the Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against, and Interests in, the Debtors. The Plan does not provide for the substantive consolidation of any of the Debtors.

Article II
ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, DIP CLAIMS, SECURITIZATION FACILITY CLAIMS, PRIORITY TAX CLAIMS, AND U.S. TRUSTEE FEES

All Claims and Interests (except Administrative Claims, Professional Fee Claims, DIP Claims, Securitization Facility Claims, Priority Tax Claims, and U.S. Trustee Fees) are placed in the Classes set forth in Article III of the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Professional Fee Claims, DIP Claims, Securitization Facility Claims, Priority Tax Claims, and U.S. Trustee Fees have not been classified, and the Holders thereof are not entitled to vote on the Plan. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

A.	Treatment of the DIP Claims

1.                  In accordance with the DIP Order, all DIP Claims are Allowed Claims for all purposes under this Plan. Unless such Claim has already been paid during the Chapter 11 Cases, on the Effective Date or as soon thereafter as reasonably practicable, each Holder of an Allowed DIP Claim shall receive, in full satisfaction of its Allowed DIP Claim, payment in full in Cash or such other treatment acceptable to such Holder, in each case that results in Full Satisfaction (as defined in the DIP Credit Agreement). In addition, on the Effective Date or as soon thereafter as reasonably practicable, any outstanding fees and expenses incurred by the advisors to the DIP Agent and counsel to each of the DIP Lenders, as required under the DIP Order, shall be paid in Cash in full.

2.                  Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the DIP Facility and the DIP Loan Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder, as applicable, including, but not limited to, those provisions relating to the rights of the DIP Agent and the other DIP Secured Parties to expense reimbursement, indemnification, and other similar amounts (either from the Debtors, the Liquidating Debtors, or the DIP Lenders) and any provisions that may survive termination or maturity of the DIP Facility in accordance with the terms thereof.

3.                  After the Effective Date, the Liquidating Trust shall continue to reimburse the DIP Agent for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agent after the Effective Date to the extent that such obligation survives termination or maturity of the DIP Facility in accordance with the terms thereof. The Liquidating Trust shall pay all of the amounts that may become payable to the DIP Agent and other DIP Secured Parties, as applicable, under any of the foregoing provisions in Article II.A.2 of the Plan and in accordance with the terms of the DIP Loan Documents and the DIP Order.

B.	Treatment of the Securitization Facility Claims

1.                  In accordance with the Securitization Order, all Securitization Facility Claims are Allowed Claims for all purposes under this Plan. Unless such Claim has already been paid during the Chapter 11 Cases, on the Effective Date or as soon thereafter as reasonably practicable, each Holder of an Allowed Securitization Facility Claim shall receive, in full satisfaction of its Allowed Securitization Facility Claim, payment in full in Cash or such other treatment acceptable to such Holder. In addition, on the Effective Date or as soon thereafter as reasonably practicable, all fees and expenses incurred by the advisors to the Securitization Parties, as required under the Securitization Order, shall be paid in Cash in full.

2.                  Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the Securitization Facility and the Securitization Facility Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder, as applicable, including, but not limited to, those provisions relating to the rights of the Securitization Agent and the other Securitization Parties to expense reimbursement, indemnification, and other similar amounts (either from the Debtors, the Liquidating Debtors, or the Purchasers (as defined in the Securitization Order)), and any provisions that may survive termination or maturity of the Securitization Facility in accordance with the terms thereof.

3.                  After the Effective Date, the Liquidating Trust shall continue to reimburse the Securitization Agent for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the Securitization Agent after the Effective Date to the extent that such obligation survives termination or maturity of the Securitization Facility in accordance with the terms thereof. The Liquidating Trust shall pay all of the amounts that may become payable to the Securitization Agent and the other Securitization Parties, as applicable, under any of the foregoing provisions in Article II.B.2 of the Plan and in accordance with the terms of the Securitization Facility Documents and the Securitization Order.

C.	Administrative Claims Bar Date; Filing of Administrative Claims

1.                  A notice setting forth the Administrative Claims Bar Date shall be (a) Filed on the Bankruptcy Court’s docket and served with the notice of the Effective Date and (b) posted on the Debtors’ Case Information Website. No other notice of the Administrative Claims Bar Date will be provided.

2.                  All requests for payment of Administrative Claims that accrued on or before the Effective Date (other than Other Administrative Claims, which are subject to the provisions of this Article II of the Plan) must be Filed with the Claims and Solicitation Agent and served on counsel for the Debtors and Liquidating Debtors, counsel for the Creditors’ Committee, and the

Liquidating Trustee by the Administrative Claims Bar Date. Any requests for payment of Administrative Claims pursuant to this Article II of the Plan that are not properly Filed and served by the Administrative Claims Bar Date shall be disallowed automatically without the need for any objection from the Debtors, the Liquidating Debtors, or the Liquidating Trustee or any action by the Bankruptcy Court. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date.

3.                  The Debtors (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), the Liquidating Debtors, and the Liquidating Trustee (as applicable) shall have exclusive authority to settle Administrative Claims without further Bankruptcy Court approval.

4.                  Unless the Debtors, the Liquidating Debtors, the Creditors’ Committee, or the Liquidating Trustee object to a timely Filed and properly served Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. If the Debtors, the Liquidating Debtors, the Creditors’ Committee, or the Liquidating Trustee object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Claim should be Allowed and, if so, in what amount.

5.                  Notwithstanding the foregoing, requests for payment of Administrative Claims need not be Filed for Administrative Claims that (a) previously have been Allowed by Final Order of the Bankruptcy Court or pursuant to this Plan, (b) the Debtors or Liquidating Debtors (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld) have otherwise agreed in writing do not require such a filing, (c) are set forth in the Debtors’ or Liquidating Debtors’ books and records, (d) are listed on a Reconciliation Notice Filed by the Debtors, or (e) arise pursuant to 28 U.S.C. § 1930.

D.	Treatment of Administrative Claims and Priority Tax Claims

1.                  Except with respect to Other Administrative Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or to the extent that a Holder of an Allowed Administrative Claim agrees to less favorable treatment, each Holder of an Allowed Administrative Claim that has elected (by no later than the Opt-In Deadline) to participate in the Administrative Claims Consent Program in accordance with the Administrative Claims Protocols Order shall receive, prior to any distributions made on account of any Non-Settled Administrative Claims, payment in full in Cash in an amount equal to its Settled Administrative Claim Payout within ten business days after (a) such Holder submits its Opt-In Form and (b) such Holder’s Reconciled Claim is listed on a Filed Reconciliation Notice.

2.                  Subject to the foregoing Article II.D.1 and the Administrative Claims Protocols Order, on the applicable Distribution Date(s), Holders of Allowed Administrative Claims that are not Other Administrative Claims and that did not timely affirmatively opt into the Administrative

Claims Consent Program (the “Non-Settled Administrative Claims”) shall receive payment in full in Cash in an aggregate amount equal to the Allowed amount of such Holder’s Non-Settled Administrative Claim; provided, however, that Holders of Allowed Post-petition Intercompany Claims shall receive distributions from the Liquidating Trust only following the payment in full of all other Allowed Administrative Claims. The failure to object to this Article II.D.2 of the Plan by the objection deadline for Confirmation by a Holder of a Non-Settled Administrative Claim shall be deemed to be such Holder’s consent, pursuant to section 1129(a)(9) of the Bankruptcy Code, to be paid in accordance with the Plan following the Effective Date.

3.                  Except to the extent that a Priority Tax Claim has already been paid during the Chapter 11 Cases or to the extent that a Holder of a Priority Tax Claim agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, on the applicable Distribution Date, payment in full in Cash in an amount equal to such Holder’s Allowed Priority Tax Claim. The failure to object to Confirmation by a Holder of an Allowed Priority Tax Claim shall be deemed to be such Holder’s consent, pursuant to section 1129(a)(9) of the Bankruptcy Code, to be paid in accordance with the Plan following the Effective Date.

4.                  Any payments made on account of Allowed Administrative Claims (other than DIP Claims, Securitization Facility Claims, Professional Fee Claims, and Opt-In Settled Administrative Claims, each of which shall be satisfied in accordance with this Article II of the Plan) and of Allowed Priority Tax Claims shall be paid from the Wind-Down Account. Allowed Professional Fee Claims shall be paid from (a) first the Professional Fee Escrow Account and (b) if the Professional Fee Escrow Account is insufficient to pay the full amount of Allowed Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims shall be paid by the Liquidating Trust from the Wind-Down Account without any further action or order of the Bankruptcy Court pursuant to the priorities set forth in Article IV.D.3 of the Plan.

E.	Filing of Professional Fee Claims; Treatment of Professional Fee Claims

Except to the extent that the applicable Holder of an Allowed Professional Fee Claim agrees to such other less favorable treatment with the Debtors, the Creditors’ Committee (which consent shall not be unreasonably withheld), the Liquidating Debtors, or the Liquidating Trustee, as applicable, each Holder of a Professional Fee Claim shall be paid in full in Cash pursuant to the provisions of this Article II.E of the Plan.

1.                  Fee Applications

All requests for payment of Professional Fee Claims must be Filed with the Bankruptcy Court by the date that is no later than 45 calendar days after the Effective Date; provided, that if any Professional is unable to File its own request with the Bankruptcy Court, such Professional may deliver an original, executed copy, and an electronic copy to the Debtors’ attorneys and the Liquidating Debtors at least three Business Days before the deadline, and the Debtors’ attorneys shall File such request with the Bankruptcy Court. The objection deadline relating to a request for payment of Professional Fee Claims shall be 4:00 p.m. (prevailing Central Time) on the date that is 20 calendar days after the Filing of such request. Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed.

2.                  Post-Confirmation Date Fees

On the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Liquidating Debtors, or the Liquidating Trustee may employ and pay all professionals without any further notice to, action by, or order or approval of the Bankruptcy Court or any other party; provided, however, that each Professional shall provide, during the period from the Confirmation Date to the Effective Date, its fee and expense statements or invoices, in summary form, which shall not be required to contain time entries but shall include the number of hours billed by the applicable Professional (except for financial advisors compensated on other than an hourly basis) and a summary statement of services provided and the expenses incurred (which summary may be redacted or modified to the extent necessary to delete any information subject to the attorney-client or other privilege, any information constituting attorney work product, or any other confidential or otherwise sensitive information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine) to the counsel to the Creditors’ Committee contemporaneously with the delivery of such fee and expense statements or invoices to the Debtors and the Liquidating Trustee. The Debtors shall pay in Cash all such fees and expenses of any Professional, within ten days of presentment of such statements or invoices, if no written objections to the reasonableness of the fees and expenses charged in any such statement or invoice (or portion thereof) is made by the Debtors, the Liquidating Trustee, or the Creditors’ Committee. Any objection raised by the Debtors, the Liquidating Trustee, or the Creditors’ Committee with respect to such fee and expense statements or invoices may be made only on the basis of “reasonableness” and shall specify in writing the amount of the contested fees and expenses and the detailed basis for such objection. To the extent an objection only contests a portion of an invoice, the undisputed portion thereof shall be promptly paid. If any such objection to payment of an invoice (or any portion thereof) is not otherwise resolved between the Debtors, the Liquidating Trustee, the Creditors’ Committee, and the issuer of the invoice, either party may submit such dispute to the Bankruptcy Court for a determination as to the reasonableness of the relevant disputed fees and expenses set forth in the invoice.

3.                  Professional Fee Escrow Account

Within ten business days following the Confirmation Date, the Debtors shall fund the Professional Fee Escrow Account with Cash in an amount equal to the Debtors’ good faith estimate of the Professional Fee Claims. To receive payment for unbilled fees and expenses incurred through the Effective Date, all Professionals shall (a) estimate their accrued Professional Fee Claims prior to and as of the Effective Date and (b) estimate their expected fees and expenses for professional services to be rendered or costs to be incurred on account of the Chapter 11 Cases following the Effective Date and shall deliver such estimates to the Debtors on or before the Effective Date. Funds held in the Professional Fee Escrow Account shall revert to the Wind-Down Account only after all Allowed Professional Fee Claims have been paid in full and following satisfaction of the DIP Claims and the Securitization Facility Claims. Fees owing to the applicable Holder of a Professional Fee Claim shall be paid in Cash to such Holder from funds held in the Professional Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid under the Order Establishing Procedures for

Interim Compensation and Reimbursement of Expenses of Professionals [D.I. 580]; provided, that the Liquidating Debtors’ obligations with respect to Professional Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of accrued Professional Fee Claims, the Holders of Professional Fee Claims shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.D.4 of the Plan, including from the Liquidating Trust Assets. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates, the Debtors, the Liquidating Debtors, or the Liquidating Trust. No Liens, Claims, or interests shall encumber the Professional Fee Escrow Account in any way.

F.	Payment of Statutory Fees

On the Effective Date or as soon thereafter as reasonably practicable, the Liquidating Debtors shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. Following the Effective Date, the Liquidating Trust shall pay the U.S. Trustee Fees for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

Article III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Summary

1.                  The Plan groups the Debtors together solely for the purposes of describing treatment under the Plan, confirmation of the Plan, and making distributions in accordance with the Plan in respect of Claims against, and Interests in, the Debtors under the Plan. Notwithstanding such groupings, the Plan constitutes a separate chapter 11 plan of liquidation for each Debtor. The Plan is not premised upon, and will not cause, the substantive consolidation of any of the Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

2.                  The following table designates the Classes of Claims and Interests and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan and (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Plan. Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Deemed to Accept
2	Other Priority Claims	Unimpaired	Deemed to Accept
3	Senior Notes Claims	Impaired	Entitled to Vote
4	Control Group Liability Pension Claims	Impaired	Entitled to Vote
5	Convenience Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Impaired	Entitled to Vote
7	Prepetition Intercompany Claims	Unimpaired or Impaired	Deemed to Accept or Presumed to Reject
8	Section 510(b) Claims	Impaired	Presumed to Reject
9	Existing Interests	Impaired	Presumed to Reject
10	Intercompany Interests	Unimpaired or Impaired	Deemed to Accept or Presumed to Reject

B.	Classification and Treatment of Claims and Interests

To the extent a Class contains Allowed Claims or Allowed Interests with respect to a particular Debtor, the treatment provided to each Class for distribution purposes is specified below:

1.             Class 1 – Other Secured Claims

(a)	Classification: Class 1 consists of all Other Secured Claims.

(b)	Treatment: To the extent not otherwise paid in full from the Sale Proceeds or to the extent that a Holder of an Allowed Other Secured Claim agrees to such other treatment, in full and final satisfaction of such Allowed Other Secured Claim, at the option of the Debtors (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), the Liquidating Debtors, or the Liquidating Trustee, each such Holder shall receive payment in full in Cash, payable on the later of (i) the Effective Date and (ii) the date that is 30 Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter.

(c)	Voting: Class 1 is Unimpaired by the Plan. Each Holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an Allowed Other Secured Claim is entitled to vote to accept or reject the Plan.

2.             Class 2 – Other Priority Claims

(a)	Classification: Class 2 consists of all Other Priority Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to such other treatment, in full and final satisfaction of such Allowed Other Priority Claim, each such Holder shall receive, on the applicable Distribution Date, payment in full in Cash. The failure to object to Confirmation by a Holder of an Allowed Other Priority Claim shall be deemed to be such Holder’s consent to receive treatment for such Claim that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code.

(c)	Voting: Class 2 is Unimpaired by the Plan. Each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an Allowed Other Priority Claim is entitled to vote to accept or reject the Plan.

3.             Class 3 – Senior Notes Claims

(a)	Classification: Class 3 consists of all Senior Notes Claims.

(b)	Treatment: In full and final satisfaction of Senior Notes Claims, each Holder of an Allowed Senior Notes Claim shall receive, on the applicable Distribution Date, its Pro Rata share of the Liquidating Trust Assets (along with Holders of Allowed Control Group Liability Pension Claims and Holders of Allowed General Unsecured Claims) after the satisfaction in full of all Allowed Claims that are senior in priority pursuant to the Bankruptcy Code.

(c)	Voting: Class 3 is Impaired by the Plan. Each Holder of an Allowed Senior Notes Claim as of the Voting Record Date is entitled to vote to accept or reject the Plan.

4.            Class 4 – Control Group Liability Pension Claims

(a)	Classification: Class 4 consists of all Control Group Liability Pension Claims.

(b)	Treatment: In full and final satisfaction of Allowed Control Group Liability Pension Claims, each Holder of an Allowed Control Group Liability Pension Claim shall receive, on the applicable Distribution Date, its Pro Rata share of the Liquidating Trust Assets (along with Holders of Allowed Senior Notes Claims and Holders of Allowed General Unsecured Claims) after the satisfaction in full of all Allowed Claims that are senior in priority pursuant to the Bankruptcy Code.

(c)	Voting: Class 4 is Impaired by the Plan. Each Holder of an Allowed Control Group Liability Pension Claim as of the Voting Record Date is entitled to vote to accept or reject the Plan.

5.             Class 5 – Convenience Claims

(a)	Classification: Class 5 consists of all Convenience Claims.

(b)	Treatment: On the Effective Date, in full and final satisfaction of Convenience Claims, each Holder of an Allowed Convenience Claim shall receive payment in Cash in an amount equal to its Pro Rata share of the Convenience Claims Pool. Allowed Convenience Claims shall not include interest from and after the Petition Date nor include any penalty on such Claim. Class 5 initially shall consist of all Claims that would otherwise be General Unsecured Claims and Allowed in the Convenience Claim Amount or less. Payment to Class 5 is in lieu of any treatment as a Holder of a Class 6 Claim. Any Holder of a General Unsecured Claim above the Convenience Claim Amount electing treatment as a Convenience Claim must affirmatively do so on its Class 6 Ballot.

(c)	Voting: Class 5 is Impaired by the Plan. Each Holder of an Allowed Convenience Claim as of the Voting Record Date is entitled to vote to accept or reject the Plan.

6.             Class 6 – General Unsecured Claims

(a)	Classification: Class 6 consists of all General Unsecured Claims.

(b)	Treatment: In full and final satisfaction of General Unsecured Claims, each Holder of an Allowed General Unsecured Claim shall receive, on the applicable Distribution Date, its Pro Rata share of the Liquidating Trust Assets (along with Holders of Allowed Senior Notes Claims, and Holders of Allowed Control Group Liability Pension Claims) after the satisfaction in full of all Allowed Claims that are senior in priority pursuant to the Bankruptcy Code.

(c)	Voting: Class 6 is Impaired by the Plan. Each Holder of an Allowed General Unsecured Claim as of the Voting Record Date is entitled to vote to accept or reject the Plan.

7.                  Class 7 – Prepetition Intercompany Claims

(a)	Classification: Class 7 consists of all Prepetition Intercompany Claims.

(b)	Treatment: All Prepetition Intercompany Claims will be adjusted, reinstated, or discharged in the Debtors’ (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), Liquidating Debtors’, and Liquidating Trustee’s discretion, as applicable.

(c)	Voting: Class 7 is either (i) Unimpaired, in which case the Holders of Allowed Prepetition Intercompany Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and not receiving any distribution under the Plan, in which case the Holders of such Allowed Prepetition Intercompany Claims are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Allowed Prepetition Intercompany Claim is entitled to vote to accept or reject the Plan.

8.             Class 8 – Section 510(b) Claims

(a)	Classification: Class 8 consists of all Section 510(b) Claims.

(b)	Treatment: All Section 510(b) Claims shall be cancelled, released, and extinguished as of the Effective Date, and Holders of Section 510(b) Claims shall not receive any distribution under the Plan on account of such Section 510(b) Claims.

(c)	Voting: Class 8 is Impaired by the Plan. Each Holder of a Section 510(b) Claim is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of a Section 510(b) Claim is entitled to vote to accept or reject the Plan.

9.             Class 9 – Existing Interests

(a)	Classification: Class 9 consists of all Existing Interests.

(b)	Treatment: All Existing Interests shall be cancelled, released, and extinguished as of the Effective Date, and Holders of Existing Interests shall not receive any distribution under the Plan on account of such Existing Interests.

(c)	Voting: Class 9 is Impaired by the Plan. Each Holder of an Existing Interest is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of an Existing Interest is entitled to vote to accept or reject the Plan.

10.           Class 10 – Intercompany Interests

(a)	Classification: Class 10 consists of all Intercompany Interests.

(b)	Treatment: All Allowed Intercompany Interests shall either be, in the Debtors’, Liquidating Debtors’ (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), and Liquidating Trustee’s discretion, as applicable, (i) cancelled (or otherwise eliminated) and shall receive no distribution under the Plan or (ii) reinstated.

(c)	Voting: Class 10 is either (i) Unimpaired, in which case the Holders of Allowed Intercompany Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and receiving no distribution under the Plan, in which case the Holders of such Allowed Intercompany Interests are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Allowed Intercompany Interest is entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims and Interests

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims or Interests, including, without limitation, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims or Interests.

D.	Acceptance or Rejection of the Plan

1.                  Voting Classes Under Plan

Under the Plan, Classes 3, 4, 5, and 6 are Impaired, and each Holder of a Claim as of the Voting Record Date in such Classes is entitled to vote to accept or reject the Plan.

2.                  Acceptance of the Plan by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that actually voted on the Plan have voted to accept the Plan.

3.                  Presumed Acceptance of the Plan

Under the Plan, (a) Classes 1 and 2 are Unimpaired, (b) the Holders of Claims in such Classes are conclusively presumed to have accepted the Plan, and (c) such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

4.                  Presumed Rejection of the Plan

Under the Plan, (a) Classes 8 and 9 are Impaired, (b) the Holders of Claims or Interests in such Classes are deemed to have rejected the Plan and shall receive no distributions under the Plan on account of their Claims or Interests, and (c) such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

5.                  Presumed Acceptance or Rejection of the Plan

Under the Plan, Classes 7 and 10 are either (a) Unimpaired, and the Holders of Claims or Interests in such Classes are conclusively presumed to have accepted the Plan, or (b) Impaired, and the Holders of Claims or Interests in such Classes shall receive no distributions under the

Plan on account of their Claims or Interests, and therefore are deemed to have rejected the Plan. In either (a) or (b), as applicable, such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

6.                  Presumed Acceptance by Voting Classes with No Votes

If a Class contains Claims eligible to vote on the Plan, and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by such Class.

E.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not contain a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the Confirmation Hearing Date, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

G.	Modification and Severability as to Debtors; Reservation of Rights

Subject to Article VIII of the Plan, the Debtors reserve the right to modify (with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld) and the DIP Agent and the Securitization Agent, as applicable, but only if such modification adversely affects, directly or indirectly, any of the DIP Agent, the DIP Secured Parties, the Securitization Parties, or the Prepetition Secured Parties (which consent shall not be unreasonably withheld)) or withdraw the Plan in its entirety or in part, for any reason, including, without limitation, if the Plan as it applies to any particular Debtor is not confirmed. In addition, and also subject to Article VIII of the Plan, should the Plan fail to be accepted by the requisite number and amount of Claims voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Debtors reserve the right to reclassify Claims or otherwise amend or modify (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld) or withdraw the Plan in its entirety, in part or as to a particular Debtor. Without limiting the foregoing, if the Debtors withdraw the Plan as to any particular Debtor because the Plan as to such Debtor fails to be accepted by the requisite number and amount of Claims voting or due to the Bankruptcy Court, for any reason, denying Confirmation as to such Debtor, then at the option of such Debtor (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), (1) the Chapter 11 Case for such Debtor may be dismissed or (2) such Debtor’s assets may be sold to another Debtor, such sale to be effective at or before the Effective Date of the Plan of the Debtor transferee, and the sale price shall be paid to the seller in Cash and shall be in an amount equal to the fair value of such assets as proposed by the Debtors, with the consent of the Creditors’

Committee, which consent shall not be unreasonably withheld, and approved by the Bankruptcy Court.

Article IV
IMPLEMENTATION OF THE PLAN

A.	Liquidating Trust

1.                  Creation of Liquidating Trust. On the Effective Date, in furtherance of the liquidation of the Liquidating Debtors, a liquidating trust (the “Liquidating Trust”) shall be established for the benefit of the Liquidating Trust Beneficiaries. The Liquidating Trustee shall execute the Liquidating Trust Agreement on behalf of the Liquidating Debtors and shall take all other steps necessary to establish the Liquidating Trust pursuant to the Liquidating Trust Agreement and consistent with the Plan. The form of the Liquidating Trust Agreement shall be approved by the Liquidating Trustee or the Liquidating Debtors, as applicable, and included in the Plan Supplement and approved pursuant to the Plan. The powers, authority, responsibilities, and duties of the Liquidating Trust and the Liquidating Trustee are set forth in and shall be governed by the Plan and the Liquidating Trust Agreement. The Liquidating Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the Liquidating Trust as a grantor trust and the Liquidating Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes. The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities are for the primary purpose of receiving all assets of the Estates, continuing the wind-down of such Estates in a commercially reasonable but expeditious manner, and distributing any such assets pursuant to the Plan, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust, and without effect to its status as a “liquidating trust” for United States federal income tax purposes. In the event of any inconsistency between the Plan and the Liquidating Trust Agreement (as such conflict relates to anything other than the establishment of a Liquidating Trust or the assets to be transferred to the Liquidating Trust), the Liquidating Trust Agreement shall control.

2.                  Vesting of Assets. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights, and privileges related thereto, and including, for the avoidance of doubt, all Causes of Action) of each of the Debtors, shall immediately vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests. All Claims, Liens, encumbrances, charges, and other interests shall be deemed fully released as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order.

3.                  Transfers to the Liquidating Trust. On the Effective Date, the Debtors and their Estates shall transfer, and shall be deemed to have irrevocably transferred, to the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries all title and interest in all of the Liquidating Trust Assets, which transfer shall be free and clear of Claims, Liens, encumbrances, charges, other interests, and contractually imposed restrictions except as otherwise provided herein. The Debtors, the Liquidating Trustee, the Liquidating Trust Beneficiaries, and any party under the control of such parties will execute any documents or other instruments and shall take all other steps as necessary to cause title to the Liquidating Trust Assets to be transferred to the Liquidating Trust. Upon the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtors shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtors and their predecessors, successors, and assigns shall be released from all liability with respect to the delivery thereof and shall have no reversionary or further interest in, or with respect to, the Liquidating Trust Assets or the Liquidating Trust in accordance with this Article IV.A of the Plan. Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall not affect the mutuality of obligations that otherwise may have existed prior to the effectuation of such transfer. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax, pursuant to section 1146(a) of the Bankruptcy Code. In connection with the transfer of such assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Liquidating Trust and its representatives, and the Debtors and the Liquidating Trustee are directed to take all necessary actions to effectuate the transfer of such privileges.

4.                  Purpose of the Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating and administering the Liquidating Trust Assets and making distributions on account thereof as provided for under the Plan and the Liquidating Trust Agreement, and shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulations section 301.7701-4(d) and generally in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code, consistent with the terms of the Plan; provided, that, subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee (a) may timely elect to treat any portion of the Liquidating Trust allocable to disputed claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9 and (b) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. To the extent the Liquidating Trustee makes such an election, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently for U.S. federal, state, and local income tax purposes. The Liquidating Trustee shall file all income tax returns with respect to any income attributable to a disputed ownership fund and shall pay the U.S. federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto. Any taxes imposed on any disputed ownership fund or its assets will be paid out of the assets of the disputed ownership fund (including any assets of the Liquidating Trust allocable to disputed claims) and any subsequent distributions in respect of the allowance or disallowance of such claims will be reduced accordingly. In the event, and to the extent, that any Cash in any disputed ownership fund is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the disputed ownership fund, assets of the disputed ownership fund (including those otherwise distributable) may be sold to pay such taxes.

5.             Administration of the Liquidating Trust

(a)               The Liquidating Trust shall be administered by the Liquidating Trustee pursuant to the Liquidating Trust Agreement and the Plan. In the event of any inconsistency between the Plan and the Liquidating Trust Agreement as such conflict relates to anything other than the establishment of a Liquidating Trust or the assets to be transferred to the Liquidating Trust, the Liquidating Trust Agreement shall control.

(b)               On or prior to the Plan Supplement Date, the Debtors shall File a list of the proposed initial members of the Liquidating Trust Advisory Board. Each proposed member of the Liquidating Trust Advisory Board shall complete and File with the Bankruptcy Court, by no later than the Effective Date, a sworn affidavit stating that such member does not have any conflict of interest in connection with serving on the Liquidating Trust Advisory Board and is not party to any separate formal or informal agreement or arrangement regarding the Liquidating Trust Advisory Board’s selection of advisors. On the Effective Date, the Liquidating Trust Advisory Board will be appointed in accordance with the terms of the Liquidating Trust Agreement. The rights, responsibilities, and duties of the Liquidating Trust Advisory Board are set forth in the Liquidating Trust Agreement. Notwithstanding anything contained in the Plan or the Liquidating Trust Agreement, the Liquidating Trust Advisory Board shall always act consistently with, and not contrary to, the purpose of the Liquidating Trust as set forth in the Plan.

(c)               Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), and except to the extent that an election is made to treat a portion of the Liquidating Trust as a disputed ownership fund, the Debtors, the Liquidating Debtors, the Liquidating Trustee, and Holders of Administrative Claims, Priority Claims, Other Secured Claims, Senior Notes Claims, Control Group Liability Pension Claims, and General Unsecured Claims shall treat, for United States federal income tax purposes, the transfer of assets to the Liquidating Trust as (i) a transfer of the Assets (subject to obligations relating to those Assets, if any) directly to such Holders of Claims, followed by (ii) the transfer by such Holders to the Liquidating Trust of the Assets in exchange for interests in the Liquidating Trust. Accordingly, such Holders shall be treated for U.S. federal income tax purposes (i) as direct recipients of an undivided interest in the Assets transferred to the Liquidating Trust and as having immediately contributed such Assets to the Liquidating Trust and, thereafter, and (ii) as the grantors and deemed owners of the Liquidating Trust and, thus, the direct owners of an undivided interest in the Assets held by the Liquidating Trust. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

(d)               The Liquidating Trustee is hereby appointed in such instance, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, to prepare and file (or cause to be prepared and filed), on behalf of the Debtors, the Liquidating Debtors, and the Liquidating Trust, all tax returns, reports and statements required to be filed or that the Liquidating Trustee otherwise deems appropriate, including the filing of amended tax returns or requests for refunds for all taxable periods ended on or before the dissolution of the Debtors, and to handle all of the Debtors’, Liquidating Debtors’, and Liquidating Trust’s tax matters, including, without limitation, the handling of tax audits, claims, defenses, and proceedings. The Liquidating Trustee shall file (or cause to be filed) tax returns, reports, and statements for the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treas. Regs. §1.671-4(a) and in accordance with this Article IV.A of the Plan.

(e)               Assets deemed transferred to Liquidating Trust Beneficiaries pursuant to Article IV.A.3 and Article IV.A.5(c) of the Plan, and allocations of any Liquidating Trust taxable income among Liquidating Trust Beneficiaries (except to the extent that an election is made to treat a portion of the Liquidating Trust as a disputed ownership fund), shall be determined by reference to the manner in which an amount of Cash representing such Assets or taxable income, as the case may be, would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all of the Liquidating Trust Assets (valued at their tax book value, except to the extent that an election is made to treat a portion of the Liquidating Trust as a disputed ownership fund) to the Liquidating Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust. Similarly, any taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of the Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the date the Liquidating Trust Assets are transferred to the Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the Tax Code, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(f)                As soon as reasonably practicable after the Liquidating Trust Assets are transferred to the Liquidating Trust, but in no event later than 120 days thereafter, the Liquidating Trust shall make a good faith valuation of the Liquidating Trust Assets and such valuation shall be used consistently by all parties for all U.S. federal income tax purposes. The Liquidating Trust shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any Government Unit. In connection with the preparation of the valuation contemplated hereby and by the Plan, the Liquidating Trust shall be entitled to retain such professionals and advisors as the Liquidating Trust shall determine to be appropriate or necessary, subject to the approval of the Liquidating Trust Advisory Board, and the Liquidating Trustee shall take such other actions in connection therewith as it determines to be appropriate or necessary, subject to certain approvals. Such valuation shall be used consistently by such parties for all United States federal income tax purposes.

6.             Tax Authority of Trustee; Expedited Tax Determination. The Liquidating Trustee shall have the same authority and responsibility in respect of all taxes of the Debtors (including as the common parent or other agent of any consolidated, combined, or unitary tax group of which any of the Debtors was the agent) and, to the same extent, as if the Liquidating Trustee were the Debtors. The Liquidating Trustee may request an expedited determination of taxes of the Liquidating Trust or of the Debtors or Liquidating Debtors, under section 505(b) of the Bankruptcy Code, for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtors or Liquidating Debtors for all taxable periods through the dissolution of such Liquidating Trust.

7.             Dissolution of Liquidating Trust

(a)               The Liquidating Trust shall be dissolved in accordance with Article IV.B.1(e) of the Plan and at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and the Liquidating Trust Agreement, (ii) the Liquidating Trustee (with any required approvals and with the approval and/or at the direction of the Liquidating Trust Advisory Board) determines that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all distributions required to be made by the Liquidating Trustee under the Plan and the Liquidating Trust Agreement have been made; provided, that in no event shall the Liquidating Trust be dissolved later than five years from the creation of such Liquidating Trust pursuant to this Article IV.A of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth anniversary of such creation (or within the six-month period prior to the end of any extension period), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee that any further extension would not adversely affect the status of the trust as a Liquidating Trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets. Notwithstanding the foregoing proviso, in the event that the Liquidating Trustee fails to satisfy all conditions of the proviso prior to the expiration of the initial five year period or any extension, it may cure and avoid dissolution of the Liquidating Trust retroactively as of such date if (i) the Bankruptcy Court determines that such relief is appropriate to satisfy the purposes of the Liquidating Trust and (ii) the Liquidating Trustee has continued to satisfy the requirements of Section 6.3(a) of the Liquidating Trust Agreement; provided, however, in no case shall the term of the Liquidating Trust extend more than three years beyond the original term without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee that any further extension would not adversely affect the status of the trust as a Liquidating Trust for United States federal income tax purposes.

(b)               If at any time the Liquidating Trustee (with any required approvals and with the approval and/or at the direction of the Liquidating Trust Advisory Board) determines, in reliance upon such professionals as the Liquidating Trust may retain, that the expense of administering the Liquidating Trust so as to make a final distribution to Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, the Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Tax Code, (B) exempt from United States federal income tax under section 501(a) of the Tax Code, (C) not a “private foundation,” as defined in section 509(a) of the Tax Code, and (D) that is unrelated to the Debtors, the Liquidating Trust, and any insider of the Liquidating Trustee, and (iii) dissolve the Liquidating Trust.

B.	Corporate Action

1.             Merger and Dissolution of Debtors

(a)               Immediately following the occurrence of the Confirmation Date, the respective boards of directors and managers, as applicable, of each of the Debtors shall be terminated and the members of each of the boards of directors and managers, as applicable, of the Debtors shall be deemed to have resigned.

(b)               Each of the Debtors shall continue to exist as Liquidating Debtors after the Effective Date in accordance with the respective laws of the state under which each such Debtor was formed and pursuant to their respective certificates of incorporation, bylaws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making distributions in accordance with the Plan.

(c)               On such date as determined by the Liquidating Trustee (the “Merger Date”) before, on, or after the Effective Date, and without the need for a further order of the Bankruptcy Court, any other or further actions to be taken by or on behalf of the Debtors, or any payments to be made in connection therewith, (i) each Subsidiary Debtor, other than Dean Holding Company, shall be merged with and into its immediate parent, and (ii) such parent Subsidiary Debtor shall then be merged with its immediate parent, as applicable; provided, that Dean Holding Company shall not be merged or dissolved prior to the date on which Liquidating DFC is dissolved; provided, further, that each of the Debtors and the Liquidating Trustee may execute and file documents, and take all other actions as they deem appropriate, relating to the allowance of, and to effect the prompt merger of, the Subsidiary Debtors as provided herein without the payment of any fee, tax, or charge and without the need for the filing of reports or certificates.

(d)               Moreover, on and after the first day following the Merger Date, the Subsidiary Debtors (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license, or similar taxes accruing on or after the Merger Date.

(e)               As soon as practicable after the Liquidating Trustee exhausts substantially all of the Liquidating Trust Assets by making the Final Distribution of Cash under the Plan (and in accordance with Article IV.A.7 of the Plan), the Liquidating Trustee shall, at the expense of the Estates, (i) provide for the retention and storage of the Debtors’ and Liquidating Debtors’ books and records that shall have been delivered to or created by the Liquidating Trustee until such time as all such books and records are no longer required to be retained under applicable law, and File a certificate informing the Bankruptcy Court of the location at which such books and records are being stored, (ii) File a motion for entry of a final decree closing Liquidating DFC’s Chapter 11 Case and any other Chapter 11 Case that has not been already closed and stating that the assets of the Estates and the Liquidating Trust have been exhausted and final distributions of Cash have been made under the Plan, (iii) file the necessary paperwork in the State of Delaware to effectuate the dissolution of the Liquidating Debtors in accordance with the laws of such jurisdiction, and (iv) resign as the sole officer, director, and manager, as applicable, of the Liquidating Debtors. Upon the Bankruptcy Court entry of an order granting the motion described in clause (ii) of the preceding sentence, the Liquidating Debtors and the Liquidating Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith, and Liquidating DFC’s Chapter 11 Case shall be closed on the day in which the Bankruptcy Court has entered such order.

2.             Certificate of Incorporation and Bylaws

Upon the Effective Date, the certificate and articles of incorporation and bylaws of the Liquidating Debtors shall be deemed amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code and shall include, among other things, a provision (a) prohibiting the issuance of nonvoting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code and (b) limiting the activities of the Liquidating Debtors to matters authorized under the Plan.

3.             No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtors or the Liquidating Trust, or corporate action to be taken by or required of the Debtors or the Liquidating Trust, shall, as of the Effective Date, be deemed to have occurred (unless contemplated hereunder to occur after the Effective Date) and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person, including, but not limited to, the Liquidating Trustee, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors.

4.             Effectuating Documents

Prior to the Effective Date, the Liquidating Trustee or any appropriate officer of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

C.	Cancellation of Existing Securities and Related Agreements and the Senior Notes Indenture and Issuance of New Equity Interest

1.             On the Effective Date, except as otherwise specifically provided for in the Plan, all rights of any Holder of Claims or Interests, including options or warrants to purchase Interests or obligating the Debtors to issue, transfer, or sell Interests of the Debtors, shall be cancelled.

2.             The New Equity Interest shall be issued on the Effective Date to the Liquidating Trustee, in its capacity as holder of the New Equity Interest pursuant to Article V.A of the Plan, for no consideration in connection with the administration of the Plan. The issuance of the New Equity Interest is authorized and approved in all respects without the need for any further corporate or other similar action by any Person. The New Equity Interest shall not be transferable to any Person other than to a successor Liquidating Trustee in accordance with the Liquidating Trust Agreement. Liquidating DFC will not be a reporting company under the Securities Exchange Act nor be required to and shall not file reports with the Securities Exchange

Commission or any other Governmental Unit after the Effective Date in connection with the New Equity Interest.

3.             Except for purposes of evidencing the right to a distribution pursuant to the Plan, each record Holder of Senior Notes shall be deemed to have surrendered its Senior Notes or other documentation underlying each Senior Notes Claim, and all such surrendered Senior Notes and other documentation shall be deemed to be cancelled as to the Debtors pursuant to this Section, except to the extent otherwise provided herein.

4.             The Senior Notes Indenture shall terminate as of the Effective Date, except as necessary to (a) enforce the rights, claims, and interests of the Senior Notes Indenture Trustee visa-vis any parties other than the Debtors, (b) allow the Senior Notes Indenture Trustee to receive distributions under the Plan and to distribute them to the Holders of the Senior Notes in accordance with the terms of the Senior Notes Indenture, (c) permit the Senior Notes Indenture Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date, and (d) permit the Senior Notes Indenture Trustee to perform any functions that are necessary to effectuate the foregoing.

D.	Accounts and Reserves

1.             Professional Fee Escrow Account

Before the Effective Date, the Debtors shall fund the Professional Fee Escrow Account in accordance with Article II.E.3 of the Plan.

2.             Disputed Claims Reserve

On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Liquidating Trustee shall be authorized, but not directed, to establish, fund with Cash, and manage the Disputed Claims Reserve in accordance with Article VII.D.2 of the Plan.

3.             Wind-Down Account

Following the satisfaction of all DIP Claims, Securitization Facility Claims, and the Opt- In Settled Administrative Claims and the funding of the Professional Fee Escrow Account and the Convenience Claims Pool, each in accordance with the terms and conditions set forth in this Plan, the Liquidating Debtors or the Liquidating Trustee shall create, and fund with Cash from the Liquidating Trust Assets, the Wind-Down Account to (a) fund the Wind-Down Budget, including the fees and expenses of the Liquidating Trust Professionals and (b) pay Allowed Non-Settled Administrative Claims, Allowed Priority Claims, Allowed Other Secured Claims, Allowed Senior Notes Claims, Allowed Control Group Liability Pension Claims, and Allowed General Unsecured Claims in accordance with the terms and conditions set forth in this Plan, as well as, if the Liquidating Trustee determines in its sole discretion to do so, fund the Disputed Claims Reserve. Any recovery of proceeds from the Liquidating Trust Assets, including any Retained Causes of Action, shall be deposited by the Liquidating Trustee into the Wind-Down Account. From time to time, the Liquidating Trustee shall determine whether the Cash in the Wind-Down Account exceeds the amount of Cash needed to fund the Wind-Down Budget and, at such time and in its sole discretion, may distribute on a Distribution Date any such excess Cash in accordance with the priorities set forth in Article III of the Plan.

4.             Other Reserves and Modifications to Reserves

Subject to and in accordance with the provisions of the Liquidating Trust Agreement and the Wind-Down Budget, the Liquidating Trustee may establish and administer any other necessary reserves that may be required under the Plan or Liquidating Trust Agreement. Notwithstanding anything to the contrary contained in the Plan, the Liquidating Trustee may make transfers of Cash between the accounts and reserves established hereunder to satisfy Claims and other obligations in accordance with the Plan and the Wind-Down Budget.

E.	Privilege Matters

On the Effective Date, any attorney-client privilege, work-product privilege, or other privilege or immunity relating to any Claim or Cause of Action and/or attaching to any documents or communications (whether written or oral) shall be transferred to and shall vest in the Liquidating Debtors, the Liquidating Trustee, and the Liquidating Trust, and the Debtors, the Liquidating Debtors, the Liquidating Trustee, and the Liquidating Trust are authorized to take all necessary actions to effectuate the transfer of such privileges.

Article V
PROVISIONS REGARDING THE LIQUIDATING TRUSTEE

A.	Appointment of the Liquidating Trustee

Immediately upon the occurrence of the Confirmation Date, the Liquidating Trustee shall be appointed to serve as the sole officer, director, or manager of each of the Debtors. Upon the occurrence of the Effective Date, the Liquidating Trustee shall also be deemed appointed (1) to serve as the sole officer, director, or manager of each of the Liquidating Debtors, (2) to serve as the trustee and administrator of the Liquidating Trust established pursuant to Article IV.A.1 of the Plan and the Liquidating Trust Agreement, and (3) as the sole holder of the New Equity Interest. The Liquidating Trustee, subject to the terms and conditions of the Plan, the Confirmation Order, and the Liquidating Trust Agreement, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Liquidating Trustee shall act at the direction of the Liquidating Trust Advisory Board. The Debtors shall File a notice prior to the Confirmation Hearing designating the Person selected as the Liquidating Trustee. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order and such appointment shall be effective in accordance with the terms of Article V.A of the Plan. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Plan and the Liquidating Trust Agreement, as applicable. The initial Liquidating Trustee shall serve in such capacities, pursuant to the Liquidating Trust Agreement and the Plan, until the resignation or discharge and the appointment of a successor Liquidating Trustee in accordance with the Liquidating Trust Agreement and the Plan.

B.	The Liquidating Trust Agreement

On the Effective Date (or as soon as reasonably practicable thereafter), the Debtors shall execute a Liquidating Trust Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Liquidating Trust Agreement made by the Debtors, with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), will be ratified. The Liquidating Trust Agreement will contain provisions permitting the amendment or modification of the Liquidating Trust Agreement necessary to implement the provisions of the Plan.

C.	Rights, Powers, and Duties of the Liquidating Debtors and the Liquidating Trustee

1.                  The Liquidating Trustee and the Liquidating Debtors shall retain and have all the rights, powers, and duties necessary to carry out its responsibilities under the Plan. Such rights, powers, and duties, which shall be exercisable by the Liquidating Trustee on behalf of itself, the Liquidating Debtors, and the Estates pursuant to the Plan and the Liquidating Trust Agreement, shall include, among other things, (a) investigating and, if appropriate, pursuing Causes of Action, (b) administering and pursuing the Liquidating Trust Assets, including, without limitation, objecting to and defending against all Claims against the Debtors (including, without limitation, Administrative Claims and Priority Tax Claims), (c) resolving all Disputed Claims and any Claim objections pending as of the Confirmation Date, and (d) making distributions to Holders of Allowed Claims as provided for in the Plan. To the extent that the Liquidating Trustee deems necessary or appropriate, the Liquidating Trustee shall be automatically substituted or supplemented as a real party in interest in any objection to a Claim or any litigation commenced prior to the Effective Date by the Debtors.

2.                  Prior to the Effective Date, the Liquidating Trustee (on behalf of the Debtors) shall File monthly reports in a form reasonably acceptable to the U.S. Trustee. On and after the Effective Date, the Liquidating Trustee (on behalf of the Liquidating Debtors) shall File quarterly reports in a form reasonably acceptable to the United States Trustee.

D.	Compensation of the Liquidating Trustee

1.                  During the period from the Confirmation Date to the Effective Date, the Liquidating Trustee shall submit its fee and expense statements or invoices, in summary form, which shall not be required to contain time entries but shall include a summary statement of services provided and the expenses incurred (which summary may be redacted or modified to the extent necessary to delete any information subject to the attorney-client or other privilege, any information constituting attorney work product, or any other confidential or otherwise sensitive information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine) to each the counsel to the Debtors and the counsel to the Creditors’ Committee. The Debtors shall (without any further notice to, action by, or order or approval of the Bankruptcy Court or any other party) pay in Cash all such fees and expenses of the Liquidating Trustee, within ten days of presentment of such statements or invoices, if no written objections to the reasonableness of the fees and expenses charged in any such statement or invoice (or portion thereof) is made by either the counsel to the Debtors or the counsel to the Creditors’ Committee. Any objection raised by the counsel to the

Debtors or the counsel to the Creditors’ Committee with respect to such fee and expense statements or invoices may be made only on the basis of “reasonableness” and shall specify in writing the amount of the contested fees and expenses and the detailed basis for such objection. To the extent an objection only contests a portion of an invoice, the undisputed portion thereof shall be promptly paid. If any such objection to payment of an invoice (or any portion thereof) is not otherwise resolved between the Liquidating Trustee, the counsel to the Debtors, and the counsel to the Creditors’ Committee, either party may submit such dispute to the Bankruptcy Court for a determination as to the reasonableness of the relevant disputed fees and expenses set forth in the invoice.

2.                  From and after the Effective Date, the Liquidating Trustee shall be paid in accordance with the terms and conditions of the Liquidating Trust Agreement and solely from the Wind-Down Account (with no recourse to any Released Party). Liquidating Trust Professionals shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-Down Account subject to the Wind-Down Budget. The payment of the fees and expenses of the Liquidating Trustee and the Liquidating Trust Professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court; provided, that any disputes related to such fees and expenses shall be brought before the Bankruptcy Court.

E.	Indemnification

The Liquidating Debtors shall indemnify and hold harmless (1) the Liquidating Trustee (solely in its capacity as such and in its capacity as officer and director of the Liquidating Debtors) and (2) the Liquidating Trust Professionals ((1) and (2) collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs, and expenses, including, but not limited to, attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than actions or omissions resulting from such Indemnified Party’s bad faith, willful misconduct (including, without limitation, actual fraud), or gross negligence, with respect to the Liquidating Debtors or the implementation or administration of the Plan or Liquidating Trust Agreement. To the extent that an Indemnified Party asserts a claim for indemnification as provided above, (1) any payment on account of such claim shall be paid solely from the Wind-Down Account and (2) the legal fees and related costs incurred by counsel to the Liquidating Trustee in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Wind-Down Account or any insurance purchased using the Wind-Down Account. The indemnification provisions of the Liquidating Trust Agreement shall remain available to, and be binding upon, any former Liquidating Trustee or the estate of any decedent of the Liquidating Trustee and shall survive the termination of the Liquidating Trust Agreement.

F.	Insurance

The Liquidating Trustee shall be authorized to obtain and pay for, out of the Debtors’ Assets and, after the Effective Date, out of the Wind-Down Account, all reasonably necessary insurance coverage for itself, its agents, representatives, employees, or independent contractors, and the Liquidating Debtors, including, but not limited to, coverage with respect to (1) any property that is or may in the future become the property of the Liquidating Debtors or their Estates and (2) the liabilities, duties, and obligations of the Liquidating Trustee and its agents, representatives, employees, or independent contractors under the Liquidating Trust Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Liquidating Trustee after the termination of the Liquidating Trust Agreement.

Article VI
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Disbursing Agent

1.             The Debtors, the Liquidating Debtors, or the Liquidating Trustee, as applicable, may retain and direct a Disbursing Agent to assist with the distributions to be made under the Plan. The Disbursing Agent shall make all distributions required under the Plan, except as to a Holder of a Claim whose distribution is to be administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to such Holder of a Claim in accordance with the provisions of the Plan and the terms of the governing agreement. Distributions on account of such Claims shall be deemed completed upon delivery to the appropriate Servicer; provided, that if any Servicer is unable to make or consents to the Disbursing Agent making such distributions, the Disbursing Agent, with such Servicer’s cooperation, shall make such distributions to the extent reasonably practicable. The Senior Notes Indenture Trustee will be considered a Servicer for the applicable Senior Notes Claims; provided, however, that for the avoidance of doubt, the Senior Notes Indenture Trustee will not be considered a Servicer, or be responsible, for any non-DTC eligible distributions.

2.            Except as otherwise set forth herein, the Liquidating Debtors shall be authorized, without further Bankruptcy Court approval, to reimburse any Servicer for its reasonable, documented, actual, and customary out-of-pocket expenses incurred in providing post-Confirmation services directly related to distributions pursuant to the Plan.

3.             If the Disbursing Agent is an independent third party designated to serve in such capacity, the Liquidating Trustee shall be permitted to provide to such Disbursing Agent from the Wind-Down Account, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable, actual, and documented out-of-pocket expenses incurred in providing post-Confirmation services directly related to distributions pursuant to the Plan.

B.	Timing and Delivery of Distributions

1.             Timing

(a)               Subject to any reserves or holdbacks established pursuant to the Plan, and taking into account the matters set forth in Article VI.C and Article III of the Plan, on the appropriate Distribution Date or as soon as practicable thereafter, Holders of Allowed Claims shall receive the distributions from the Liquidating Trust provided for Allowed Claims in the applicable Classes as of such date.

(b)               If and to the extent there are Disputed Claims as of the Effective Date, distributions on account of such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Plan with respect to the treatment of Allowed Claims on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after each such Claim is Allowed; provided, that distributions on account of the Claims set forth in Article III of the Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed by the Bankruptcy Court or as provided in any other applicable order of the Bankruptcy Court. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Final Distribution Date.

2.             De Minimis Distributions

(a)               Notwithstanding any other provision of the Plan, none of the Liquidating Debtors, any Servicer, nor any Disbursing Agent shall be required to make any distributions to Holders of Allowed Claims aggregating less than $100.00. Cash that otherwise would be payable under the Plan to Holders of Allowed Claims but for this Article VI.B.2 of the Plan shall be available for distributions to Holders of other Allowed Claims.

(b)               Notwithstanding any other provision of the Plan, none of the Liquidating Debtors, any Servicer, nor any Disbursing Agent shall have any obligation to make any distributions on any Interim Distribution Date unless the sum of all distributions authorized to be made to all Holders of Allowed Claims on such Interim Distribution Date exceeds $10,000 in value.

3.             Delivery of Distributions—Allowed Claims

(a)               Distributions shall only be made to the record Holders of Allowed Claims as of the Distribution Record Date. On the Distribution Record Date, at the close of business for the relevant register, all registers maintained by the Debtors, the Liquidating Debtors, the Liquidating Trustee, any Servicers, the Disbursing Agent, the Senior Notes Indenture Trustee, and each of the foregoing’s respective agents, successors, and assigns shall be deemed closed for purposes of determining whether a Holder of such a Claim is a record Holder entitled to distributions under the Plan. The Debtors, the Liquidating Debtors, the Liquidating Trustee, any Servicer, the Disbursing Agent, the Senior Notes Indenture Trustee, and each of the foregoing’s respective agents, successors, and assigns shall have no obligation to recognize, for purposes of distributions pursuant to, or in any way arising from, the Plan (or for any other purpose), any Claims that are transferred after the Distribution Record Date. Instead, the foregoing parties shall be entitled to recognize only those record Holders set forth in the registers as of the Distribution Record Date, irrespective of the number of distributions made under the Plan or the date of such distributions. Furthermore, if a Claim is transferred 20 or fewer calendar days before the Distribution Record Date, the Disbursing Agent or applicable Servicer, as applicable, shall make distributions to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

(b)               If any dispute arises as to the identity of a Holder of an Allowed Claim that is entitled to receive a distribution pursuant to the Plan, the Disbursing Agent or applicable Servicer may, in lieu of making such distribution to such person, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

(c)               Subject to Bankruptcy Rule 9010, a distribution to a Holder of an Allowed Claim may be made by the Disbursing Agent in its sole discretion to (i) the address set forth on the first page of the Proof of Claim Filed by such Holder (or at the last known address of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address), (ii) the last known address of such Holder on the books and records of the Debtors or their agents after the date of any related Proof of Claim, (iii) the address set forth in any written notice of an address change delivered to the Disbursing Agent, (iv) the address set forth on the Schedules, if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of an address change, (v) in the case of a Holder whose Claim is governed by an agreement and administered by a Servicer or other agent, the address contained in the official records of such Entity, or (vi) the address of any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. In the case of a Holder whose Claim is governed by an agreement and administered by a Servicer, the applicable Servicer shall make the distribution to the address contained in the official records of such Servicer.

4.             Delivery of Distributions—Allowed Senior Notes Claims; Surrender of Cancelled Instruments or Securities

(a)               Subject to the provisions of Article VII.B of the Plan, all distributions to Holders of Allowed Senior Notes Claims shall be deemed completed when made to (i) the Senior Notes Indenture Trustee or (ii) if agreed to by the Debtors and the Senior Notes Indenture Trustee, through the facilities of DTC. The Senior Notes Indenture Trustee or DTC, as applicable, shall hold or direct such distributions for the benefit of the Holders of Senior Notes to the extent such Senior Notes give rise to Allowed Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI.B.4 of the Plan, the Senior Notes Indenture Trustee or DTC, as applicable, shall arrange for the delivery of such distributions to or on behalf of such Holders.

(b)               For the avoidance of doubt, the Senior Notes Indenture Trustee shall not bear any responsibility or liability for any distributions made hereunder by the Disbursing Agent or DTC. The Liquidating Debtors shall reimburse the Senior Notes Indenture Trustee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred prior to or after the Effective Date; provided that the Liquidating Debtors shall reimburse the Senior Notes Indenture Trustee for reasonable and documented fees and expenses incurred after the Effective Date solely in connection with the implementation of the Plan, including, but not limited to, making distributions pursuant to and in accordance with the Plan.

C.	Manner of Payment Under the Plan

At the Disbursing Agent’s option, any Cash payment may be made by check, wire transfer, or any other customary payment method. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

D.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

E.	Compliance Matters

In connection with the Plan, each Debtor, each Liquidating Debtor, the Disbursing Agent, the Liquidating Trust, and the Liquidating Trustee, as applicable, shall comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Allowed Claims and distributions hereunder shall be subject to any such withholding and reporting requirements. In connection with the Plan and all distributions thereunder, the Disbursing Agent or the Liquidating Trustee, as applicable, on behalf of the Liquidating Debtors, is authorized to take any and all actions that may be necessary or appropriate to comply with the foregoing requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms that the Debtors (with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld), the Liquidating Debtors, the Disbursing Agent, the Liquidating Trust, or the Liquidating Trustee, as applicable, believe are reasonable and appropriate, and all Allowed Claims and distributions hereunder shall be subject to any such withholding and reporting requirements. All Holders of Claims shall be required to provide any information necessary to allow the Liquidating Trustee to comply with all withholding, payment, and reporting requirements with respect to such taxes. The Disbursing Agent or the Liquidating Trustee, as applicable, reserves the right to withhold the full amount required by law on any distribution on account of any Holder of an Allowed Claim that fails to timely provide to the Disbursing Agent or the Liquidating Trustee, the required information. The Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee, and the Disbursing Agent, as applicable, reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and similar encumbrances.

F.	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m. (prevailing Central Time), midrange spot rate of exchange for the applicable currency as published in the Wall Street Journal, National Edition, on the day after the Petition Date.

G.	Fractional Dollars

Notwithstanding any other provision of the Plan, the Disbursing Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole dollar.

H.	Undeliverable or Non-Negotiated Distributions

1.                  If any distribution is returned as undeliverable or is otherwise unclaimed, no further distributions to the applicable Holder of an Allowed Claim shall be made unless and until the Disbursing Agent or appropriate Servicer is notified in writing of such Holder’s then-current address, at which time the undelivered distribution shall be made to such Holder without interest or dividends. Undeliverable distributions shall be returned to the Liquidating Trust until such distributions are claimed. Any Holder of an Allowed Claim that does not claim an undeliverable or unclaimed distribution within 90 calendar days after the date such distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and their Estates, the Liquidating Debtors, the Liquidating Trustee, the Disbursing Agent, and each of the foregoing’s respective agents, attorneys, representatives, employees, or independent contractors and/or any of its or their property. All title to and all beneficial interests in the Cash relating to such undeliverable or unclaimed distribution, including any dividends or interest attributable thereto, shall revert to the Liquidating Trust and such Cash shall be deposited in the Wind-Down Account for distribution in accordance with the Plan. The reversion of such Cash shall be free of any restrictions thereon notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan or the Liquidating Trust Agreement shall require the Debtors, the Liquidating Debtors, the Liquidating Trustee, or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

2.                  Checks issued on account of Allowed Claims shall be null and void if not negotiated within 120 calendar days from and after the date of issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Disbursing Agent by the Holder of the relevant Allowed Claim within such 120-calendar-day period. Nothing contained in the Plan or the Liquidating Trust Agreement shall require the Debtors, the Liquidating Debtors, the Liquidating Trustee, or any Disbursing Agent to attempt to issue a new check following such 120- calendar-day period. After such 120-calendar-day period, the relevant Allowed Claim (and any Claim for reissuance of the original check) shall be automatically discharged and forever barred, and all title to and all beneficial interests in the Cash represented by any such non-negotiated check, including any dividends or interest attributable thereto, shall revert to the Liquidating Trust and such Cash shall be deposited in the Wind-Down Account for distribution in accordance with the Plan. The reversion of such Cash shall be free of any restrictions thereon notwithstanding any federal or state escheat laws to the contrary.

I.	Claims Paid by Third Parties

1.                  To the extent a Holder of an Allowed Claim receives a distribution on account of a Claim and also receives payment from a party that is not a Debtor or a Liquidating Debtor on account of such Claim, such Holder shall, within 30 calendar days of receipt thereof, repay, and/or return the distribution to the applicable Liquidating Debtor, to the extent that the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan.

2.                  A Claim may be adjusted or expunged on the Claims Register without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court to the extent that a Holder receives payment in full or in part on account of such Claim; provided, that, to the extent the non-Debtor party making the payment is subrogated to the Holder’s Claim, the non-Debtor party shall have a 30-calendar-day grace period following payment in full to notify the Claims and Solicitation Agent and the Liquidating Trustee of such subrogation rights.

J.	Claims Payable by Third Parties

To the extent that one or more of the Debtors’ Insurers satisfies any Claim in full or in part, then immediately upon such Insurers’ satisfaction, such Claim may be expunged (to the extent of such satisfaction) on the Claims Register without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that a Debtor or any Entity may hold against any other non-Debtor Entity (including Insurers) under any Insurance Contract(s), nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers under any such Insurance Contract(s).

Article VII
DISPUTED CLAIMS

A.	Objections to Claims

1.                  If a Holder of a Claim elects to File or submit a Proof of Claim in the Chapter 11 Cases, such Holder shall be deemed to have consented to the jurisdiction of the Bankruptcy Court for all purposes with respect to the Claim.

2.                  Before the Effective Date, any party in interest may object to Claims. After the Effective Date, the Liquidating Trustee shall have the sole authority to object to all Claims against the Debtors; provided, that the Liquidating Trustee shall not be entitled to object to any Claim that has been expressly Allowed by Final Order or under the Plan. In the event that any objection Filed by the Debtors or the Creditors’ Committee remains pending as of the Effective Date, the Liquidating Trustee or the Creditors’ Committee shall be deemed substituted for the Debtors as the objecting party. Any objections to Claims shall be Filed on the Bankruptcy Court’s docket on or before the Claims Objection Deadline.

3.                  Except as otherwise provided herein or otherwise approved by the Bankruptcy Court, all Proofs of Claim Filed after the Bar Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against the Liquidating Trust or any Liquidating Debtor, without the need for any objection by the Liquidating Debtors or the Liquidating Trustee or any further notice to or action, order, or approval of the Bankruptcy Court.

4.                  Claims objections Filed before, on, or after the Effective Date shall be Filed, served, and administered in accordance with the Local Rules with notice to the parties listed in Article XIII.J of the Plan; provided, that on and after the Effective Date, Filings and notices need only be served on the relevant claimants.

5.                  The Liquidating Trustee shall be entitled to assert all of the Debtors’, the Liquidating Debtors’, and the Liquidating Trust’s rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization, and/or equitable subordination and counterclaims with respect to Claims.

B.	Resolution of Disputed Claims

On and after the Effective Date, the Liquidating Trustee shall have the sole authority to litigate, compromise, settle, otherwise resolve, or withdraw any objections to all Claims, to compromise and settle any such Claims, and to administer and adjust the Claims Register to reflect any such settlement or compromise, in each case without notice to or approval by the Bankruptcy Court or any other party.

C.	Estimation of Claims and Interests

1.                  The Debtors (with the consent of the Creditors’ Committee, which consent shall not unreasonably be withheld), the Liquidating Debtors, or the Liquidating Trustee, as applicable, may, in their sole discretion, determine, resolve, and otherwise adjudicate all Contingent Claims, Unliquidated Claims, and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’ (with the consent of the Creditors’ Committee, which consent may not unreasonably be withheld), the Liquidating Debtors’, or the Liquidating Trustee’s, as applicable, choice having jurisdiction over the validity, nature, or amount thereof. The Debtors (with the consent of the Creditors’ Committee, which consent may not unreasonably be withheld), the Liquidating Debtors, or the Liquidating Trustee, as applicable, may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any of the Debtors, the Liquidating Debtors, or the Liquidating Trustee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim, and the Debtors (with the consent of the Creditors’ Committee, which consent may not unreasonably be withheld), the Liquidating Debtors, or the Liquidating Trustee, as applicable, may pursue supplementary proceedings to object to the ultimate allowance of such Claim;

provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

2.                  All of the aforementioned objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the Holder of such Claim has Filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

D.	Payments and Distributions for Disputed Claims

1.             No Distributions Pending Allowance or Settlement of Causes of Action

Notwithstanding any other provision in the Plan or the Liquidating Trust Agreement, no payments or distributions shall be made (a) for a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order and the Disputed Claim has become an Allowed Claim, (b) to a specific Holder of an Allowed Claim if such Holder is also the Holder of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order and the Disputed Claim has become an Allowed Claim, or (c) to a specific Holder of an Allowed Claim if such Holder is or may be liable to the Debtors or the Liquidating Debtors on account of a Cause of Action unless and until such Cause of Action (to the extent applicable and without prejudice to the rights of any Holder of an Allowed Administrative Claim to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Claim) has been settled or withdrawn or has been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter. Following any such settlement or determination in clause (c) of the preceding sentence where the Holder of a Claim is liable to the Debtors or the Liquidating Debtors on account of any Cause of Action, any such payment or distribution to such Holder may be offset against the liability such Holder has to the Debtors or the Liquidating Debtors. Notwithstanding the foregoing or any other provision in the Plan or the Plan Documents, nothing in the Plan or the Plan Documents shall (a) constitute a determination that section 502(d) of the Bankruptcy Code is, or is not, applicable to Administrative Claims or (b) prejudice the rights of (i) any Holder of an Allowed Administrative Claim to file a motion (or prosecute a pending motion) before or after the Effective Date, seeking entry of an order compelling payment of its Allowed Administrative Claim on or after the Effective Date on the basis that section 502(d) of the Bankruptcy Code is inapplicable to its Allowed Administrative Claim, or (ii) the Debtors, the Liquidating Debtors, or the Liquidating Trustee to oppose any such motion on any grounds.

2.             Disputed Claims Reserve

(a)               On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Liquidating Trustee shall be authorized, but not directed, to establish a Disputed Claims Reserve, which shall be administered by the Liquidating Trustee.

(b)               The Liquidating Trustee shall hold Cash in the Disputed Claims Reserve in trust for the benefit of Holders of Claims ultimately determined to be Allowed after the Effective Date. The Disbursing Agent shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of the Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserve.

(c)               The Liquidating Trustee may adjust the Disputed Claims Reserve to reflect all earnings thereon (net of any expenses relating thereto, such expenses including any taxes imposed thereon or otherwise payable by the reserve), to be distributed on the Interim Distribution Dates, as required by the Plan. The Disbursing Agent shall hold in the Disputed Claims Reserve all dividends, payments, and other distributions made on account of, as well as any obligations arising from, the property held in the Disputed Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise. The taxes imposed on the Disputed Claims Reserve (if any) shall be paid by the Disbursing Agent from the property held in the Disputed Claims Reserve, and the Debtors, the Liquidating Debtors, and the Liquidating Trustee shall have no liability for such taxes.

(d)               After any reasonable determination by the Liquidating Trustee that the Disputed Claims Reserve should be adjusted downward in accordance with this Article VII.D of the Plan, the Disbursing Agent shall either, at the direction of the Liquidating Trustee, (i) effect a distribution in the amount of such adjustment as required by the Plan, and any date of such distribution shall be an Interim Distribution Date or (ii) transfer Cash in the amount of such adjustment to the Wind-Down Account.

(e)               After all Disputed Claims have become either Allowed Claims or Disallowed Claims, and all distributions required pursuant to this Article VII.D of the Plan have been made, the Disbursing Agent shall, at the direction of the Liquidating Trustee, either (i) effect a final distribution of the Cash remaining (if any) in the Disputed Claims Reserve in accordance with the priorities set forth in Article III of the Plan or (ii) transfer the remaining Cash to the Wind-Down Account.

(f)                The Liquidating Trustee may (i) make an election pursuant to United States Treasury Regulations section 1.468B-9 to treat the Disputed Claims Reserve as a “disputed ownership fund” within the meaning of that section and (ii) allocate taxable income or loss to the Disputed Claims Reserve with respect to any taxable year that would have been allocated to the Holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are Disputed Claims). The affected Holders of the Disputed Claims shall be bound by such election, if made by the Liquidating Trustee. For federal income tax purposes and, to the extent permitted by applicable law, state, and local income tax purposes, absent definitive guidance from the IRS or a contrary determination by a court of competent jurisdiction, the Liquidating Trustee shall report consistently with the foregoing characterization. All affected Holders of Disputed Claims shall report, for income tax purposes, consistently with the foregoing.

3.             Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent will, out of the Disputed Claims Reserve, distribute to the Holder thereof the distribution, if any, to which such Holder is entitled under the Plan in accordance with Article VI.B.1 of the Plan. Subject to Article VII.F of the Plan, all distributions made under this Article VII.D.3 of the Plan on account of Allowed Claims will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, then held in the Disputed Claims Reserve as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claim Holders included in the applicable class under the Plan.

E.	No Amendments to Claims

A Claim may be amended before the Confirmation Date only as agreed upon by the Debtors (with the consent of the Creditors’ Committee, which consent may not unreasonably be withheld) and the Holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules, the Local Rules, or applicable non-bankruptcy law. On or after the Confirmation Date, the Holder of a Claim (other than an Administrative Claim or a Professional Fee Claim) must obtain prior authorization from the Bankruptcy Court, the Debtors (with the consent of the Creditors’ Committee, which consent may not unreasonably be withheld), or Liquidating Debtors to amend a Claim.

F.	No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the DIP Order, the Securitization Order, the Plan, or the Confirmation Order, post-petition interest shall not accrue or be paid on Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Claim or Disputed Claim for the period from and after the Effective Date; provided, that, nothing in this Article VII.F of the Plan shall limit any rights of any Governmental Unit to interest under section 503, 506(b), 1129(a)(9)(A), or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

Article VIII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

1.             Rejection of Executory Contracts and Unexpired Leases

(a)               Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed automatically rejected, pursuant to sections 365 and 1123 of the Bankruptcy Code, as of the Effective Date unless any such Executory Contract or Unexpired Lease (i) has been previously assumed, assumed and assigned, or rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to assume, assume and assign, or reject pending as of the Effective Date, (iii) is an Intercompany Contract, (iv) is an Insurance Contract, or (v) is otherwise assumed, or assumed and assigned, pursuant to the terms herein.

(b)               The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Non-Debtor parties to Executory Contracts or Unexpired Leases that are rejected as of the Effective Date shall have the right to assert a Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 502(g) of the Bankruptcy Code; provided, however, that the non-Debtor parties must comply with Article VII.C of the Plan.

2.             Assumption of D&O Liability Insurance Policies

(a)               As of the Effective Date, the Liquidating Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to sections 105 and 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Liquidating Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, release, impair, alter, amend, or otherwise modify any advancement, indemnity, or other obligations of any party under the D&O Liability Insurance Policies.

(b)               After the Effective Date, none of the Liquidating Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled, subject to the terms and conditions of the D&O Liability Insurance Policies, to the full benefits of any such policy from the applicable insurers for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

(c)               On or before the Effective Date, the Debtors shall purchase and/or maintain directors’, officers’, and employee liability tail coverage for the six-year period following the Effective Date on terms no less favorable than the Debtors’ existing director, officer, and employee coverage and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer, and employee coverage upon placement. From and after the Effective Date, reasonable directors’ and officers’ insurance policies shall remain in place in the ordinary course.

B.	Assumption of Certain Indemnification Obligations

1.                  Each Indemnification Obligation to a current or former director, officer, manager, or employee who was employed by any of the Debtors in such capacity on or prior to the Effective Date (including, for the avoidance of doubt, the members of the board of directors, board of managers, or equivalent body of each Debtor at any time) shall be deemed assumed effective as of the Effective Date. Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (a) remain in full force and effect, (b) not be modified, reduced, discharged, impaired, or otherwise affected in any way, (c) be deemed and treated as an executory contract pursuant to sections 365 and 1123 of the Bankruptcy Code regardless of

2.                  whether or not Proofs of Claim have been Filed with respect to such obligations, and (d) survive unaffected irrespective of whether such indemnification is owed for an act or event occurring before, on, or after the Petition Date.

3.              Any obligations of the Debtors (whether pursuant to their corporate charters, bylaws, certificates of incorporation, other organizational documents, board resolutions, indemnification agreements, employment contracts, policy of providing employee indemnification, applicable state law, specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Persons or agreements, including amendments, or otherwise) entered into at any time prior to the Effective Date to indemnify, reimburse, or limit the liability of the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, in each case, based upon any act or omission related to such Persons’ service with, for, or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits, and proceedings relating to the Debtors shall survive Confirmation and, except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, that all obligations under this Article VIII.B of the Plan shall be limited solely to recovery available under applicable Insurance Contracts and, subject to Article VIII.B.3 of the Plan, neither the Liquidating Debtors, the Liquidating Trustee, the Liquidating Trust, nor any of their assets (other than the Insurance Contracts) shall be liable for any such obligations. Any Claim based on the Debtors’ obligations set forth in this Article VIII.B of the Plan shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for Indemnification Obligations shall not apply to or cover any Causes of Action against a Person that result in a Final Order determining that such Person seeking indemnification is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing, or breach of the duty of loyalty.

4.              Notwithstanding anything to the contrary in the Plan, the Plan Documents, the Disclosure Statement, the Confirmation Order, any bar date notice or claim objection, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any provision that purports to be preemptory or supervening, grants an injunction, discharge, or release, requires any party to opt out of any releases, or confers Bankruptcy Court jurisdiction):

(a)               nothing alters the rights and obligations of the Debtors (or after the Effective Date, of the Liquidating Debtors, as successor in interest to the Debtors) and the Insurers under any Insurance Contracts except that, on and after the Effective Date, the Insurance Contracts shall vest unaltered in their entirety in the Liquidating Debtors and the Liquidating Debtors shall become and remain liable in full for all obligations under the Insurance Contracts regardless of whether such rights or obligations arise or become due before or after the Effective Date;

(b)               nothing modifies the terms and conditions of any Insurance Contracts, including the insurance coverage provided thereunder and any liability and obligation to pay or reimburse losses and expenses within the deductibles; and

(c)               nothing releases, discharges, modifies, or otherwise alters any Insurers’ security interests in or liens on all accounts, letters of credit, paid loss deposit funds, cash, and other collateral and security provided in connection with the Insurance Contracts.

For the avoidance of doubt, all rights and obligations under the Insurance Contracts shall be determined under the applicable Insurance Contracts and applicable non-bankruptcy law without the requirement or need for any Insurer to File any Proofs of Claim or Administrative Claims or object to any cure amount.

C.	Rejection Claims

Any Rejection Claim must be Filed with the Claims and Solicitation Agent by the Rejection Bar Date. Any Rejection Claim for which a Proof of Claim is not properly and timely Filed and served by the Rejection Bar Date shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Debtors, or their respective Estates or properties. The Debtors or the Liquidating Debtors may contest any Rejection Claim in accordance with Article VI of the Plan. Any Allowed Rejection Claim shall be classified as a General Unsecured Claim.

D.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (1) do not alter in any way the prepetition nature of the Executory Contracts and Unexpired Leases, or the validity, priority, or amount of any Claims that may arise under the same, (2) are not and do not create post-petition contracts or leases, (3) do not elevate to administrative expense priority any Claims of the counterparties to the Executory Contracts and Unexpired Leases against any of the Debtors, and (4) do not entitle any Entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition Executory Contracts and Unexpired Leases and subsequent modifications, amendments, supplements, or restatements.

Article IX
EFFECT OF CONFIRMATION OF THE PLAN

A.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or the Liquidating Debtors, as applicable, and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Liquidating Debtors and their successors and assigns. The Liquidating Debtors shall be authorized to File any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges, or other security interests.

B.	Releases

The releases of Claims and Causes of Action described in the Plan, including releases by the Debtors and by Holders of Claims, constitute good faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the release, indemnification, and exculpation provisions set forth in the Plan (1) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b), and 1334(e) of title 28 of the United States Code, (2) is an essential means of implementing the Plan, (3) is an integral and non-severable element of the transactions incorporated into the Plan, (4) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and their Creditors, (5) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, (6) is fair, equitable, and reasonable and in exchange for good and valuable consideration, and (7) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code.

C.	Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of (1) the Effective Date or (2) the date indicated in the order providing for such injunction or stay.

D.	Exculpation

Pursuant to section 1123(b) and 105(a) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Confirmation Order, none of the Exculpated Parties shall have or incur any liability for any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, the Disclosure Statement, release, or document created or entered into in connection with the Plan or in the Chapter 11 Cases (including the Plan Supplement and, in each case, any documents and related prepetition transactions related thereto), the pursuit of confirmation and consummation of the Plan, the preparation and distribution of the Plan, the Plan Documents, the DIP Loan Documents, the DIP Facility, the Securitization Facility Documents, the Securitization Facility, the offer, issuance, and distribution of any securities issued or to be issued under or in connection with the Plan, any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the liquidation of the Debtors or the administration of the Plan or the property to be distributed under the Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence. Each Exculpated Party shall be entitled to reasonably rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the Plan. The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

E.	Release by the Debtors

1.              Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released by the Debtors, the Liquidating Debtors, their Estates, the Securitization Entities, the Liquidating Trust, and the Liquidating Trustee from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability, or otherwise that the Debtors, the Liquidating Debtors, their Estates, the Securitization Entities, the Liquidating Trust, and the Liquidating Trustee and their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, the Liquidating Debtors, their Estates, the Securitization Entities, the Liquidating Trust, or the Liquidating Trustee, or their Affiliates, based on, relating to, or in any manner arising from, in whole or in part:

(a)               the Debtors, the Liquidating Debtors, the Securitization Entities, the Liquidating Trustee, the Liquidating Trust, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or Filing of the Plan Documents;

(b)               any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan;

(c)               the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, or the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed executory contract or lease);

(d)               the negotiation, formulation, preparation, or performance of or under the Plan, the Disclosure Statement, the Plan Supplement, the Liquidating Trust Agreement, the DIP Facility, the Securitization Facility, the DIP Loan Documents, the Securitization Facility Documents, or, in each case, related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (ii) any release or indemnification provided for in any settlement or granted under any other court order; provided, that, in the case of (i) and (ii), the Debtors shall retain all defenses related to any such action. Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

2.              Notwithstanding anything contained herein to the contrary, the foregoing release shall not release (a) any financial obligation of any party under the Securitization Facility or the Securitization Facility Documents (including any obligations of any Released Party to remit collections or any other proceeds of receivables to each applicable Releasing Party solely in accordance with the terms of the Securitization Facility Documents) or (b) any obligation under the DIP Loan Documents or the Securitization Facility Documents of any Released Party that by their express written terms survive the termination thereof and repayment in full in cash of the indebtedness and other obligations arising thereunder (including, to the extent applicable, any obligation of the DIP Agent or any Securitization Party to return any collateral or any other assets to a Debtor), in each case, without recourse or warranty, in accordance with the express written terms of the DIP Loan Documents or Securitization Facility Documents, as applicable.

3.             Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute its finding that each release described in the Plan is (a) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement, and compromise of such Claims, (b) in the best interests of the Debtors and all Holders of Claims, (c) fair, equitable, and reasonable, (d) given and made after due notice and opportunity for hearing, and (e) subject to the occurrence of the Effective Date, a bar to the Debtors or the Liquidating Debtors asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property.

F.	Voluntary Releases by the Releasing Parties

1.              Except as otherwise specifically provided in the Plan or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released the Released Parties from any and all Claims, Interests, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability, or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part:

(a)               the Debtors, the Liquidating Debtors, the Liquidating Trustee, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or Filing of the Plan Documents;

(b)               any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan;

(c)               the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases;

(d)               the negotiation, formulation, preparation, or performance of or under the Plan, the Disclosure Statement, the Plan Supplement, the Liquidating Trust Agreement, the DIP Facility, the Securitization Facility, the DIP Loan Documents, the Securitization Facility Documents, or, in each case, related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (ii) any release or indemnification provided for in any settlement or granted under any other court order; provided, that, in the case of (i) and (ii), the Debtors shall retain all defenses related to any such action. Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

2.              Notwithstanding anything to the contrary in the Plan, any Claim arising under Title I of ERISA for breach of fiduciary duty or relating to a prohibited transaction with respect to the Dean Foods Consolidated Pension Plan shall not be discharged, released, or enjoined; provided, however, that any such Claim against the Debtors shall be treated solely as a General Unsecured Claim.

3.              Notwithstanding any other provisions of the Plan (including, but not limited to, Article IX of the Plan), the Confirmation Order, or the Liquidating Trust Agreement, all claims or liabilities (including, but not limited to, any liability or claim for withdrawal liability under 29 U.S.C. §§ 1383, 1385, and 1392) against any non-Debtor by CSPF, CPPF, DIPP, and/or NETT shall (a) be left Unimpaired, (b) not be discharged or released, and (c) continue unaltered as if the Chapter 11 Cases had not been commenced. Further, notwithstanding any other provisions of the Plan (including, but not limited to, Article IX of the Plan), the Confirmation Order, or the Liquidating Trust Agreement, CSPF, CPPF, DIPP, and NETT shall not be enjoined from asserting any claims against any non-Debtor, and no claims of CSPF, CPPF, DIPP, and/or NETT against any non-Debtor shall be exculpated or released to any extent. Also, the right of each of CSPF, CPPF, DIPP, and NETT to accelerate withdrawal liability payments upon an event of default pursuant to 29 U.S.C. § 1399(c)(5) and the respective plan document for each of CSPF, CPPF, DIPP, and NETT are not Impaired or otherwise affected by any provisions of the Plan, the Confirmation Order, or the Liquidating Trust Agreement. Notwithstanding the preceding three sentences, this Article IX.F.3 of the Plan shall not impact the releases set forth in Article IX.F.1 of the Plan with respect to any of the following Entities, but in each case solely in its capacity as such: (i) the Debtors, the Debtors’ Estates, the Liquidating Debtors, the Liquidating Debtors’

Estates, and all of their respective current and former officers and directors, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees; (ii) the Liquidating Trustee; (iii) the Liquidating Trust Advisory Board and its members; (iv) the DIP Agent; (v) each DIP Secured Party; (vi) each Securitization Party; (vii) each Prepetition Secured Party; (viii) the Creditors’ Committee and its members; (ix) the Senior Notes Indenture Trustee; and (x) with respect to each of the foregoing Entities in clauses (ii) through (ix), such Entities’ predecessors, successors, assigns, managed accounts and funds, and all of their respective current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals (but, in all cases, only in their capacity as such), and such Entities’ respective heirs, executors, estates, and nominees (but, in all cases, only in their capacity as such). For avoidance of doubt, the foregoing sentence shall in no way limit or eliminate the rights of CSPF, CPPF, DIPP, and/or NETT to seek and obtain relief from any non-Debtor entity or unincorporated trade or business on the basis that it is or was a trade or business under common control with one or more Debtors within the meaning of 29 U.S.C. § 1301(b)(1) and the regulations promulgated pursuant thereto.

4.              Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute its finding that each release described in the Plan is (a) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement, and compromise of such Claims, (b) in the best interests of the Debtors and all Holders of Claims, (c) fair, equitable, and reasonable, (d) given and made after due notice and opportunity for hearing, and (e) subject to the occurrence of the Effective Date, a bar to the Releasing Party asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or its property.

G.	Injunction

Except as otherwise specifically provided in the Plan, the Confirmation Order, or any Final Order entered by the Bankruptcy Court in the Chapter 11 Cases, all Persons or Entities who have held, hold, or may hold Claims or Interests that arose prior to the Effective Date, and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives, and Affiliates, are permanently enjoined, from and after the Effective Date, from (1) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, against the Debtors, the Liquidating Trust, the Liquidating Debtors, or property or interest in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Plan, (2) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Liquidating Trust, the Liquidating Debtors, or property or interest in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Plan, (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against the Debtors, the Liquidating Trust, the Liquidating Debtors, or property or interests in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors other than to enforce any right to a distribution pursuant to the Plan, (4) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors, the Liquidating Trust, or the Liquidating Debtors, or against the property or interests in property of the Debtors, the Liquidating Trust, or the Liquidating Debtors, with respect to any such Claim or Interest, notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise, except to the extent that a right to setoff is asserted (a) with respect to a Proof of Claim that explicitly preserves such setoff and is timely Filed by the applicable Claims Bar Date or pursuant to section 502(h) of the Bankruptcy Code and Bankruptcy Rule 3002(c)(3) or (b) by a Holder of a Reconciled Claim with respect to any post-petition claim that a Debtor, a Liquidating Debtor, or the Liquidating Trust may have against such Holder, and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of, in connection with, or with respect to any such claims or interests released or settled pursuant to the Plan. Such injunction shall extend to any successors or assignees of the Debtors, the Liquidating Trust, and the Liquidating Debtors and their respective properties and interest in properties.

H.	Setoff and Recoupment

The Debtors and the Liquidating Debtors may, but shall not be required to, set off or recoup (to the extent applicable and without prejudice to the rights of any Holder of an Allowed Administrative Claim to assert its setoff and/or recoupment rights and/or to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Claim) against any Claim and any Cash distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature that the Debtors may have against the Holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim shall constitute a waiver, abandonment, or release by the Debtors or the Liquidating Debtors of any such claims, rights, and Causes of Action that the Debtors or the Liquidating Debtors may have against the Holder of such Claim. Except as otherwise specifically provided in the Plan, including, without limitation, Article IX.G of the Plan, nothing herein shall (1) alter any rights of setoff or recoupment (to the extent available under applicable law) of any Holder of an Allowed Claim or Allowed Administrative Claim against the Debtors or the Liquidating Debtors (as applicable) and (2) constitute a waiver of the rights, claims, or defenses of the Debtors, the Liquidating Debtors, or any other party in interest to dispute such rights of setoff or recoupment on any grounds.

I.	Preservation of Causes of Action

1.                  Except as set forth in this Plan, the Confirmation Order, the DIP Order, or the Securitization Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Liquidating Debtors, the Estates, the Liquidating Trust, or the Liquidating Trustee may have, or that the Debtors, the Liquidating Debtors, Liquidating Trust, or the Liquidating Trustee may choose to assert on behalf of their respective Estates, as applicable, under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (a) any and all Causes of Action or claims against any Person or Entity, to the extent such Person or Entity asserts a cross-claim, counterclaim, and/or claim for setoff that seeks affirmative relief against the Debtors, the Liquidating Debtors, their officers, directors, or representatives, or (b) the turnover of any property of the Estates to the Debtors.

2.                  Except as set forth in this Plan, the Confirmation Order, the DIP Order, or the Securitization Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Plan. Except as set forth in this Plan, the Confirmation Order, the DIP Order, or the Securitization Order, the Liquidating Debtors, the Liquidating Trust, and the Liquidating Trustee shall have, retain, reserve, and be entitled to commence, assert, and pursue all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Liquidating Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

3.                  Except as set forth in this Plan, the Confirmation Order, the DIP Order, or the Securitization Order, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

J.	Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Causes of Action, and controversies relating to the contractual, legal, and subordination rights that a Holder of an Allowed Claim may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies (except as set forth in the Plan), the provisions of the Plan shall also constitute a good faith compromise of all Claims, Causes of Action, and controversies by any Debtor against any other Debtor. In each case, the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates, and the Holders of such Claims and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order, or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims and Causes of Action against other Entities and after the Effective Date, such right shall pass to the Liquidating Debtors and the Liquidating Trustee.

Article X
CONDITIONS PRECEDENT TO EFFECTIVE DATE OF PLAN

A.	Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Article X.B of the Plan:

1.                  the Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Creditors’ Committee, the DIP Agent, and the Securitization Agent shall have been entered and shall not be subject to a stay nor have been rescinded, vacated, or reversed on appeal;

2.                  the Debtors shall have sufficient Cash-on-hand to satisfy any outstanding DIP Claims and Securitization Facility Claims in accordance with Articles II.A and II.B, respectively, of this Plan;

3.                  the Debtors shall have satisfied in full their obligations in connection with the Settled Administrative Claims Payout;

4.                  the Professional Fee Escrow Account shall have been funded in Cash in full;

5.                  the Liquidating Trust Agreement shall have been executed by the parties thereto, the Liquidating Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable, and the Liquidating Trust shall have been established in accordance with the terms of the Liquidating Trust Agreement; and

6.                  all documents and agreements necessary to implement the Plan, including the Plan Supplement, shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee and shall have been executed.

B.	Waiver of Conditions to Effectiveness

The Debtors, with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld) may waive any of the conditions set forth in Article X.A of the Plan at any time, without any notice to other parties in interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan; provided, however, that the Debtors may waive conditions 1 or 2 set forth in Article X.A of the Plan only with the consent of the DIP Agent and the Securitization Agent (which consent shall not be unreasonably withheld). The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors, in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

Article XI
MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN

A.	Plan Modifications

1.                  Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors may alter, amend, or modify the Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date; provided, that any such alteration, amendment, or modification shall be reasonably acceptable to (i) the Creditors’ Committee and (ii) the DIP Agent and the Securitization Agent, as applicable, but only if such alteration, amendment, or modification adversely affects, directly or indirectly, any of the DIP Agent, the DIP Secured Parties, the Securitization Parties, or the Prepetition Secured Parties; provided further, however, that the Debtors may alter, amend, or modify conditions 1 or 2 set forth in Article X.A of the Plan only with the consent of the DIP Agent and the Securitization Agent (which consent shall not be unreasonably withheld). After the Confirmation Date and before substantial consummation of the Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

2.                  After the Confirmation Date but before the Effective Date, the Debtors, with the consent of the Creditors’ Committee (which consent may not be unreasonably withheld), may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders or their Claims or Interests.

B.	Revocation or Withdrawal of the Plan and Effects of Nonoccurrence of Confirmation or Effective Date

1.                  The Debtors reserve the right to revoke, withdraw, or delay consideration of the Plan as to any or all of the Debtors prior to the Confirmation Date, either entirely or as to any one or more of the Debtors, and to File subsequent plans. If the Plan is revoked, withdrawn, or delayed as to fewer than all of the Debtors, such revocation, withdrawal, or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn, or delayed. If the Debtors revoke or withdraw the Plan in its entirety or as to any of the Debtors, or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court and as to all or such Debtors, as applicable, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan or Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims or Interests,

(ii) prejudice in any manner the rights of such Debtors or any other Person or Entity (including, but not limited to, the application of res judicata or collateral estoppel), or (iii) constitute an admission of any sort by the Debtors or any other Person or Entity.

2.              If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting Executory Contracts or Unexpired Leases.

Article XII
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.	hear and determine all matters relating to the assumption or rejection of Executory Contracts or Unexpired Leases, including whether a contract or lease is or was executory or expired, and the allowance of Claims resulting therefrom;

2.	hear and determine any motion, adversary proceeding, application, contested matter, or other matter pending on the Effective Date;

3.	hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority, or estimation of any Claim;

4.	ensure that distributions to Holders of Allowed Claims are accomplished as provided herein;

5.	hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

6.	hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

7.	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any Plan Document, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

8.	issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, any Plan Document, or any other order of the Bankruptcy Court;

9.	issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, the Plan Documents, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

10.	enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

11.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

12.	hear and determine any other matters related to the Plan and not inconsistent with the Bankruptcy Code;

13.	determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order, any of the Plan Documents, or any other contract, instrument, release, or other agreement or document related to the Plan, the Disclosure Statement, or the Plan Supplement; provided, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement shall be governed in accordance with the provisions of such documents;

14.	recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Liquidating Debtors and the Liquidating Trust, wherever located;

15.	hear and determine any rights, claims, or Causes of Action held by or accruing to the Debtors, the Liquidating Debtors, or the Liquidating Trust pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

16.	hear and determine all matters relating to the establishment and administration of the Liquidating Trust and the implementation, interpretation, and enforcement of the Liquidating Trust Agreement;

17.	enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity;

18.	hear any other matter not inconsistent with the Bankruptcy Code; and

19.	enter a final decree closing the Chapter 11 Cases.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have jurisdiction to hear and determine disputes concerning Claims that arose prior to the Effective Date.

Article XIII
MISCELLANEOUS PROVISIONS

A.	Exemption from Transfer Taxes and Recording Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer of property pursuant to or in connection with the Plan shall not be subject to any document recording tax, stamp tax, transfer tax, conveyance fee, intangibles or similar tax, sales tax, use tax, mortgage tax, stamp act, transfer tax (including real estate transfer tax), mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment in the United States. The Confirmation Order shall direct the appropriate federal, state, or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

B.	Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code and/or section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid for each quarter (including any fraction thereof) by each and every Debtor or Liquidating Debtor, as applicable, until the earlier of the time that a particular case is converted, dismissed, or closed.

C.	Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purposes of (1) prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee and its Professionals and (2) appearing in connection with any appeals taken of the Confirmation Order. The Liquidated Debtors, the Liquidating Trust, and the Liquidating Trustee shall no longer be responsible for paying any fees or expenses incurred by the members of, or advisors to, the Creditors’ Committee after the Effective Date except for matters related to Professional Fees Claims.

D.	Plan Supplement

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules, and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and Filed from time to time, which shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee. Unless otherwise expressly provided in the Plan, the Debtors (1) shall File the Plan Supplement no later than five days before the Confirmation Hearing or such later date as may be approved by the

Bankruptcy Court on notice to parties in interest and (2) may alter, modify, or amend any Plan Supplement document in accordance with Article XI of the Plan.

E.	No Admission

Other than as expressly provided under the Plan or the Confirmation Order, nothing in the Plan or Disclosure Statement or any document or pleading Filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim.

F.	Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

G.	Section 1125 of the Bankruptcy Code

As of, and subject to the occurrence of, the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(a) and 1125(e) of the Bankruptcy Code and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation.

H.	Nonseverability

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors (with the consent of the Creditors’ Committee, which consent may not unreasonably be withheld), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, that any such alteration or interpretation shall be reasonably acceptable to the Debtors and the Creditors’ Committee, as well as the DIP Agent and the Securitization Agent, as applicable, but only if such alteration or interpretation adversely affects, directly or indirectly, any of the DIP Agent, the DIP Secured Parties, the Securitization Parties, or the Prepetition Secured Parties. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (1) valid and enforceable pursuant to its terms, (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors and the Creditors’ Committee (in each case, which consent shall not be unreasonably withheld), as well as the DIP Agent and the Securitization Agent, as applicable, but only if such alteration or interpretation adversely affects, directly or indirectly, any of the DIP Agent, the DIP Secured Parties, the Securitization Parties, or the Prepetition Secured Parties (which consent shall not be unreasonably withheld), and (3) nonseverable and mutually dependent.

I.	Binding Effect

Upon the occurrence of the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidating Debtors, all present and former Holders of Claims or Interests (whether or not such Holders shall receive or retain any property or interest in property under the Plan), and their respective heirs, executors, administrators, successors, and assigns, including, but not limited to, the Liquidating Debtors, the Liquidating Trustee, and all other parties in interest in the Chapter 11 Cases.

J.	Service of Documents

To be effective, any notice, request, or demand to or upon, as applicable, the Debtors or the Creditors’ Committee must be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtors:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Brian M. Resnick (brian.resnick@davispolk.com)

Steven Z. Szanzer (steven.szanzer@davispolk.com)

Nate Sokol (nathaniel.sokol@davispolk.com)

Omer Netzer (omer.netzer@davispolk.com)

Tel.: (212) 450-4000

Fax: (212) 701-5800

-and-

Norton Rose Fulbright US LLP

1301 McKinney Street, Suite 5100

Houston, Texas 77010-3095

Attention: William R. Greendyke (william.greendyke@nortonrosefulbright.com)

Jason L. Boland (jason.boland@nortonrosefulbright.com)

Robert B. Bruner (bob.bruner@nortonrosefulbright.com)

Julie Goodrich Harrison (julie.harrison@nortonrosefulbright.com)

Tel.: (713) 651-5151

Fax: (713) 651-5246

If to the Creditors’ Committee:

Akin Gump Strauss Hauer & Feld LLP

Attention: Marty L. Brimmage, Jr. (mbrimmage@akingump.com)

Lacy M. Lawrence (llawrence@akingump.com)

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Tel.: (214) 969-2800

Fax: (214) 969-4343

-and-

Ira S. Dizengoff (idizengoff@akingump.com)

Philip C. Dublin (pdublin@akingump.com)

Meredith A. Lahaie (mlahaie@akingump.com)

Julie A. Thompson (julie.thompson@akingump.com)

One Bryant Park

New York, New York 10036

Tel.: (212) 872-1000

Fax: (212) 872-1002

After the Effective Date, the Liquidating Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request to receive documents pursuant to Bankruptcy Rule 2002.

K.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

L.	Conflicts

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflicts with or is in any way inconsistent with any provision of the Plan, unless otherwise ordered by the Bankruptcy Court, the nonexhibit or nondocument portion of the Plan shall govern and control.

Dated: March 17, 2021

Dallas, Texas

Respectfully submitted, DEAN FOODS COMPANY (for itself and on behalf of all Debtors)
By:	Gary Rahlfs
Name: Gary Rahlfs
Title: Senior Vice President & Chief Financial Officer